Exhibit 4.6
Execution Version

FORM OF AMENDMENT NO. 2 TO MARGIN LOAN AGREEMENT AND AMENDMENT NO. 1 TO COLLATERAL ACCOUNT CONTROL AGREEMENT

This AMENDMENT NO. 2 TO MARGIN LOAN AGREEMENT AND AMENDMENT NO. 1 TO COLLATERAL ACCOUNT CONTROL AGREEMENT (this “Agreement”), dated as of November 25, 2019, is entered into by and among BROADBAND HOLDCO, LLC, a Delaware limited liability company (“Borrower”), the LENDERS (as defined below) party to the Loan Agreement on the date hereof (in their respective capacities as Lenders (as such term is used in the Loan Agreement) and as Secured Parties (as such term is defined in the Control Agreement)), JPMORGAN CHASE BANK, N.A., LONDON BRANCH, as administrative agent (in such capacity, together with its successors and assigns in such capacity, “Administrative Agent”), JPMORGAN CHASE BANK, N.A., LONDON BRANCH, as calculation agent (in such capacity, together with its successors and assigns in such capacity, “Calculation Agent”) and, solely for purposes of Sections 2.1(b), 2.1(c), 2.1(f), 2.1(g) and 12 of this Agreement, U.S. BANK NATIONAL ASSOCIATION, as securities intermediary and as a bank under the Control Agreement (as defined below) (together with its successors and assigns in such capacities, the “Securities Intermediary”).

RECITALS
WHEREAS, Borrower, the lenders from time to time party thereto (the “Lenders”), Administrative Agent and Calculation Agent are party to that certain Margin Loan Agreement, dated as of December 29, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect immediately prior to the effectiveness of this Agreement, the “Loan Agreement”);
WHEREAS, Borrower, the Secured Parties (used herein as such term is defined in the Control Agreement (as defined below)) party thereto, Administrative Agent, Calculation Agent and the Securities Intermediary are party to that certain Collateral Account Control Agreement, dated as of December 29, 2017 (as may have been amended, restated, amended and restated, supplemented or otherwise modified and in effect immediately prior to the effectiveness of this Agreement, the “Control Agreement”); and
WHEREAS, (1) each of the parties currently party to the Loan Agreement, including Borrower, each of the Lenders, Administrative Agent and Calculation Agent, will make certain amendments to the Loan Agreement as provided in this Agreement (the Loan Agreement, as so amended by this Agreement and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Amended Loan Agreement”) and (2) each of the parties currently party to the Control Agreement, including Borrower, each of the Secured Parties, Administrative Agent, Calculation Agent and Securities Intermediary, will make certain amendments to the Control Agreement as provided in this Agreement (the Control Agreement, as so amended by this Agreement and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Amended Control Agreement”).
NOW, THEREFORE, in consideration of the covenants made hereunder, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

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SECTION 1.    Definitions. Except as expressly provided herein, capitalized terms used in this Agreement but not defined in this Agreement shall have the meanings set forth for such terms in the Amended Loan Agreement.
SECTION 2.        Amendments to Loan Agreement and Control Agreement.

2.1	Immediately and automatically effective as of the effectiveness of this Agreement pursuant to Section 4 below:
(a)       the Loan Agreement is hereby amended by deleting the bold, stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and adding the bold, double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the Loan Agreement as attached as Exhibit A hereto.
(b)        Section 2 of Article III of the Control Agreement is hereby amended and restated in its entirety as follows:
Collateral Removal; Distributions and Proceeds; Additional Collateral. (a) Any additions to Collateral will be made in accordance with Section 2.09 of the Loan Agreement, Section 3 of the Security Agreement and clause (b) of this Section 2. Each Secured Party hereby agrees that, (i) subject to the Calculation Agent’s determination that the applicable requirements of Section 2.09 of the Loan Agreement have been satisfied, any collateral withdrawals by Pledgor with respect to the Collateral held in any Account shall be effected by Securities Intermediary in accordance with Written Instructions delivered to Securities Intermediary by the Calculation Agent, (ii) Pledgor may, subject to the terms and conditions of Section 17(b) hereof, direct Securities Intermediary to act with respect to Optional Rights by delivery of Written Instructions to Securities Intermediary directing Securities Intermediary to act with respect to such Optional Rights as set forth in such Written Instructions and (iii) each Applicable Secured Party hereby consents to any such withdrawals, additions, exchanges and/or substitutions of Collateral pursuant to the preceding clauses (i) or (ii) and authorizes Securities Intermediary to give effect thereto without further instruction or confirmation from such Applicable Secured Party. Any distributions on the Collateral held in any Account and any proceeds thereof shall be credited to such Account unless otherwise directed by the Calculation Agent.
(b) The parties acknowledge that Pledgor may from time to time elect or be required to deposit additional Collateral to the Accounts in accordance with Section 2.09 or Section 7.04 of the Loan Agreement. Such additional Collateral shall be allocated among the Accounts in accordance with Written Instructions delivered to Securities Intermediary by Pledgor (which Written Instructions shall be given by Pledgor in accordance with Section 3(c) of the Security Agreement, without verification necessary by Securities Intermediary), and each Secured Party hereby consents to such addition of Collateral and authorizes Securities Intermediary to give effect thereto without further instruction or confirmation from any Applicable Secured Party. Upon receipt of such additional Collateral, Securities Intermediary shall deposit such additional Collateral in the Accounts as specified in writing by Pledgor.
(c)       Section 14(a) of Article IV of the Control Agreement is hereby amended and restated in its entirety as follows:

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(a) Promptly after each purchase or sale of securities held in an Account, (i) in connection with an exercise of remedies in accordance with the Security Agreement, an Authorized Person of the Applicable Secured Party or (ii) in the case of a sale in accordance with Section 2.09 or Section 7.04 of the Loan Agreement, the Calculation Agent shall, in each case, deliver to Securities Intermediary Written Instructions specifying all information necessary for Securities Intermediary to settle such purchase or sale. Securities Intermediary shall account for all purchases and sales of securities in each Account on the actual settlement date.
(d)        the Schedules to the Loan Agreement shall be amended by replacing (i) Schedule I attached thereto with Schedule I attached to the Amended Loan Agreement and (ii) Schedule 10.02 attached thereto with Schedule 10.02 attached to the Amended Loan Agreement.
(e)       Exhibit N to the Loan Agreement is hereby amended and restated such that Exhibit N to the Amended Loan Agreement is in the form attached as Exhibit B hereto and Exhibit O is hereby added such that Exhibit O to the Amended Loan Agreement is in the form of Exhibit C hereto.
(f)       Schedule A to the Control Agreement shall be amended and restated in its entirety as set forth on Exhibit D hereto.
(g)       Schedule B to the Control Agreement shall be amended and restated in its entirety as set forth on Exhibit E hereto.
The Exhibits and Schedules to the Loan Agreement (other than as set forth in this Section 2) shall not be modified by this Agreement and shall be Exhibits and Schedules to the Amended Loan Agreement and the Exhibits, Annexes and Schedules to the Control Agreement (other than as set forth in this Section 2) shall not be modified by this Agreement and shall be Exhibits, Annexes and Schedules to the Amended Control Agreement.
SECTION 3.         Interest True Up. Notwithstanding anything herein or in the Loan Agreement to the contrary, (i) on the Amendment No. 2 Effective Date, Borrower shall pay directly to each Lender (x) all accrued and unpaid interest with respect to the outstanding Initial Loans and the outstanding Revolving Loans and (y) all accrued and unpaid Revolving Loan Commitment Fees with respect to the Revolving Commitments, in each case outstanding immediately prior to the effectiveness of this Agreement and (ii) the Lenders hereby waive any indemnity claim for LIBOR breakage costs under Section 3.04 of the Loan Agreement in connection with the repayment of interest on the Amendment No. 2 Effective Date as described above. Notwithstanding anything to the contrary contained in the Amended Loan Agreement, the LIBOR in effect for the Loans immediately prior to the effectiveness of this Agreement shall be the LIBOR used in the calculation of interest for the Loans for the remainder of the current Interest Period following the date hereof, until the commencement of the next subsequent Interest Period.
SECTION 4.     Conditions to Effectiveness of this Agreement. This Agreement shall become effective when all the conditions set forth in this Section 4 shall have been satisfied or waived by Administrative Agent or Lenders, as applicable (the date such conditions are satisfied being the “Amendment No. 2 Effective Date”).

4.1
Administrative Agent shall have executed this Agreement, in its capacity as Administrative Agent, and shall have received counterparts of this Agreement executed by Borrower, each Lender and Calculation Agent.

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4.2	Administrative Agent shall have received a certificate executed by a Responsible Officer of Borrower certifying that:
(a)       Each of the representations and warranties made by Borrower set forth in Article V of the Amended Loan Agreement (other than, for the avoidance of doubt, Section 5.20 contained therein) and the other Loan Documents shall be true and correct in all material respects (except to the extent such representation or warranty is already qualified by materiality, in which case to that extent it shall be true and correct in all respects) on and as of the date hereof with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (except to the extent such representations and warranties are already qualified by materiality, in which case to that extent they shall be true and correct in all respects) as of such earlier date); and
(b)       No Default shall exist as of the Amendment No. 2 Effective Date and immediately after the effectiveness of this Agreement and the transactions contemplated hereby.

4.3
Administrative Agent shall have received (x) such documents and certifications as Administrative Agent may reasonably require to evidence that Borrower is duly organized or formed under the Laws of the jurisdiction of its organization and is validly existing, in good standing and qualified to engage in business in its jurisdiction of formation and each other jurisdiction where it is conducting business and (y) resolutions or other evidence of organizational action authorizing the execution, delivery and performance of this Agreement and the Amended Loan Agreement, in each case, and substantially consistent with those delivered on the Closing Date in connection with the entering into of the Loan Documents.

4.4
Administrative Agent shall have received customary legal opinions of each of (x) Baker Botts L.L.P., counsel to Borrower and (y) Sidley Austin LLP, counsel to Borrower, in each case, addressed to the Lenders and Agents, as to such matters as the Lenders and Agents may reasonably request with respect to this Agreement.

4.5
Borrower shall pay an amendment fee (the “Amendment Fee”) directly to each Lender as of the Amendment No. 2 Effective Date in the amount set forth on Schedule 1 hereto. The Amendment Fee is due and payable in full and shall be fully earned on the Amendment No. 2 Effective Date and shall be nonrefundable for any reason whatsoever.

4.6
Borrower shall have delivered to each applicable Lender a Form U-1 or Form G-3 or an amendment to a Form U-1 or Form G-3 previously delivered to such Lender under the Amended Loan Agreement, duly executed by a Responsible Officer (unless such Lender has confirmed that it does not require such form).

4.7
Borrower shall have paid all reasonable, documented and out-of-pocket fees, charges and disbursements of counsel to the Lenders and Agents to the extent invoiced two (2) Business Days prior to the Amendment No. 2 Effective Date; provided that such amount shall not thereafter preclude a final settling of such amounts between Borrower, such Lenders and Agents; provided, further, that, in each case, in the case of legal fees and expenses, such fees and expenses shall be limited to the reasonable and documented fees, charges and disbursements of a single counsel to Agents and the Lenders, taken as a whole.

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SECTION 5.        Representations and Warranties of Borrower. By its execution of this Agreement, Borrower hereby represents and warrants to the Lenders, Administrative Agent and Calculation Agent that, as of the Amendment No. 2 Effective Date:

5.1
The execution, delivery and performance by Borrower of this Agreement has been duly authorized by all necessary corporate or other organizational action, and does not and will not (a) contravene the terms of any of its Organizational Documents; (b) result in any breach, or default under, any Contractual Obligation to which it is a party or by which it is bound or affecting the Pledged Shares; (c) result in the creation or imposition of any Transfer Restriction on the Eligible Pledged Shares or Lien on the Collateral (other than the Permissible Transfer Restrictions) under, or require any payment to be made under, any Contractual Obligation; (d) violate any written corporate policy of any Issuer applicable to Borrower or, to Borrower’s knowledge, affecting Borrower; (e) violate any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which Borrower is subject; or (f) violate any Law, except, in the case of clauses (b), (d), (e), and (f), where any such breach or violation, either individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect.

5.2	No Default exists as of the date hereof.
SECTION 6.        Validity of Obligations and Liens; Reaffirmation.

6.1	Validity of Obligations. Borrower hereby ratifies and reaffirms the validity, enforceability and binding nature of the Obligations.

6.2
Validity of Liens and Loan Documents. Borrower hereby ratifies and reaffirms the validity and enforceability (without defense, counterclaim or offset of any kind) of the Liens and security interests granted in the Security Agreement to secure the Obligations and hereby confirms and agrees that notwithstanding the effectiveness of this Agreement, and except as expressly amended by this Agreement, each Loan Document is, and shall continue to be, in full force and effect and each is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of this Agreement, each reference in the Loan Documents to the “Loan Agreement”, “thereunder”, “thereof” (and each reference in the Loan Agreement to this “Agreement”, “hereunder” or “hereof”) or words of like import shall mean and be a reference to the Amended Loan Agreement.

SECTION 7.         Execution in Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 8.         Execution of Agreement. This Agreement shall be executed by Borrower, Administrative Agent, Calculation Agent and each of the Lenders. Execution of this Agreement by any Person constitutes the agreement of such Person to the terms of (and results in such Person being bound by) this Agreement and, on the effectiveness of this Agreement, the Amended Loan Agreement.
SECTION 9.        Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such

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prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.
SECTION 10.        Integration. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. For the avoidance of doubt, this Agreement is a Loan Document.
SECTION 11.        No Discharge. This Agreement shall not discharge or release the obligations of any Person party to any Loan Document or discharge or release any security under any Loan Document. Nothing herein contained shall be construed as nor is intended to be a substitution or novation of the instruments, documents and agreements securing the Obligations, including but not limited to the Security Agreement and the Control Agreement, each of which shall remain in full force and effect. Nothing in this Agreement shall be construed as nor is intended to be a release or other discharge of Borrower from any of its obligations and liabilities under the Loan Documents, all of which are continued on the terms set forth in the Amended Loan Agreement, the Amended Control Agreement and the other Loan Documents.
SECTION 12.        GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, RELATING TO, OR INCIDENTAL TO THIS AGREEMENT, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
SECTION 13.        SUBMISSION TO JURISDICTION; WAIVERS; ETC.

13.1
SUBMISSION TO JURISDICTION. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

13.2
WAIVER OF VENUE. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN SECTION 13.1. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE

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DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

13.3
SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE AMENDED LOAN AGREEMENT. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

13.4
WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

SECTION 14.        Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.
SECTION 15.        Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto (to the extent permitted by Section 10.06 of the Amended Loan Agreement).
SECTION 17. Qualified Financial Contract. The parties agree that the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of this Agreement and any Loan Document that is a “QFC” (as defined in the Bilateral Terms), and for such purposes this Agreement and such Loan Documents shall each be deemed a “Covered Agreement,” each party that is a Regulated Entity shall be deemed a “Covered Entity” and each party (whether or not it is a Regulated Entity) shall be deemed a “Counterparty Entity” with respect to each other party that is a Regulated Entity. In the event of any inconsistencies between this Agreement, the Amended Loan Agreement or such Loan Documents and the Bilateral Terms, the Bilateral Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the date first above written.

BROADBAND HOLDCO, LLC, as Borrower
By: GCI, LLC, as sole member and
a manager of BROADBAND HOLDCO, LLC

By: GCI LIBERTY, INC., as sole member and
manager of GCI, LLC

By:
Name:
Title:

[Signature Page to Amendment No. 2 to Kodiak Margin Loan Agreement]

JPMORGAN CHASE BANK, N.A., LONDON BRANCH, as Administrative Agent
By:
Name:
    Title:
JPMORGAN CHASE BANK, N.A., LONDON BRANCH, as Calculation Agent
By:
Name:
    Title:

JPMORGAN CHASE BANK, N.A., LONDON BRANCH, as a Lender
By:
Name:
    Title:

[Signature Page to Amendment No. 2 to Kodiak Margin Loan Agreement]

MUFG UNION BANK, N.A., as a Lender
By:
Name:
    Title:

[Signature Page to Amendment No. 2 to Kodiak Margin Loan Agreement]

DEUTSCHE BANK AG, LONDON BRANCH, as a Lender
By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Amendment No. 2 to Kodiak Margin Loan Agreement]

CITIBANK, N.A., as a Lender
By:
Name:
    Title:

[Signature Page to Amendment No. 2 to Kodiak Margin Loan Agreement]

BARCLAYS BANK PLC, as a Lender

By:
Name:
    Title:

[Signature Page to Amendment No. 2 to Kodiak Margin Loan Agreement]

SOLELY FOR PURPOSES OF SECTIONS 2.1(b), 2.1(c), 2.1(f), 2.1(g) AND 12
U.S. BANK NATIONAL ASSOCIATION, as Securities Intermediary
By:
Name:
Title:

[Signature Page to Amendment No. 2 to Kodiak Margin Loan Agreement]

Exhibit A

FORM OF MARGIN LOAN AGREEMENT

Dated as of December 29, 2017

as amended by that certain Amendment No. 1 to Margin Loan Agreement, dated as of October 5, 2018,

and

as further amended by that certain Amendment No. 2 to Margin Loan Agreement and Amendment No. 1 to Collateral Account Control Agreement, dated as of November 25, 2019,

by and among

BROADBAND HOLDCO, LLC,
as Borrower

VARIOUS LENDERS,

JPMORGAN CHASE BANK, N.A., LONDON BRANCH,
as Calculation Agent,
and
JPMORGAN CHASE BANK, N.A., LONDON BRANCH,
as Administrative Agent

TABLE OF CONTENTS
Page
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS 1

1.01.	Defined Terms 1

1.02.	Other Interpretive Provisions 46

1.03.	Accounting Terms 48

1.04.	Times of Day 48

1.05.	Timing of Payment and Performance. 48

1.06.	Divisions. 49

1.07.	Interest Rates; LIBOR Notification. 49

ARTICLE II THE LOANS	49

2.01.	The Loans 49

2.02.	Funding of the Loans 50

2.03.	Repayment of the Loans 51

2.04.	Voluntary Prepayments 51

2.05.	Mandatory Prepayments 52

2.06.	Interest and Fees 53

2.07.	Computations 56

2.08.	Termination of Commitments 57

2.09.	LTV Maintenance; LTV Notice 57

2.10.	Evidence of Debt 66

2.11.	Payments Generally 66

2.12.	Sharing of Payments, Etc 69

2.13.	Defaulting Lender 69

2.14.	Rebalancing 70

2.15.	Notice of Additional Debt of Liberty Broadband. 71

ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY	71

3.01.	Taxes 71

3.02.	Illegality 76

3.03.	Increased Costs; Reserves 76

3.04.	Compensation for Losses 77

3.05.	Mitigation Obligations 78

ARTICLE IV CONDITIONS PRECEDENT TO THE LOAN	79

4.01.	Conditions Precedent to Closing Date 79

4.02.	Conditions Precedent to all Loans 81

ARTICLE V REPRESENTATIONS AND WARRANTIES	83

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5.01.	Existence, Qualification and Power 83

5.02.	Authorization; No Contravention 83

5.03.	Binding Effect 83

5.04.	Financial Statements; No Material Adverse Effect 84

5.05.	Disclosure 84

5.06.	Litigation 84

5.07.	No Default 84

5.08.	Compliance with Laws 84

5.09.	Taxes 85

5.10.	Assets; Liens 85

5.11.	Governmental Authorization; Other Consents 85

5.12.	Governmental Regulation 85

5.13.	ERISA and Related Matters 86

5.14.	Organization Documents 86

5.15.	Margin Regulations; Investment Company Act 86

5.16.	Subsidiaries; Equity Interests 86

5.17.	Solvency 86

5.18.	Trading and Other Restrictions 86

5.19.	USA PATRIOT Act 86

5.20.	No Material Non-public Information 87

5.21.	Bulk Sale and Private Sale 87

5.22.	Status of Shares 87

5.23.	Special Purpose Entity/Separateness 87

5.24.	Reporting Obligations 88

5.25.	Restricted Transactions 88

5.26.	Anti-Corruption Laws and Sanctions 88

ARTICLE VI AFFIRMATIVE COVENANTS	88

6.01.	Financial Statements 88

6.02.	Certificates; Other Information 88

6.03.	Notices 89

6.04.	Preservation of Existence, Etc 90

6.05.	Special Purpose Entity/Separateness 90

6.06.	Payment of Taxes and Claims 90

6.07.	Compliance with Laws and Material Contracts 90

6.08.	Books and Records 91

6.09.	Use of Proceeds 91

6.10.	Purpose Statement 91

6.11.	Further Assurances 91

ARTICLE VII NEGATIVE COVENANTS	91

7.01.	Restricted Transaction 91

7.02.	Liens 92

7.03.	Indebtedness 92

7.04.	Dispositions 92

7.05.	Investments 92

7.06.	Amendments or Waivers of Organization Documents 92

7.07.	Restricted Payments; Payments on Permitted Affiliate Loans 93

7.08.	No Impairment of Collateral 93

7.09.	Fundamental Changes 93

7.10.	Limitation on Borrower’s Activities 93

7.11.	Status of Shares 94

7.12.	Investment Company 94

7.13.	Transactions with Affiliates 94

7.14.	No Subsidiaries 94

7.15.	ERISA and Related Matters 94

7.16.	Regulation of the Board of Governors 94

7.17.	Certification of Public Information 94

7.18.	Name, Form and Location 95

7.19.	Limitation on Certain Sales 95

7.20.	Anti-Terrorism Laws 95

7.21.	Dispositions of Shares by Parent 95

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES	96

8.01.	Events of Default 96

8.02.	Remedies upon Event of Default 98

8.03.	Application of Funds 98

8.04.	Certain Provisions Related to Applicable Lenders 99

ARTICLE IX AGENTS	100

9.01.	Authorization and Authority 100

9.02.	Agent Individually 101

9.03.	Duties of the Agents; Exculpatory Provisions 102

9.04.	Reliance by Agent 104

9.05.	Delegation of Duties 104

9.06.	Resignation of an Agent 104

9.07.	Non-Reliance on the Agents and Other Lenders 105

9.08.	Lenders’ Rights with Respect to Collateral 106

9.09.	Withholding Taxes 108

9.10.	Administrative Agent May File Proofs of Claim 108

ARTICLE X MISCELLANEOUS	109

10.01.	Amendments, Etc 109

10.02.	Notices; Effectiveness; Electronic Communications 111

10.03.	No Waiver; Cumulative Remedies 113

10.04.	Expenses; Indemnity; Damage Waiver 113

10.05.	Payments Set Aside 115

10.06.	Successors and Assigns 116

10.07.	Confidentiality 119

10.08.	Right of Setoff 119

10.09.	Interest Rate Limitation 120

10.10.	Counterparts; Integration; Effectiveness 120

10.11.	Survival of Representations and Warranties 120

10.12.	Severability 121

10.13.	Governing Law; Jurisdiction; Etc 121

10.14.	Waiver of Jury Trial 122

10.15.	USA PATRIOT Act Notice 122

10.16.	Bankruptcy Code 122

10.17.	No Recourse to Affiliates of Borrower 122

10.18.	Conflicts 123

10.19.	Electronic Execution of Assignments and Certain Other
Documents    123

10.20.	No Advisory or Fiduciary Relationship 124

10.21.	Acknowledgment and Consent to Bail-In of EEA Financial
Institutions    124

SCHEDULES
SCHEDULE I TO MARGIN LOAN AGREEMENT
SCHEDULE 10.02 TO MARGIN LOAN AGREEMENT

EXHIBITS
Form of
A    Collateral Account Control Agreement
B    Note
C    Compliance Certificate
D    Security Agreement
E    Assignment and Assumption
F    Issuer Acknowledgment
G    Solvency Certificate
H-1    Borrowing Request
H-2    Voluntary Prepayment Notice
I-1    U.S. Tax Compliance Certificate
I-2    U.S. Tax Compliance Certificate
I-3    U.S. Tax Compliance Certificate
I-4    U.S. Tax Compliance Certificate
J    PIK Interest Election Notice
K    Collateral Reallocation Instruction
L    Mandatory Prepayment Notice
M    Collateral Shortfall Notice
N    Form of Intercompany Note
O    Form of Permitted Affiliate Investment

FORM OF MARGIN LOAN AGREEMENT
This MARGIN LOAN AGREEMENT (as amended by the First Amendment (as defined below), as further amended by the Second Amendment (as defined below) and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of December 29, 2017, by and among BROADBAND HOLDCO, LLC, a Delaware limited liability company, as the Borrower (the “Borrower”), JPMORGAN CHASE BANK, N.A., LONDON BRANCH, as Calculation Agent (in such capacity, together with its successors and assigns in such capacity, the “Calculation Agent”), JPMORGAN CHASE BANK, N.A., LONDON BRANCH, as Administrative Agent (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and the Lenders (as defined below) from time to time party hereto.
The Borrower has requested that the Lenders extend credit in the form of (i) Initial Loans (as defined below) in an aggregate principal amount not exceeding the aggregate principal amount of the Initial Loan Commitments (as defined below), (ii) Revolving Loans (as defined below) in an aggregate principal amount not exceeding the aggregate principal amount of the Revolving Commitments (as defined below) and (iii) Delayed Draw Loans (as defined below) in an aggregate principal amount not exceeding the aggregate principal amount of the Delayed Draw Commitments (as defined below) and the Lenders are willing to make such loans on the terms and conditions set forth herein.
On the Amendment No. 2 Effective Date (as defined below), the aggregate principal amount of Loans outstanding was $900,000,000, including $800,000,000 of Initial Loans and $100,000,000 of Revolving Loans.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

1.01.    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“Activities” has the meaning specified in Section 9.02(b).
“Administrative Agent” has the meaning specified in the introductory paragraph hereto.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Affiliated Persons” mean, with respect to any specified natural Person, (a) such specified Person’s parents, spouse, siblings, descendants, step children, step grandchildren, nieces and nephews and their respective spouses, (b) the estate, legatees and devisees of such specified Person and each of the Persons referred to in clause (a) and (c) any company, partnership, trust or other entity or investment vehicle Controlled by any of the Persons referred to in clause (a) or (b) or the holdings of which are for the primary benefit of any of such Persons.
“Agent” means each of the Administrative Agent and the Calculation Agent.
“Agent Account” means such account of the Administrative Agent in New York, New York as is designated in writing from time to time by the Administrative Agent to the Borrower and the Lenders for such purpose.
“Agent Parties” has the meaning specified in Section 10.02(e).
“Agented Lender” means any Lender who has taken a Loan hereunder by assignment, but has not yet entered into joinders to the Security Agreement and the Collateral Account Control Agreement with respect to its Ratable Share of the Collateral securing the Obligations. Any reference in the Loan Documents to an Applicable Lender with respect to an Agented Lender shall be to the Applicable Lender who assigned a Loan to such Agented Lender, and vice versa.
“Agent’s Group” has the meaning specified in Section 9.02(b).
“Agreement” has the meaning specified in the introductory paragraph hereto.
“Amendment No. 1 Effective Date” means October 5, 2018.
“Amendment No. 2 Effective Date” means November 25, 2019.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977.
“Anti-Terrorism Laws” has the meaning specified in Section 5.19.
“Applicable Collateral” shall have the meaning assigned to it in the Security Agreement.
“Applicable Lender” means any Lender that has, or purports to have, control (other than a Lender that is an Agented Lender solely as it relates to that portion of the Collateral for which such Lender is an Agented Lender) over any portion of the Collateral pursuant to the Collateral Account Control Agreement (it being understood that the termination of the Collateral Account Control Agreement (or the termination of the Collateral Account Control Agreement with respect to such Lender’s Ratable Share of the Collateral) without the written consent of the relevant Applicable Lender shall not result in such Lender ceasing to be an Applicable Lender).
“Applicable Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) obtained by dividing (a) the aggregate principal amount of such Lender’s Loans outstanding under this Agreement (or, in the event an applicable Loan is not outstanding (but without duplication) and to the extent applicable (i) in the case of Sections 2.06(e) and (g), the aggregate principal amount of such Lender’s undrawn Commitments outstanding under this Agreement on the date of determination, (ii) in the case of Section 2.05(c), the aggregate principal amount of such Lender’s Revolving Loans outstanding under this Agreement, (iii) in the case of Section 2.06(f) and (h), the aggregate principal amount of such Lender’s undrawn Revolving Commitment and/or Delayed Draw Commitments, as applicable, and (iv) in the case of Section 2.11(c), such Lender’s aggregate principal amount of Initial Loan Commitments, Revolving Commitments and/or Delayed Draw Commitments, as applicable, outstanding under this Agreement on the date of determination) by (b) the sum of the aggregate principal amount of the Loans outstanding under this Agreement (or, in the event an applicable Loan is not outstanding (but without duplication) and to the extent applicable (w) in the case of Sections 2.06(e) and (g), the aggregate principal amount of the applicable Lenders’ undrawn Commitments outstanding under this Agreement on the date of determination, (x) in the case of Section 2.05(c), the aggregate principal amount of the Lenders’ Revolving Loans outstanding under this Agreement, (y) in the case of Section 2.06(f) and (h), the aggregate principal amount of the Lenders’ undrawn Revolving Commitment and/or Delayed Draw Commitments, as applicable, and (z) in the case of Section 2.11(c), the Lenders’ aggregate principal amount of Initial Loan Commitments, Revolving Commitments and/or Delayed Draw Commitments, as applicable, outstanding under this Agreement on the date of determination). Notwithstanding the foregoing, the Applicable Percentage of any Applicable Lender, when used with respect to any determination related to Collateral or payment or proceeds of Collateral, shall include the Applicable Percentage of each Agented Lender that such Applicable Lender holds Collateral for and the Applicable Percentage for such purpose of any Agented Lender with respect to such Collateral or payment or proceeds shall be zero (and if any Agented Lender has multiple Applicable Lenders, such Applicable Percentage shall be allocated proportionately among the Collateral held by such Applicable Lenders).
“Approved Fund” means any Fund that is (or will be) administered or managed by (a) a Lender, (b) an Affiliate of any Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Assignment and Assumption” means an agreement substantially in the form of Exhibit E.

“Attributable Debt” means, on any date, (a) in respect of any obligation of a Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, the amount thereof that would appear as a capital lease on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bankruptcy Code” means the United States Bankruptcy Code.
“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the Prime Rate and (c) LIBOR plus 1%; provided that, if the Base Rate as otherwise determined pursuant to this definition shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
“Base Rate Loan” means any Loan bearing interest at a rate determined by reference to the Base Rate.
“Base Spread” means 1.85% per annum.
“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.
“Borrower” has the meaning specified in the introductory paragraph hereto.
“Borrower Contribution Effective Time” means the effective time of the contribution of the Borrower by Splitco to GCI, LLC, a Delaware limited liability company.
“Borrower Financial Statements” means a statement of assets and liabilities of the Borrower, dated as of the Closing Date, which shall (a) demonstrate that, after giving effect to the transactions to be consummated on the Closing Date and the Funding Date, the Borrower will have no other assets other than Permitted Assets, and (b) contain a list of all Indebtedness, other liabilities and/or commitments of the Borrower that are individually in excess of $100,000 (other than Indebtedness, other liabilities and/or commitments arising under or evidenced by the Loan Documents), a description of the material terms of each item on such list (including the amount of any liability thereunder, whether contingent, direct or otherwise, the due date for each such liability, the total unfunded commitment, if any, and the rate of interest, if any, applicable thereto).

“Borrower Materials” has the meaning specified in Section 10.02(f).
“Borrower Sole Member” means (a) prior to the Contribution Effective Time, Liberty Interactive LLC, (b) at the Contribution Effective Time and until the Borrower Contribution Effective Time, Splitco and (c) following the Borrower Contribution Effective Time, GCI, LLC, a Delaware limited liability company, or, in each case, its successor (provided that such successor shall be the Parent or a direct or indirect wholly-owned Subsidiary of the Parent), in its capacity as the sole member and a manager of the Borrower.
“Borrowing” means, individually or collectively, as the context may require, an Initial Loan Borrowing, Revolving Loan Borrowing or a Subsequent Loan Borrowing.
“Borrowing Request” means a request by the Borrower in accordance with the terms of Section 2.02 and substantially in the form of Exhibit H-1, or such other form as shall be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer.
“Business Day” means (i) any day other than a Saturday, Sunday or other day on which commercial banks are required or authorized to close under the Laws of, or are in fact closed, in New York and (ii) additionally, with respect to all notices, determinations, fundings and payments in connection with the Loans (excluding, for the avoidance of doubt, any notices or determinations pursuant to Section 2.09), any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
“Calculation Agent” has the meaning specified in the introductory paragraph hereto. All calculations and determinations made by the Calculation Agent shall be made in good faith and in a commercially reasonable manner.
“Cash” means Dollars in immediately available funds.
“Cash Equivalents” means any of the following: (a) readily marketable direct obligations of the government of the United States or any agency or instrumentality thereof that are obligations unconditionally guaranteed by the full faith and credit of the government of the United States and have a maturity of not greater than 12 months from the date of issuance thereof or (b) insured certificates of deposit issued by, or time or demand deposits with, the Custodian (so long as the Custodian is a member of the Federal Reserve System, the Custodian or its parent issues commercial paper rated at least P-1 (or the then equivalent grade) by Moody’s or A-1 (or the then equivalent grade) by S&P, and the long-term, unsecured debt of the Custodian is rated P-3 or better by Moody’s and A-3 or better by S&P), having a remaining maturity of not longer than one year.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means (i) with respect to the Borrower, any event or transaction, or series of related events or transactions, as a result of which the Parent, directly or indirectly, is not the “beneficial owner” of 100% of the Borrower’s Equity Interests and (ii) following the Contribution Effective Time, with respect to Splitco, (x) any event or transaction, or series of related events or transactions (whether occurring before or after the Split-Off), as a result of which a “person” or “group” (other than a Permitted Holder) is or becomes the “beneficial owner” of sufficient shares of Splitco to entitle such “person” or “group” to exercise more than 30% of the total voting power of all such shares entitled to vote generally at elections of directors of Splitco (all within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder) and (y) the Permitted Holders do not beneficially own shares of Splitco having a percentage of the voting power of all shares entitled to vote generally in elections of directors of Splitco in excess of such voting power held by such “person” or “group”; provided, however, in no event will the consummation of any of the transactions contemplated by (1) the Reorganization Agreement (excluding the provisions from any amendments, restatements, amendments and restatements, supplements or other modifications to the Reorganization Agreement entered into after the Closing Date modifying the ownership of voting shares or voting power of shares of Splitco following the Contribution Effective Time that adversely affect the Lenders in any material respect), including, without limitation, the Split-Off or (2) the Reincorporation Merger be, in any of such cases, deemed to be a Change of Control.
“Closing Date” means the first date on which all the conditions precedent in Section 4.01 are satisfied or waived by the Lenders in accordance with Section 10.01.
“Code” means the Internal Revenue Code of 1986.
“Collateral” has the meaning specified in the Security Agreement.
“Collateral Account” has the meaning specified in the Security Agreement.

“Collateral Account Control Agreement” means a Collateral Account Control Agreement in substantially the form of Exhibit A, by and among the Borrower, the Applicable Lenders party thereto, the Administrative Agent, the Calculation Agent and the Custodian (as the same may be amended, restated or otherwise modified from time to time and including any successor or replacement agreement).
“Collateral Documents” means the Security Agreement, the Collateral Account Control Agreement and any additional pledge or security agreements required to be delivered or authorized by the Borrower pursuant to the Loan Documents and any other instruments of assignment or other instruments, documents or agreements delivered or authorized by the Borrower pursuant to the foregoing as security for the Obligations.
“Collateral Reallocation Instruction” means an instruction provided by the Calculation Agent to the Custodian in connection with any rebalancing or reallocation of Collateral contemplated in Section 2.14 and substantially in the form of Exhibit K, or such other form as shall be approved by the Calculation Agent, such approval not to be unreasonably withheld.
“Collateral Requirement” means on any date the requirement that:
(a)    the Administrative Agent and each Applicable Lender shall have received counterparts of the Security Agreement duly executed and delivered by the Borrower;
(b)    all documents and instruments, including UCC financing statements, required by Law or reasonably requested by the Administrative Agent or any Applicable Lender to be filed, registered or recorded to create the Liens intended to be created by the Collateral Documents and perfect or record such Liens to the extent, and with the priority, required by the Security Agreement, shall have been filed, registered or recorded or delivered to the Administrative Agent or the relevant Applicable Lender, as applicable, for filing, registration or recording;
(c)    the Borrower shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Collateral Documents to which it is a party, the performance of its obligations thereunder and the granting of the Liens granted by it thereunder;
(d)    the Borrower shall have taken all other action required to be taken by the Borrower under the Collateral Documents to perfect, register and/or record the Liens granted by it thereunder; and
(e)    the Borrower shall be in compliance with Section 3 of the Security Agreement.
“Collateral Shortfall” has the meaning specified in Section 2.09(a).

“Collateral Shortfall Notice” means a notice delivered in accordance with Section 2.09(a) and substantially in the form of Exhibit M.
“Collateral Shortfall Notice Day” has the meaning specified in Section 2.09(a)(i).
“Collateral Value” means, as of any date of determination, an amount equal to

(a)	the sum of:
(i)    with respect to any Shares (other than Merger Shares or Spin-Off Shares) constituting Eligible Pledged Shares, the product of the applicable Market Reference Price of such Shares for such date and the number of such Shares constituting Eligible Pledged Shares (if any); plus
(ii)    with respect to any Merger Shares constituting Eligible Pledged Shares, the product of the applicable Market Reference Price of such Merger Shares for such date, the applicable Valuation Percentage and the number of Merger Shares constituting Eligible Pledged Shares (if any); plus
(iii)    with respect to any Spin-Off Shares constituting Eligible Pledged Shares, the product of the applicable Market Reference Price of such Spin-Off Shares for such date, the applicable Valuation Percentage and the number of Spin-Off Shares constituting Eligible Pledged Shares (if any); minus

(b)
the amount of any withholding Tax that, in the reasonable determination of the Calculation Agent, would be imposed on a prospective sale of Collateral on behalf of the Borrower upon exercise by a Secured Party of any remedies available to it under the Loan Documents as a result of a Change in Law or change of jurisdiction of any Issuer (provided that commercially reasonable steps were taken to designate another lending office in order to avoid or mitigate such imposition).

“Commitment” means, as to each Lender, the aggregate amount of such Lender’s Initial Loan Commitment, Revolving Commitment and/or Delayed Draw Commitment, as applicable.
“Commitment Fee” has the meaning specified in Section 2.06(e).
“Commitment Fee Rate” has the meaning specified in Section 2.06(e).
“Communication” has the meaning specified in Section 7.17.
“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Constrictive Amendment” means an amendment to an Issuer’s certificate of incorporation or other organizational documents that includes Transfer Restrictions (whether such Transfer Restrictions would become effective upon the effectiveness of such an amendment or upon the occurrence of some other event or condition) that the Calculation Agent determines in its reasonable discretion would be more restrictive in respect of any Applicable Lender’s ability to foreclose on the Pledged Shares and/or subsequently sell such Pledged Shares and/or otherwise exercise its rights with respect to the Pledged Shares under the Collateral Documents than the then applicable Permissible Transfer Restrictions.
“Contractual Obligation” means, as to any Person, any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Contribution Effective Time” means the Contribution Effective Time as defined in the Reorganization Agreement (excluding the provisions from any amendments, restatements, amendments and restatements, supplements or other modifications to the Reorganization Agreement entered into after the Closing Date modifying the definition of Contribution Effective Time that adversely affect the Lenders in any material respect).
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management, investments or policies (including investment policies) of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Controlling Shareholder” means, as of any date of determination, and without duplication, (a) the Borrower, (b) the Parent, (c) John C. Malone or Gregory B. Maffei, (d) any Affiliate of the Borrower, the Parent or John C. Malone or Gregory B. Maffei, that (i) is or may reasonably be considered to be a member of a “group” (as defined in Section 13(d)(3) or Section 13(g)(3) of the Exchange Act and the regulations promulgated thereunder) that includes the Borrower or any Affiliate that Controls the Borrower or the Parent or (ii) files a joint Schedule 13D or 13G under the Exchange Act with the Borrower or the Parent or any Affiliate that Controls the Borrower or the Parent or (e) any other Person (including any Affiliate of the Borrower, the Parent, John C. Malone or Gregory B. Maffei to the extent not included in clause (d) above but excluding a Person that holds securities and other investment property as a custodian for others (but for the avoidance of doubt, any Merger Shares or Spin-Off Shares, as applicable, held by any such custodian for a Controlling Shareholder shall be included for purposes of this clause (e))) that “beneficially owns” within the meaning of Rules 13d-3 or 16a-1(a)(2) of the Exchange Act more than ten percent (10.0%) of the total number of Merger Shares or Spin-Off Shares, as applicable, issued and outstanding as determined by (i) any publicly available information issued by the applicable Issuer or (ii) any publicly available filings with, or order, decree, notice or other release or publication of, any Governmental Authority.

“Custodian” shall have the meaning assigned to it in the Security Agreement.
“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Defaulting Lender” means, subject to Section 2.13(d), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower and the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder or has made a public statement to that effect, (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower) or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.13(d)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower and each Lender promptly following such determination.
“Delayed Draw Availability Period” means with respect to Delayed Draw Loans, the period from and including the Amendment No. 2 Effective Date to the earlier of

(x) the date that is the 364th calendar day after the Amendment No. 2 Effective Date and (y) the date of termination of all of the Delayed Draw Commitments.
“Delayed Draw Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Delayed Draw Loans hereunder up to the amount set forth on Part B of Schedule I, or in the Assignment and Assumption pursuant to which such Lender assumed its Delayed Draw Commitment, as applicable, as the same may be (a) reduced from time to time or terminated pursuant to this Agreement and (b) increased from time to time pursuant to assignments to such Lender pursuant to Section 10.06. The aggregate amount of the Delayed Draw Commitments on the Amendment No. 2 Effective Date is set forth on Part B of Schedule I.
“Delayed Draw Lender” means a Lender with a Delayed Draw Commitment or a Delayed Draw Loan, unless and until (a) such Person ceases to be a “Lender” hereunder as a result of an assignment pursuant to Section 10.06, (b) all of the Delayed Draw Commitments and Delayed Draw Loans, if any, held by such Person have been assigned pursuant to Section 10.06 or (c) all of the Delayed Draw Commitments, if any, held by any such Person have been terminated and the Obligations relating to such Person’s Delayed Draw Loans (other than contingent obligations with respect to which no claim has been made), if any, owing to such Person have been paid in full; provided, however, that the obligations of such Person as a Lender that the Loan Documents expressly provide survive the termination of the Commitments held by such Person and the payment in full of the Obligations owing to such Person shall survive such termination and payment.
“Delayed Draw Loan” means a Loan made pursuant to the Delayed Draw Commitments to the Borrower pursuant to Section 2.01(d). There are no Delayed Draw Loans outstanding on the Amendment No. 2 Effective Date.
“Delayed Draw Loan Commitment Fee” has the meaning set forth in Section 2.06(h).
“Designated Exchange” means any of The New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market, or any successor to any of the foregoing.
“Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of any Sanctions.
“Disclosures” has the meaning specified in Section 5.05.
“Disposition” and “Dispose” means (a) the sale, transfer, license, lease, dividend, distribution or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith or any Equity Interests held by such Person and (b) with respect to any Indebtedness owed to a Person by another Person, forgiveness of any such Indebtedness by the Person to whom such Indebtedness is owed. For the avoidance of doubt, none of the following shall constitute a “Disposition”: (i) any pledge of Shares in connection with any transaction permitted by this Agreement and (ii) any Restricted Transaction.
“Disqualified Person” has the meaning specified in the definition of “Independent Manager”.
“Dollar” and “$” mean lawful money of the United States.
“DTC” means The Depository Trust Company or any of its successors.
“Early Closure” means the closure on any Exchange Day of the applicable Exchange prior to its scheduled closing time for such day unless such earlier closing time is announced by such Exchange at least one hour prior to the actual closing time for the regular trading session on such Exchange on such Exchange Day, as determined by the Calculation Agent.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means any Person (other than a natural person, a Defaulting Lender, an Affiliate of a Defaulting Lender or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or an Affiliate of a Defaulting Lender) that is (a) a Lender; (b) an Affiliate of any Lender, (c) an Approved Fund or (d) a commercial bank, insurance company, investment or mutual fund or other entity that extends credit or makes loans in the ordinary course of its activities, and, in each case, that makes the Purchaser Representations; provided that, notwithstanding the foregoing, “Eligible Assignee” shall not include a Permitted Holder, the Parent, the Borrower, the Borrower Sole Member, any Issuer or any Affiliate of the Parent, the Borrower, the Borrower Sole Member or any Issuer.
“Eligible Cash Collateral” means Cash and Cash Equivalents held in a Collateral Account subject to a valid and perfected First Priority Lien in favor of an Applicable Lender, created under the Collateral Documents.

“Eligible Pledged Shares” means the Pledged Shares (a) held in a Collateral Account subject to a valid and perfected First Priority Lien in favor of an Applicable Lender, created under the Collateral Documents, (b) which are registered in the name of DTC or its nominee, maintained in the form of book-entry on the books of DTC, allowed to be settled through DTC’s regular book-entry settlement services and identified by an unrestricted CUSIP, (c) which are listed for trading on a Designated Exchange and (d) which are not subject to Transfer Restrictions (whether in the hands of the Borrower or any Lender or Agent exercising its rights with respect thereto under the Loan Documents), other than the Permissible Transfer Restrictions. For the avoidance of any doubt, no Initial Pledged Shares that are pledged or deposited in a Collateral Account after the Closing Date shall constitute Eligible Pledged Shares and any Pledged Share terminated or released from any Collateral Account shall cease to constitute an Eligible Pledged Share immediately after such termination or release (except to the extent such termination or release was in accordance with Section 2.14).
“Equity Interests” means with respect to any Person (including the Borrower), all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the United States Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” means the occurrence of any of the events described in Section 8.01.
“Exchange” means the Designated Exchange on which the applicable Shares are then listed.
“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Day” means any day an applicable Exchange is open for trading during its regular trading session (it being understood and agreed that any day on which an applicable Exchange is open for trading but is scheduled to close early in connection with a current or pending holiday shall constitute a regular trading session).
“Exchange Disruption” means any event (other than a scheduled early closure of an applicable Exchange on any Exchange Day) that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, any Shares on such Shares’ applicable Exchange on any Scheduled Trading Day, as determined by the Calculation Agent.
“Exchange Sale” has the meaning specified in Section 2.09(a)(iii).
“Exchange Sale Settlement Deadline” has the meaning specified in Section 2.09(a)(iii).
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which (i) such Lender acquires such interest in the Loans or Commitments (other than pursuant to an assignment request by the Borrower under Section 3.05) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(g), and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Existing Transfer Restrictions” means Transfer Restrictions under or arising in connection with (a) any lien routinely imposed on all securities by the Exchange as of the Closing Date, (b) the Reorganization Agreement (excluding the provisions from any amendments, restatements, amendments and restatements, supplements or other modifications to the Reorganization Agreement entered into after the Closing Date either (i) creating additional Transfer Restrictions with respect to LBRDK Shares or (ii) modifying any Transfer Restrictions with respect to LBRDK Shares existing under or arising in connection with the Reorganization Agreement (as in effect on the Closing Date), in each case, that adversely affect the Lenders in any material respect (and, for the avoidance of doubt, any transfer restrictions that exist in the Reorganization Agreement, as in effect on the Closing Date, shall be deemed “Existing Transfer Restrictions”)), (c) the federal securities laws of the United States (as in effect as of the Closing Date) to the extent that Borrower (or, if applicable, a Lender or the Administrative Agent) is deemed or determined to be an “affiliate” (within the meaning of Rule 144 (as in effect on the Closing Date)) of any Issuer as of the Funding Date and (d) the Securities Act solely as a result of the Initial Pledged Shares being “restricted securities” within the meaning of Rule 144 (as in effect as of the Closing Date), including any “holding period” restrictions under Rule 144(d), as of the Funding Date.
“FATCA” means Sections 1471 through 1474 of the Code as of the date hereof (or any amended or successor version that is substantially comparable and not materially more onerous to comply with), any current or future Treasury Regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b) of the Code and any intergovernmental agreement entered into in connection with the implementation of such sections of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.
“FCPA” has the meaning specified in Section 5.19.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is published on such next succeeding Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three (3) federal funds brokers of recognized standing selected by it.
“First Amendment” means that certain Amendment No. 1 to Margin Loan Agreement, dated as of October 5, 2018, by and among the Borrower, the Lenders party thereto, the Calculation Agent and the Administrative Agent.
“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject other than Permitted Liens.
“Floating Rate” means, with respect to an Interest Period, a per annum rate equal to the applicable LIBOR plus the Base Spread (or, if the Loans have been converted to Base Rate Loans pursuant to clause (i) of Section 3.02, the Base Rate applicable to each day during such period plus the Base Spread less 1%).
“Foreign Lender” means any Lender that is not a U.S. Person.
“Form G-3” means the “Statement of Purpose for an Extension of Credit Secured by Margin Stock by a Person Subject to Registration Under Regulation U– FR G-3” form published by the FRB.

“Form U-1” means the “Statement of Purpose for an Extension of Credit Secured by Margin Stock – FR U-1” form published by the FRB.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Free Float” means, as of any date of determination, the quotient, expressed as a percentage, obtained by dividing (a) the total number of Free Shares issued and outstanding by (b) the total number of Merger Shares or Spin-Off Shares, as applicable, issued and outstanding as determined by the applicable Issuer’s most recent filings with the SEC.
“Free Shares” means, as of any date of determination, and without duplication, a number of Merger Shares or Spin-Off Shares, as applicable, equal to (i) the total number of Merger Shares or Spin-Off Shares, as applicable, then issued and outstanding as determined by the applicable Issuer’s most recent filings with the SEC minus (ii) the total number of Merger Shares or Spin-Off Shares, as applicable, “beneficially owned” within the meaning of Rules 13d-3 or 16a-1(a)(2) of the Exchange Act by Controlling Shareholders as determined by the applicable Issuer’s or such Controlling Shareholder’s most recent filings with the SEC, to the extent such information is reported in such filings. For purposes of clause (ii), with respect to a Long Position of a Controlling Shareholder, the total number of Merger Shares or Spin-Off Shares, as applicable, underlying such Long Position shall be used.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“Funding Date” has the meaning specified in Section 2.02(c); provided that (i) such date shall be on or after the later to occur of (x) the Contribution Effective Time and (y) the Closing Date, and (ii) in no event shall the Funding Date be later than the Initial Loan Commitment Termination Date.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“GCI Liberty (Alaska)” means General Communication, Inc., an Alaska corporation, to be renamed GCI Liberty, Inc.
“GCI Merger Sub” means GCI Merger Sub, Inc., a Delaware corporation, to be renamed GCI Liberty, Inc.
“Governmental Authority” means, with respect to any Person, the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank) having jurisdiction or authority over such Person.
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, directly or indirectly, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include any endorsement of an instrument for deposit or collection in the ordinary course of business, or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness or such other obligation to obtain any such Lien). The amount of the Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning
“IBA” has the meaning specified in Section 1.07.
“Impacted Interest Period” has the meaning specified in the definition of “LIBOR”.
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)    net payment obligations of such Person under any Swap Contract;
(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than thirty (30) days after the date on which such trade account payable was created);
(e)    indebtedness secured by a Lien on property owned or purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    all obligations to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, and Synthetic Lease Obligations to which such Person is a party or it or its assets are subject;
(g)    all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and
(h)    all Guarantees of such Person in respect of Indebtedness of any other Person.
For all purposes hereof the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness under clause (f) as of any date shall be deemed to be the amount of Attributable Debt in respect thereof as of such date.
For the avoidance of doubt, any obligation to pay (x) reasonable fees and expenses related to the ownership, administration, management and Disposition of Permitted Assets and/or Permitted Liabilities (including reasonable Independent Manager fees), in each case incurred in the ordinary course of business or required pursuant to the terms of the Loan Documents, and (y) any other accrued expenses incurred in the ordinary course of business in an aggregate amount not to exceed $200,000 shall not, in the case of either clause (x) or clause (y), constitute Indebtedness.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Documents and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 10.04(b).
“Independent Manager” means an individual who has prior experience as an independent director, independent manager or independent member with at least three (3) years of employment experience (who may be provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Corporation, Lord Securities Corporation or another nationally recognized company that is not an Affiliate of the Borrower, the Parent, any Permitted Holder or any Issuer and that provides independent managers and other corporate services in the ordinary course of its business) and which individual:
(a)    is duly appointed as an “independent manager” pursuant to Section 18-101(10) of the Delaware Limited Liability Company Act entitled to all the rights and privileges of such a manager on all Independent Manager Matters and is not, and has never been, and will not while serving as Independent Manager be, any of the following (other than in his or her capacity as an Independent Manager of the Borrower): (i) a Related Party of the Borrower, any Permitted Holder, Splitco or any Issuer, (ii) a Permitted Holder, or (iii) a creditor of the Borrower or a supplier (including a provider of professional services to the Borrower) to the Borrower (any of the foregoing, a “Disqualified Person”);
(b)    to the fullest extent permitted by Law, including Section 18-1101(c) of the Delaware Limited Liability Company Act, shall consider only the interests of the Borrower, including its respective creditors (and not the Borrower’s Affiliates), in acting or otherwise voting on Independent Manager Matters;
(c)    is under no fiduciary duty to any Disqualified Person; and
(d)    has been disclosed to the Lenders (together with a brief description of such Person’s prior professional activities and other information as the Administrative Agent shall reasonably request) prior to the effectiveness of such Person’s appointment.
“Independent Manager Matters” means any act (a) instituting or consenting to the institution of any proceeding with respect to the Borrower under any Debtor Relief Law, (b) making a general assignment for the benefit of creditors with respect to the Borrower or (c) applying for or consenting to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, ad hoc manager or similar officer for the Borrower or for all or any material part of the Borrower’s property.
“Information” has the meaning specified in Section 10.07.
“Initial Loan” means a Loan made by a Lender to the Borrower pursuant to Section 2.01 on the Funding Date. The aggregate principal amount of Initial Loans outstanding on the Amendment No. 2 Effective Date is set forth on Part B of Schedule I.
“Initial Loan Borrowing” means a Borrowing comprised of Initial Loans.

“Initial Loan Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make an Initial Loan hereunder up to the amount set forth on Part A of Schedule I, or in the Assignment and Assumption pursuant to which such Lender assumed its Initial Loan Commitment, as applicable, as the same may be (a) reduced from time to time or terminated pursuant to this Agreement and (b) increased from time to time pursuant to assignments to such Lender pursuant to Section 10.06. The aggregate amount of the Initial Loan Commitments on the Closing Date was $1,000,000,000.00. There are no Initial Loan Commitments outstanding on the Amendment No. 2 Effective Date.
“Initial Loan Commitment Termination Date” means the earliest to occur of (a) the funding of the Initial Loans, (b) termination of the Reorganization Agreement or consummation of the Split-Off without the borrowing of any Initial Loans, (c) April 4, 2018 (provided that such date shall automatically be extended to the Outside Date (as defined in the Reorganization Agreement) if the Outside Date is extended pursuant to the Reorganization Agreement (as in effect on the Closing Date) and (d) October 4, 2018.
“Initial Loan Lender” means each Lender holding an Initial Loan or Initial Loan Commitment, unless and until (a) such Person ceases to be a “Lender” hereunder as a result of an assignment pursuant to Section 10.06, (b) all of the Initial Loan Commitments and Initial Loans, if any, held by such Person have been assigned pursuant to Section 10.06 or (c) all of the Initial Loan Commitments, if any, held by such Person have been terminated and the Obligations relating to such Person’s Initial Loans (other than contingent obligations with respect to which no claim has been made), if any, owing to such Person have been paid in full; provided, however, that the obligations of such Person as a Lender that the Loan Documents expressly provide survive the termination of the Commitments held by such Person and the payment in full of the Obligations owing to such Person shall survive such termination and payment.
“Initial LTV Level” means [____]%.
“Initial Pledged Shares” means the [____] LBRDK Shares legally and beneficially owned by the Borrower as of the date hereof.
“Intercompany Note” means that certain Master Revolving Subordinated Promissory Note substantially in the form of Exhibit N.
“Interest Payment Date” means, with respect to any Loan, (x) the last Business Day of each of March, June, September and December (commencing with the first such date to occur after (i) the Funding Date, with respect to the Initial Loans, (ii) the date of any initial Subsequent Loan Borrowing, with respect to any Delayed Draw Loan and (iii) the date of the initial Borrowing of any Revolving Loan, with respect to such Revolving Loan) and (y) the Maturity Date for such Loan.
“Interest Period” means, with respect to any Loan, (a) in the case of the initial Interest Period for the Initial Loan Borrowings, the period commencing on the Funding Date and ending on but excluding the next succeeding Interest Payment Date, (b) in the case of the

Interest Period for the Loans outstanding as of the Amendment No. 2 Effective Date, the period commencing on the Amendment No. 2 Effective Date and ending on but excluding the next succeeding Interest Payment Date, (c) in the case of the initial Interest Period for any Subsequent Loan Borrowing, the period commencing on the date of such Subsequent Loan Borrowing and ending on but excluding the next succeeding Interest Payment Date, (d) in the case of the initial Interest Period for any Revolving Loan Borrowings, the period commencing on the date of such Revolving Loan Borrowing and ending on but excluding the next succeeding Interest Payment Date and (e) in the case of any subsequent Interest Period for the Initial Loans or any Subsequent Loan Borrowing or Revolving Loan Borrowings, the period commencing on the last day of the next preceding Interest Period and ending on but excluding the next succeeding Interest Payment Date; provided that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day; provided, however, that, if any Interest Period would otherwise extend beyond the Maturity Date for such Loan, such Interest Period shall end on the Maturity Date for such Loan. For the avoidance of doubt, other than in respect to any Stub Period, all determinations hereunder of “LIBOR” shall be determined based on an Interest Period of three (3) months, and, at the end of each Interest Period, subject to Section 3.02, all outstanding Loans shall be continued as a Borrowing with an Interest Period of three (3) months.
“Investment” means, as to any Person, (a) the purchase or other acquisition by such Person of Equity Interests or securities of another Person, (b) a loan, advance or capital contribution by such Person to, Guarantee by such Person or assumption of Indebtedness by such Person of, or purchase or other acquisition by such Person of any Indebtedness or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) by such Person of assets of another Person that constitute a business unit or all or substantially all of the assets of such Person. For the avoidance of doubt, “Investments” shall include Permitted Affiliate Investments.
“Investment Company Act” means the Investment Company Act of 1940.
“IRS” means the United States Internal Revenue Service.
“Issuer” means, collectively, (i) Liberty Broadband, (ii) following the occurrence of an Issuer Merger Event, Newco, and (iii) following the occurrence of a Spin-Off Event, Spinco for so long as any Shares of Spinco are Eligible Pledged Shares, and each of the foregoing being an “Issuer”; provided that following the occurrence of an Issuer 251(g) Merger Event, the resulting Delaware corporation shall be deemed to be an “Issuer” (except for purposes of the definition of Issuer 251(g) Merger Event).
“Issuer 251(g) Merger Event” means a merger of an Issuer pursuant to which such Issuer becomes a wholly-owned subsidiary of a holding company; provided that such merger satisfies each of the following conditions: (a) Persons that “beneficially owned” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) the voting stock of such Issuer immediately prior to such transaction “beneficially own” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) shares of voting stock representing 100% of the total voting power of all outstanding classes of voting stock of such holding company and such Persons’ proportional voting power immediately after such transaction, vis-à-vis each other, with respect to the securities they receive in such transaction will be in substantially the same proportions as their respective voting power, vis-à-vis each other, immediately prior to such transaction and (b) such transaction meets each of the requirements for a merger without a shareholder vote pursuant to Section 251(g) of the Delaware General Corporation Law. For purposes of this definition, “voting stock” means capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of the applicable issuer, even if the right to vote has been suspended by the happening of such a contingency.
“Issuer Acknowledgment” means the notification and acknowledgment from Liberty Broadband substantially in the form of Exhibit F hereto, pursuant to which, among other provisions, Liberty Broadband provides certain acknowledgments to the Lenders in respect of the Loan Documents and the transactions contemplated thereunder.
“Issuer Acquisition” means, for any Issuer, the occurrence, effectiveness or consummation of any transaction or event pursuant to which such Issuer directly or indirectly becomes a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of (i) any Equity Interests in the Borrower or (ii) more than 5.0% of the Equity Interests issued by any of the following Persons: (x) the Parent or (y) the Borrower Sole Member.
“Issuer Delisting” means, for any Issuer, the public announcement that the Shares of such Issuer are no longer listed or admitted for trading on the applicable Exchange, for any reason (other than as a result of an Issuer Merger Event or an Issuer Tender Offer) and such Shares are not immediately re-listed, re-traded or re-quoted on any other Designated Exchange.
“Issuer Event” means, for any Issuer, the Triggering of (a) an Issuer Delisting or (b) an Issuer Trading Suspension.
“Issuer Merger Event” means, for any Issuer, as determined by the Calculation Agent, any (a) reclassification or change of the relevant Shares that results in a transfer of or an irrevocable commitment to transfer 100% of the outstanding Shares of such Issuer (without regard to any actions needed) to another Person, (b) consolidation, amalgamation, merger or binding share exchange of such Issuer with or into another Person (other than a consolidation, amalgamation, merger or binding share exchange in which such Issuer is the continuing entity and which does not result in a reclassification or change of 100% of the outstanding Shares of such Issuer), (c) takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any Person to purchase or otherwise obtain 100% of the outstanding Shares of such Issuer that results in such Person purchasing, or otherwise obtaining or having the right to obtain, by conversion or other means, 100% of the outstanding Shares of such Issuer or (d)

consolidation, amalgamation, merger or binding share exchange of such Issuer with or into another entity in which such Issuer is the continuing entity and which does not result in a reclassification or change of 100% of the outstanding Shares of such Issuer but results in the enterprise value of such Issuer being less than 100% of the enterprise value of the Person or Persons being acquired (prior to such acquisition), in each case determined by the Calculation Agent as of the date of the consummation of any such transaction; provided that, notwithstanding the foregoing, an Issuer 251(g) Merger Event will not constitute an Issuer Merger Event.
“Issuer Tender Offer” means, for any Issuer, as determined by the Calculation Agent, a takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any Person (including, for the avoidance of doubt, the respective Issuer) that results in such Person purchasing, or otherwise obtaining or having the right to obtain, by conversion or other means, directly or indirectly, (i) greater than 50% of the outstanding shares of any class of Equity Interests of such Issuer to the extent any shares of such class constitute Pledged Shares or (ii) a majority of the voting power of all Equity Interests entitled to vote generally in an election of directors of such Issuer, as determined by the Calculation Agent, based upon the making of filings with governmental or self-regulatory agencies or such other information as the Calculation Agent deems relevant. Notwithstanding the foregoing, (i) if based upon the making of public filings, an Issuer Tender Offer is in connection with a proposed Issuer Merger Event such that promptly following the final expiration (and in any event within three (3) Business Days following such final expiration) of such Issuer Tender Offer (and in any event prior to the latest Maturity Date in effect) an Issuer Merger Event is likely to occur, as reasonably determined by the Calculation Agent, (ii) if the Borrower tenders Pledged Shares within the 24 hour period prior to the expiration date of such Issuer Tender Offer and (iii) if the expiration date of such Issuer Tender Offer is extended following any tender of Pledged Shares by Borrower pursuant to clause (ii) and withdrawal rights are available to shareholders generally, then the Borrower agrees to withdraw all Pledged Shares tendered pursuant to clause (ii) and, if following such withdrawal, Borrower re-tenders such shares within the 24 hour period prior to the expiration date, as extended, of such Issuer Tender Offer (clauses (i), (ii) and (iii), an “Issuer Tender to Merger Event”), then such Issuer Tender Offer shall be deemed not to have occurred for purposes of the definition of “Potential Adjustment Event” (but, for the avoidance of doubt, the related Issuer Merger Event may still occur upon its effectiveness), unless the Calculation Agent later determines that an Issuer Merger Event is not likely to occur promptly following the final expiration of such Issuer Tender Offer, in which case such Issuer Tender Offer shall be deemed to have occurred on the Business Day following such determination unless such Issuer Tender Offer fails and the parties terminate the agreement that would have resulted in the Issuer Merger Event, in which case such Issuer Tender Offer shall be deemed not to have occurred for purposes of the definition of “Potential Adjustment Event”.
“Issuer Tender to Merger Event” has the meaning specified in the definition of “Issuer Tender Offer”.

“Issuer Trading Suspension” means, for any Issuer, any suspension of trading of the Shares of such Issuer by the applicable Exchange on any Scheduled Trading Day (whether by reason of movements in price exceeding limits permitted by the Exchange or otherwise) for more than seven (7) consecutive Scheduled Trading Days.
“Laws” means, with respect to any Person, collectively, all international, foreign, U.S. federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof applicable to such Person, and all applicable administrative orders, directed duties, requests, licenses, authorizations, requirements and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“LBRDK Shares” means the Series C common stock, par value $0.01 per share, of Liberty Broadband; provided that following the occurrence of an Issuer 251(g) Merger Event with respect to Liberty Broadband, the shares of common stock issued by the resulting Delaware corporation in exchange for such Series C common stock, shall be deemed to be the “LBRDK Shares” (except for purposes of the definition of Issuer 251(g) Merger Event).
“Lender” means (a) each Initial Loan Lender, (b) each Delayed Draw Lender, (c) each Revolving Lender and (d) any other Person that becomes a party hereto pursuant to Section 10.06 unless and until (i) such Person ceases to be a “Lender” hereunder as a result of an assignment pursuant to Section 10.06 or (ii) the Commitments, if any, held by any such Person have been terminated and the Obligations (other than contingent obligations with respect to which no claim has been made), if any, owing to such Person have been paid in full; provided, however, that the obligations of such Person as a Lender that the Loan Documents expressly provide survive the termination of the Commitments held by such Person and the payment in full of the Obligations owing to such Person shall survive such termination and payment.
“Lender Appointment Period” has the meaning specified in Section 9.06.
“Lender Participant Transaction” means, as to any Lender, any of the following: (a) a Permitted Derivatives Transaction or (b) a margin loan financing transaction secured by a substantial portion of the Pledged Shares, in each case, issued or incurred by the Parent or any wholly-owned Subsidiary of the Parent.
“Liberty Broadband” means Liberty Broadband Corporation, a Delaware corporation.
“Liberty Interactive LLC” means Liberty Interactive LLC, a Delaware limited liability company.
“Liberty Media” means Liberty Media Corporation, a Delaware corporation.

“LIBOR” means, with respect to any Interest Period or other period determined by the Administrative Agent with respect to any overdue amount, the per annum rate as determined by the Administrative Agent with such Interest Period (or other period) equal to the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for Dollars for a period equal in length to such Interest Period (or other period) as displayed on pages LIBOR01 or LIBOR02 of the Bloomberg screen that displays such rate (or, in the event such rate does not appear on a Bloomberg page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case the “Screen Rate”) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period (or other period); provided that if the Screen Rate shall not be available at such time for such Interest Period (or other period) (an “Impacted Interest Period”), then “LIBOR” means the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Screen Rate for the longest period for which the Screen Rate is available that is shorter than the Impacted Interest Period; and (b) the Screen Rate for the shortest period (for which that Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time. Notwithstanding the foregoing, if LIBOR as otherwise determined pursuant to this definition shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. On the Amendment No. 2 Effective Date, the LIBOR in effect for the current Interest Period, which shall be the LIBOR in effect for the remainder of the Interest Period, is 2.10438%.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, preference, priority or other security interest or preferential arrangement, in each case, in the nature of a security interest of any kind whatsoever.
“Loan” means, individually or collectively, as the context may require, the Initial Loans, the Revolving Loans and the Delayed Draw Loans.
“Loan Document” means any of this Agreement, the First Amendment, the Second Amendment, the Notes, if any, the Collateral Documents, the Issuer Acknowledgment and all other documents, instruments or agreements executed and delivered by the Borrower for the benefit of any Agent or any Lender in connection herewith on or after the date hereof.
“Lock-Up” has the meaning specified in the definition of “Permissible Transfer Restrictions”.
“Long Position” means any option, warrant, convertible security, swap agreement or other security, contract right or derivative position, whether or not presently exercisable, in respect of the Merger Shares or Spin-Off Shares, as applicable, that is (i) a “call equivalent position” within the meaning of Rule 16a-1(b) of the Exchange Act, including any of the foregoing that would have been a “call equivalent position” but for the exclusion in Rule 16a-1(c)(6) of the Exchange Act, or (ii) otherwise constitutes an economic long position in respect of the Merger Shares or Spin-Off Shares, as applicable, in each case, as determined by the Calculation Agent by reference to the applicable Issuer’s or the relevant Person’s most recent filings with the SEC, to the extent such information is reported in such filings; provided that options, warrants and securities granted by the applicable Issuer (or, as to Spin-Off Shares, Spinco) which relate to securities that are not yet issued or outstanding shall not be deemed a “Long Position”, until such securities are actually issued and become outstanding.
“LTV Event Amount” has the meaning specified in Section 2.09(c).
“LTV Margin Call Level” means [____]%.
“LTV Ratio” means, as of any date of determination, the percentage determined by the Calculation Agent by dividing (a)(i) the sum of (x) the then outstanding principal amount of the Loans (including any PIK Interest that has been added to the principal amount of the Loans), plus (y) all accrued and unpaid interest (including any PIK Interest that has been accrued and not yet added to the principal amount of the Loans) and fees thereon to and including such date, minus (ii) the face amount of Eligible Cash Collateral consisting of Cash and 99% of the fair market value, as determined by the Calculation Agent, of the amount of Eligible Cash Collateral consisting of Cash Equivalents on deposit in the Collateral Accounts by (b) the Collateral Value.
“Maintenance LTV” means [____]%.
“Mandatory Prepayment Event” means the occurrence of (a) a Change of Control, (b) an Issuer Event or (c) the Borrower permitting any Transfer Restrictions on the Eligible Pledged Shares (except for Permissible Transfer Restrictions).
“Mandatory Prepayment Notice” means a notice delivered in accordance with Section 2.05 and substantially in the form of Exhibit L.
“Market Disruption Event” means a Trading Disruption, an Exchange Disruption or an Early Closure, in each case, related to the relevant Shares.
“Market Reference Price” means, as of any date of determination, the closing sale price per share (or if no closing sale price is reported, the average of the last bid and ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) of the relevant Shares on the applicable Exchange as reported in composite transactions for the applicable Exchange on (x) such date of determination, if such date of determination is an Exchange Day and the relevant determination is made following the close of trading on the Exchange on such Exchange Day and (y) otherwise, the immediately preceding day (or if such date is not an Exchange Day for such Exchange, the immediately preceding Exchange Day for such Exchange); provided that if a Market Disruption Event has occurred on such date, the “Market Reference Price” shall be the “Market Reference Price” determined on the immediately preceding Exchange Day for such Exchange; provided, further, that if a Market Disruption Event has occurred and continues to occur for more than three consecutive Scheduled Trading Days, the “Market Reference Price” of one such Share shall be equal to the applicable “Market Reference Price” (determined without giving effect to this proviso) on the immediately preceding day (or if such date is not an Exchange Day for such Exchange, the immediately preceding Exchange Day for such Exchange) multiplied by a percentage (expressed as a fraction) equal to (A) 100% less (B) the product of (i) 5% and (ii) the number of consecutive Scheduled Trading Days for which a Market Disruption Event has occurred less one, until a Market Reference Price is determined for an Exchange Day on which no Market Disruption Event occurs. The Market Reference Price shall be determined by the Calculation Agent.
“Master Agreement” has the meaning specified in the definition of “Swap Contract”.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or financial condition of the Borrower or the Parent and its Subsidiaries, taken as a whole; (b) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower of any Loan Document; or (c) a material adverse effect on the ability of any Applicable Lender to exercise its remedies at the times and in the manner contemplated by the Collateral Documents (including, for the avoidance of doubt, the imposition of Transfer Restrictions on the Pledged Shares other than the Permissible Transfer Restrictions).
“Material Contract” means, with respect to any Person, any Contractual Obligation to which such Person is a party (other than the Loan Documents) for which breach thereof could reasonably be expected to have a Material Adverse Effect.
“Maturity Date” means December 29, 2021 (or, if such date is not a Business Day, the immediately preceding Business Day).
“Maximum Rate” has the meaning specified in Section 10.09.
“Merger Shares” means shares of common stock into which the relevant Shares are reclassified, converted into or exchanged in connection with an Issuer Merger Event or Issuer Tender to Merger Event, as applicable, and are (or will be upon the consummation of such Issuer Merger Event or Issuer Tender to Merger Event, as applicable) listed for trading on a Designated Exchange and issued by an entity incorporated or organized under the law of the United States or any state thereof.
“Minimum Price” means $[____]; provided that, in the event of an Issuer Merger Event or Spin-Off Event, the Calculation Agent may adjust the Minimum Price and provide for a Minimum Price applicable to the Merger Shares or Spin-Off Shares, as applicable, as it deems reasonably necessary pursuant to Section 1.02(d).
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Newco” means, in connection with an Issuer Merger Event, the issuer of the Merger Shares.

“Non-public Information” means information which has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD.
“Note” means a promissory note made by the Borrower in favor of a Lender evidencing the Loans held by such Lender, substantially in the form of Exhibit B.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower arising under any Loan Document or otherwise with respect to the Loans, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest (whether in the form of any cash interest or PIK Interest) and fees (including any Prepayment Amount) that accrue after the commencement by or against the Borrower of any proceeding under any Debtor Relief Laws naming the Borrower as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“Organization Documents” means (a) the certificate of formation of the Borrower filed with the Secretary of State of the State of Delaware on September 8, 2017 and (b) its limited liability company operating agreement adopted on September 8, 2017, as amended and restated by that certain amended and restated limited liability company operating agreement, by and between the Borrower Sole Member and the Independent Manager, and adopted on December 29, 2017.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.05).
“Parent” means, prior to the Contribution Effective Time, Qurate Retail, and following the Contribution Effective Time, Splitco.
“Participant” has the meaning specified in Section 10.06(c).
“Participant Register” has the meaning specified in Section 10.06(c).
“Permissible Transfer Restrictions” means:
(a) the Existing Transfer Restrictions;

(b) Transfer Restrictions arising from Permitted Liens (other than Liens described in clause (b) of the definition of “Permitted Liens”);
(c) Transfer Restrictions arising under the Loan Documents;
(d) solely with respect to any Issuer 251(g) Merger Event, the Split-Off, any Spin-Off Event, Spin-Off Shares, any Issuer Merger Event, any Issuer Tender to Merger Event or Merger Shares, any additional Transfer Restrictions that the Calculation Agent determines in its reasonable sole discretion are (x) analogous to, and no more restrictive than, the Existing Transfer Restrictions or (y) not applicable to the Pledged Shares; provided that, for the avoidance of doubt, “Permissible Transfer Restrictions” with respect to any Spin-Off Shares or Merger Shares shall not include any Transfer Restrictions under or arising in connection with the Securities Act solely as a result of such Spin-Off Shares or Merger Shares, as applicable, being “restricted securities” within the meaning of Rule 144 (including any “holding period” restrictions under Rule 144(d)), except to the extent such Transfer Restrictions are no more restrictive than (including with respect to remaining duration) the Transfer Restrictions applicable to (x) with respect to Spin-Off Shares, the Shares of the Issuer distributing such Spin-Off Shares and (y) with respect to Merger Shares, the Shares of the Issuer undergoing such Issuer Merger Event or Issuer Tender to Merger Event, as applicable, in each case, immediately prior to the relevant Spin-Off Event, Issuer Merger Event or Issuer Tender to Merger Event, as applicable;
(e) Any Transfer Restriction arising from a customary “lock up” imposed upon Parent, the Borrower Sole Member or the Borrower in connection with an Issuer 251(g) Merger Event, a Spin-Off Event, an Issuer Merger Event, an Issuer Tender Offer, an Issuer Acquisition or any Disposition of Pledged Shares not prohibited by this Agreement (any such customary “lock up”, a “Lock-Up”), shall constitute a Permissible Transfer Restriction until (x) the consummation or effectiveness of the transaction constituting such Issuer 251(g) Merger Event, Spin-Off Event, Issuer Merger Event, Issuer Tender Offer, Issuer Acquisition or Disposition or (y) the termination of the documentation relating to any such Issuer 251(g) Merger Event, Spin-Off Event, Issuer Merger Event, Issuer Tender Offer, Issuer Acquisition or Disposition without the consummation thereof. For the avoidance of doubt, (x) a Lock-Up will not be permitted in any way to limit the grant of a Lien on any Collateral or a Lender’s ability to exercise its rights and remedies hereunder or under the other Loan Documents with respect to any Collateral or otherwise, and (y) a Lock-Up shall not constitute a Permissible Transfer Restriction on and after the consummation or effectiveness of the related Issuer 251(g) Merger Event, Spin-Off Event, Issuer Merger Event, Issuer Tender Offer, Issuer Acquisition or Disposition, as applicable; or
(f) any other Transfer Restrictions that arise after the Closing Date (x) for which an adjustment has been or is being made under clause (i) and/or clause (j) of the definition of “Potential Adjustment Event” or (y) with respect to which the Calculation Agent has determined that no such adjustment is necessary; it being understood and agreed that any such Transfer Restriction shall be deemed to be a Permissible Transfer Restriction both before and after giving effect to any such adjustment or such determination by the Calculation Agent that no such adjustment is necessary; provided that nothing contained in this clause (f) shall be construed to limit the adjustment rights under Section 1.02(d) with respect to clause (i) and/or clause (j) of the definition of “Potential Adjustment Event”.
“Permitted Affiliate Investment” means loans made by the Borrower to Parent from time to time; provided that (a) the aggregate principal amount of all such loans outstanding at any time shall not exceed $[____] plus the amount of any interest accrued on such loans that has been added to the principal balance of such loans and (b) immediately after giving effect to each such loan, (i) no Event of Default (A) shall have occurred and be continuing or (B) would result therefrom and (ii) the LTV Ratio shall be less than or equal to the LTV Margin Call Level; provided that it is understood and agreed that to the extent any such Permitted Affiliate Investment is or is intended to be made with assets that constitute Collateral at the time of such investment, then such assets that constitute Collateral at the time of such investment must first be released as Collateral in accordance with the provisions of Section 2.09.
“Permitted Affiliate Loans” means loans made by Parent to the Borrower from time to time; provided that (i) prior to the termination of all Commitments and payments in full of all Obligations (other than contingent obligations with respect to which no claim has been made) the interest rate on any such loans shall not exceed the Floating Rate applicable to the Initial Loans, (ii) such loans shall be evidenced by an Intercompany Note and subordinated to the Obligations hereunder pursuant to the subordination provisions provided therein and (iii) no payments of principal, interest or otherwise shall be made with respect to such loans except to the extent not prohibited by this Agreement and the subordination provisions of such Intercompany Note.
“Permitted Assets” means (i) Cash, Cash Equivalents, Permitted Securities, Shares, Collateral and Permitted Affiliate Investments, (ii) proceeds of the foregoing consisting of Cash, Cash Equivalents, Permitted Securities, Shares and Collateral and (iii) dividends and distributions in respect of any Cash, Cash Equivalents, Permitted Securities, Shares, and/or Collateral.
“Permitted Derivatives Transactions” means (i) exchangeable or convertible securities issued by Splitco or a Subsidiary of Splitco (other than the Borrower) referencing or convertible into Shares, shares of Charter Communications, Inc. (ticker: CHTR), shares of LendingTree, Inc. (ticker: TREE), shares of FTD Companies, Inc. (ticker: FTD) or shares of Splitco that, in each case, (a) are sold in a broadly distributed registered offering or Rule 144A transaction and (b) contain customary terms for such securities or terms that are comparable to those contained in exchangeable or convertible securities that have been previously issued and sold by any of Liberty Expedia Holdings, Inc., Qurate Retail, Liberty Media and/or any of their respective subsidiaries; and (ii) a transaction relating to a number of Shares owned by Splitco or a subsidiary of Splitco (other than the Borrower), which is not secured by Pledged Shares, that consists of (a) (x) put options purchased by Splitco or a subsidiary of Splitco (other than the Borrower) (“Put Options”) and/or (y) call options sold by such party (provided any such call options have a strike price greater than the strike price of the Put Options in the event that Put Options have been purchased in connection therewith), (b) forward transactions by Splitco or a subsidiary of Splitco (other than the Borrower) as seller and/or (c) any other similar sale transaction that has the same economic effect (including associated trading activity), including any related loans customarily entered into in connection with such transactions described in the foregoing clauses (a), (b) and (c).
“Permitted Holder” means any one or more of (a) Qurate Retail (or its successors), (b) Liberty Media (or its successors), (c) John C. Malone, Gregory B. Maffei, or any other executive officer or director of Qurate Retail (or its successors), Liberty Media (or its successors) or Splitco (or its successors), whether such persons are acting individually or in concert, (d) each of the respective Affiliated Persons of the Persons referred to in clause (c), and (e) any Person a majority of the aggregate voting power of all the outstanding classes or series of the Equity Interests of which are beneficially owned by any one or more of the Persons referred to in clauses (a), (b), (c) or (d); provided that neither an Issuer nor any of its Subsidiaries shall be, directly or indirectly, a Permitted Holder. For purposes of this definition, “person” and “group” have the meanings given to them for purposes of Section 13(d) and 14(d) of the Exchange Act or any successor provisions, and the term “group” includes any group acting for the purposes of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision.
“Permitted Liabilities” means (a) all Contractual Obligations under the Loan Documents, (b) all taxes, assessments and governmental charges levied upon the Borrower or upon its income, profits or property, (c) all costs and expenses of the Independent Manager, (d) any other liabilities or obligations of any nature expressly allowed to be incurred by the Borrower pursuant to the definition of “Special Purpose Entity”, (e) liabilities and obligations incurred in the ordinary course of business or in connection with transactions not prohibited under the Loan Documents, (f) all Contractual Obligations under Permitted Affiliate Loans or Permitted Affiliate Investments and (g) costs and expenses relating to the administration, ownership, management and Disposition of Permitted Assets which (A) do not exceed, at the date of determination, a maximum amount equal to $200,000 and (B) are paid within thirty (30) days of the date incurred, or, if later, invoiced.
“Permitted Liens” means (a) Liens pursuant to any Loan Document, (b) Permissible Transfer Restrictions, (c) inchoate Liens in respect of Taxes and claims permitted not to be paid in accordance with Section 6.06 and the other provisions of the Loan Documents and (d) the Liens of the Custodian to the extent expressly permitted under the Collateral Account Control Agreement.
“Permitted Securities” means any of the following:
(a)    readily marketable direct obligations of the government of the United States or any agency or instrumentality thereof that are obligations unconditionally guaranteed by the full faith and credit of the government of the United States that have a maturity of not greater than five (5) years;
(b)    short-term commercial paper issued by United States corporations and rated at least A-l by S&P or P‑1 by Moody’s; provided that the aggregate value of all commercial paper of any single issuer shall not exceed $10,000,000;
(c)    indebtedness of any Person rated at least A by S&P or A2 by Moody’s with a maturity of five (5) years or less; provided that the aggregate value of all such indebtedness of any single issuer shall not exceed $10,000,000; and
(d)    money market mutual funds; provided that such funds invest only in Cash, Cash Equivalents or other Permitted Securities and/or repurchase agreements for securities described in clause (a) above.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“PIK Interest” means the interest that accrues and is added to the outstanding principal balance of the Loans in accordance with Section 2.06(a)(ii), which shall thereafter be deemed principal bearing interest at the Floating Rate.
“PIK Interest Election Notice” means a notice provided by the Borrower in accordance with the terms of Section 2.06(a)(ii) and substantially in the form of Exhibit J, or such other form as shall be approved by the Administrative Agent.
“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) whether or not subject to ERISA or the Code, established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA or any substantially similar non-U.S. law, any ERISA Affiliate.
“Platform” has the meaning specified in Section 7.17.
“Pledged Shares” means, (i) as of the Closing Date, the Initial Pledged Shares and (ii) after the Closing Date, all Shares credited to any and all Collateral Accounts, in each case, for so long as the security interest and Liens granted in such Shares pursuant to the Security Agreement have not otherwise been terminated and released in accordance with the Loan Documents.
“Potential Adjustment Event” means any of the following:
(a)    a subdivision, consolidation or reclassification of any Shares unless resulting in an Issuer Merger Event, or a free distribution or dividend of any Shares to existing holders by way of bonus, capitalization or similar issue;
(b)    a distribution, issuance or dividend to existing holders of any Shares of (i) any Shares, (ii) other share capital or securities granting the right to payment of dividends and/or the proceeds of liquidation of the relevant Issuer equally or proportionately with or prior to such payments to holders of any Shares, (iii) share capital or other securities of another issuer acquired or owned (directly or indirectly) by any Issuer as a result of a spin-off or other similar transaction, or (iv) any other type of securities, rights or warrants or other assets, in any case as a dividend or distribution or for payment (cash or other consideration) at less than the prevailing market price as determined by the Calculation Agent;
(c)    an extraordinary dividend with respect to any class of shares of any Issuer;
(d)    a call by any Issuer in respect of any class of shares of such Issuer that is not fully paid;
(e)    a repurchase by any Issuer or any of its Subsidiaries of the Shares of such Issuer whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise other than the repurchase by Liberty Broadband of its Shares;
(f)    in respect of any Issuer, an event that results in any shareholder rights being distributed or becoming separated from the Shares of such Issuer or other shares of the capital stock of such Issuer pursuant to a shareholder rights plan or arrangement directed against hostile takeovers that provides upon the occurrence of certain events for a distribution of preferred stock, warrants, debt instruments or stock rights at a price below their market value, as determined by the Calculation Agent; provided that any adjustment effected as a result of such an event shall be readjusted upon any redemption of such rights;
(g)    a Share Price Event;
(h)    an Issuer Tender Offer;
(i)    (i) the board of directors of any Issuer of Shares formally approves a Constrictive Amendment, (ii) a Constrictive Amendment is otherwise submitted to a shareholder vote, and the Calculation Agent reasonably determines that such Constrictive Amendment is likely to be approved; provided that if such Constrictive Amendment is not approved in the applicable shareholder vote, a Potential Adjustment Event shall be deemed not to have occurred and any adjustments made in connection therewith shall automatically cease to be effective, or (iii) a Constrictive Amendment is approved by the requisite shareholder vote; or
(j)    (i) with respect to any Spin-Off Shares or Merger Shares, any Transfer Restrictions (other than any Permissible Transfer Restrictions described in clauses (a) through (e) of the definition of Permissible Transfer Restrictions) under or arising in connection with the Securities Act solely as a result of such Spin-Off Shares or Merger Shares, as applicable, being “restricted securities” within the meaning of Rule 144 (including any “holding period” restrictions under Rule 144(d)) or (ii) any Transfer Restrictions (other than any Permissible Transfer Restrictions described in clauses (a) through (e) of the definition of Permissible Transfer Restrictions) under or arising in connection with any changes to the federal securities laws of the United States after the Closing Date.
Notwithstanding anything to the contrary herein, (i) an Issuer 251(g) Merger Event shall not result in a Potential Adjustment Event, and (ii) if a Potential Adjustment Event

occurs with respect to any Spin-Off Shares, (a) Borrower may elect, by notice to the Calculation Agent delivered promptly following notice of any adjustments as may be determined in accordance with Section 1.02(d) relating to such Potential Adjustment Event, to (1) exclude the Collateral Value of such Spin-Off Shares from the calculation of the LTV Ratio (A) to the extent that the LTV Ratio (calculated without giving any Collateral Value to such Spin-Off Shares) does not exceed the LTV Margin Call Level or (B) if the LTV Ratio exceeds the LTV Margin Call Level (calculated without giving any Collateral Value to such Spin-Off Shares), so long as the Borrower complies with the provisions of Section 2.09(a) in a manner that causes the LTV Ratio to be equal to or less than the Maintenance LTV, and (2) release such Spin-Off Shares from any Liens created under the Collateral Documents in accordance with Section 2.09(h)(iii) and, in any such event, the occurrence of any of the events set forth above shall not constitute a Potential Adjustment Event with respect to such Spin-Off Shares (or, for the avoidance of doubt, any other Shares other than the Shares of the Issuer subject to the relevant Potential Adjustment Event); provided that, if the relevant Spin-Off Shares are so released, they shall cease to constitute Eligible Pledged Shares at all times thereafter, and (b) any adjustment made in accordance with Section 1.02(d) by the Calculation Agent with respect to such Potential Adjustment Event which impacts a ratio or valuation determined by reference to both Spin-Off Shares and other Shares shall take into account the proportionate value, as reasonably determined by the Calculation Agent, of such Spin-Off Shares and other Shares.
“Prepayment Amount” means, with respect to (a) subject to the following proviso, on or prior to the Prepayment Date, (i) any prepayment of Delayed Draw Loans by the Borrower made pursuant to Section 2.04, Section 2.05 or Section 2.09(a) or (ii) any payment of Delayed Draw Loans upon or following an acceleration of the maturity of such Delayed Draw Loans under Section 8.02, in each case, an amount equal to the product of (x) the principal amount of the Delayed Draw Loans being paid or prepaid, (y) 50% of the Base Spread and (z) the actual number of calendar days from the date of such payment or prepayment to the Prepayment Date divided by 360 or (b) any payment, repayment or prepayment after the Prepayment Date, zero; provided that, notwithstanding anything to the contrary contained herein, (A) no Prepayment Amount shall be due or payable on any PIK Interest that was added to the principal balance of the Delayed Draw Loans, (B) no Prepayment Amount shall be due or payable by the Borrower to a Lender (or, at the election of such Lender, shall be paid by an Affiliate of such Lender) with respect to any payment or prepayment made on Delayed Draw Loans held by such Lender in connection with or at any time after a Lender Participant Transaction that such Lender (or one of its Affiliates) has had a reasonable opportunity to meaningfully participate in, (C) to the extent a Lender (or one of its Affiliates) has not had a reasonable opportunity to meaningfully participate in a Lender Participant Transaction on or prior to the date a payment or prepayment is being made on Delayed Draw Loans held by such Lender, then only such Lender’s relevant Ratable Share of the Prepayment Amount, if any, due and payable to such Lender with respect to such payment or prepayment of Delayed Draw Loans shall be due and payable by the Borrower to such Lender and the full Prepayment Amount applicable to all Delayed Draw Loans shall not be due or payable by the Borrower unless none of the Lenders or their Affiliates were given a reasonable opportunity to meaningfully participate in a Lender Participant Transaction on or prior to the date such Prepayment Amount is due and payable and (D) notwithstanding anything to the contrary herein, no Prepayment Amount shall be due with respect to (x) any Initial Loans and/or (y) Revolving Loans.
“Prepayment Date” means the first Business Day immediately following the date that is twelve (12) months after the Amendment No. 2 Effective Date.
“primary obligor” has the meaning specified in the definition of “Guarantee”.
“Prime Rate” means the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate”. The “prime rate” is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.
“Pro Rata Basis” means in proportion to each Lender’s Applicable Percentage relating to the Loans under this Agreement, subject, in each case, to rounding to the nearest Share, $0.01 or item or unit of other securities or property, as applicable.
“Purchaser Representations” means the following representations, warranties and agreements made by an assignee or participant, as applicable: (i) a representation and warranty that such assignee or participant is a QIB, a QP and an “accredited investor” as defined in Section 2(a)(15)(ii) of the Securities Act and is entering into such assignment or participation as principal and not for the benefit of any third party, (ii) a representation that such assignee or participant is not a natural person, a Defaulting Lender, any Person who, upon becoming a Lender under this Agreement, would constitute a Defaulting Lender or an Affiliate of a Defaulting Lender, a Permitted Holder, the Parent, the Borrower, the Borrower Sole Member, any Issuer or any Affiliate of a Defaulting Lender, the Parent, the Borrower, the Borrower Sole Member or any Issuer, (iii) an acknowledgment that such assignee or participant fully understands any restrictions on transfers, sales and other dispositions in the Loan Documents or relating to any Collateral consisting of the Pledged Shares, (iv) an acknowledgment that such assignee or participant is able to bear the economic risk of its investment in the assignment or participation and is currently able to afford a complete loss of such investment, (v) a covenant that such assignee or participant will only assign its Loans or sell its participation or participations therein pursuant to documentation including such Purchaser Representations, (vi) an acknowledgment by such assignee or participant that the Pledged Shares forming part of the Collateral cannot be sold by the Borrower without registration under, or in a transaction exempt from the registration requirements under, the Securities Act, (vii) an acknowledgment that such assignee or participant is not entering into such assignment or participation on the basis of any material Non-public Information with respect to the Borrower, any Issuer, their Subsidiaries or their securities, and, if applicable, it has implemented reasonable policies and procedures, taking into consideration the nature of its business, to ensure that individuals making investment decisions would not violate the laws prohibiting trading on the basis of material Non-public Information (it being understood that such assignee or participant may have material Non-public Information on the private side of its information wall, sometimes referred to as a “Chinese Wall,” at the time of such assignment or participation); provided that, for the avoidance of doubt, “material Non-public Information concerning the Borrower, any Issuer, their Subsidiaries or their securities” shall not include any information made available to both the assignee and the assignor or both the participant and the seller of a participation interest, as the case may be, and (vii) an acknowledgment that it has made an independent decision to purchase its Loans or participation based on information available to it, which it has determined adequate for the purpose.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.
“QP” means a “qualified purchaser” within the meaning of Section 2(a)(51) of the Investment Company Act.
“Qurate Retail” means Qurate Retail, Inc., a Delaware corporation (f/k/a Liberty Interactive Corporation f/k/a Liberty Media Corporation, in each case, a Delaware corporation).
“Ratable Share” (a) of any amount means, with respect to any Lender at any time other than in connection with payments and repayments, the product of (i) a fraction, the numerator of which is the aggregate principal amount of the relevant Type or Types of Loans outstanding at such time owed to such Lender, and the denominator of which is the aggregate principal amount of such relevant Type or Types of Loans outstanding at such time and (ii) such amount, (b) of any amount means, with respect to any Lender at any time in connection with prepayments and repayments, the product of (i) a fraction, the numerator of which is the aggregate principal amount of the relevant Type or Types of Loans outstanding owed to such Lender and being paid or prepaid at such time, and the denominator of which is the aggregate principal amount of such relevant Type or Types of Loans outstanding and being paid or prepaid at such time (and with respect to any Prepayment Amount, in each case, taking into account only the Loans of Lenders with respect to which the Prepayment Amount is required to be paid) and (ii) such amount and (c) of any type of Collateral, means, with respect to any Applicable Lender at any time, the product of (i) a fraction, the numerator of which is the aggregate principal amount of the Loans outstanding at such time owed to such Applicable Lender, plus such portion of the Loans of each Agented Lender that such Applicable Lender is holding Collateral on behalf of, and the denominator of which is the aggregate principal amount of the Loans outstanding at such time and (ii) the aggregate amount of such type of Collateral, subject to rounding to the nearest Share, $0.01 or item or unit of other securities or property, as applicable.
“Recipient” means (a) any Agent and (b) any Lender.
“Register” has the meaning specified in Section 2.10(a).
“Regulation FD” means Regulation FD as promulgated under the Securities Exchange Act of 1934.

“Reincorporation Merger” means the merger of GCI Liberty (Alaska) with and into its wholly-owned subsidiary, GCI Merger Sub, to effect the reincorporation of GCI Liberty (Alaska) from the State of Alaska to the State of Delaware. For the avoidance of doubt, the Loan Documents shall in no way prevent or prohibit the Reincorporation Merger.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the branches, partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
“Reorganization Agreement” means that certain Agreement and Plan of Reorganization, dated as of April 4, 2017, as amended by Amendment No. 1 to Reorganization Agreement, dated as of July 19, 2017, and Amendment No. 2 to Reorganization Agreement, dated as of November 8, 2017, by and among Qurate Retail, Liberty Interactive LLC and Splitco, as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Required Lenders” means at any time Lenders holding at least a majority of the sum of (a) the then aggregate outstanding principal amount of the Loans and (b) the aggregate principal amount of the unused Commitments (if any); provided that the outstanding Loans held by, and unused Commitments of, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Required Revolving Lenders” means Lenders having more than 50% of all Revolving Commitments; provided that the Revolving Commitments of any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.
“Responsible Officer” means (a) the president, the chief financial officer, the principal financial officer, the controller, the treasurer or any vice president of the Borrower, the Borrower Sole Member or the Parent, (b) solely for purposes of delivery of certificates pursuant to Section 4.01(a)(iii), the secretary or assistant secretary of the Borrower, the Borrower Sole Member or the Parent and (c) solely for purposes of notices given pursuant to Article II, any other person duly authorized to act for and on behalf of the Borrower, the Borrower Sole Member or the Parent, as applicable, so designated by any of the foregoing officers in a notice to the Administrative Agent, in each case of clauses (a), (b) and (c), as such officer is acting on behalf of the Borrower, the Borrower Sole Member on behalf of itself or the Borrower, or the Parent on behalf of itself, on behalf of the Borrower Sole Member or on behalf of the Borrower. Any document delivered hereunder that is signed by a Responsible Officer shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Borrower, the Borrower Sole Member or the Parent, as applicable, and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower, the Borrower Sole Member on behalf of itself or the Borrower or the Parent on behalf of itself, on behalf of the Borrower Sole Member or on behalf of the Borrower, as applicable.

“Restricted Payment” means, with respect to any Person, (a) any dividend or other distribution (however denominated, including as “yield” and whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of such Person or (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent Person thereof).
“Restricted Transaction” means, in respect of Splitco and its Subsidiaries, including the Borrower: (i) any financing transaction, secured by or referencing any Shares other than the Loans and any Permitted Derivatives Transactions, (ii) any grant, occurrence or existence of any Lien on any Shares other than (x) Liens securing the obligations under the Loan Documents, (y) Permitted Liens and (z) with respect to Splitco and its Subsidiaries (other than the Borrower), Liens on any Shares in connection with any Permitted Derivatives Transaction, or (iii) any swap, hedge or derivative transaction (including by means of a physically- or cash-settled derivative or otherwise) related to any Shares other than any Permitted Derivatives Transaction. For the avoidance of doubt, none of the following shall constitute a Restricted Transaction: (a) the financing hereunder and the other Loan Documents; (b) any sale or other transfer of the Equity Interests of Splitco or the Borrower and (c) any “put”, makewell right or similar right or transaction that is entered into with a party that is not a financial institution in connection with a strategic transaction.
“Revolving Availability Period” means the period from and including the Amendment No. 1 Effective Date to but excluding the earlier of (a) the date that is one month prior to the Maturity Date and (b) the date of termination of all of the Revolving Commitments.
“Revolving Commitments” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans hereunder up to the amount set forth on Part B of Schedule I, or in the Assignment and Assumption pursuant to which such Lender assumed its Revolving Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.08, (b) reduced from time to time pursuant to Section 8.02 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.06. The aggregate amount of the Lenders’ undrawn Revolving Commitments on the Amendment No. 2 Effective Date is $100,000,000.
“Revolving Lender” means a Lender with a Revolving Commitment or an outstanding Revolving Loan.
“Revolving Loan” means a Loan made by the Lenders with Revolving Commitments to Borrower pursuant to Section 2.01. The aggregate principal amount of Revolving Loans outstanding on the Amendment No. 2 Effective Date is $100,000,000.
“Revolving Loan Borrowing” means a Borrowing comprised of Revolving Loans.

“Revolving Loan Commitment Fee” has the meaning set forth in Section 2.06(f).
“Rule 144” means Rule 144 under the Securities Act.
“S&P” means Standard & Poor’s Financial Services LLC, or any successor thereto.
“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or by the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person Controlled by any such Person.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.
“Scheduled Trading Day” means any day on which the applicable Exchange is scheduled to be open for trading during the regular trading session (it being understood and agreed that any day on which an applicable Exchange is open for trading but is scheduled to close early in connection with a current or pending holiday shall constitute a regular trading session).
“SEC” means the U.S. Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Second Amendment” means that certain Amendment No. 2 to Margin Loan Agreement and Amendment No. 1 to Collateral Account Control Agreement, dated as of November 25, 2019, by and among the Borrower, the Lenders party thereto, the Calculation Agent, the Administrative Agent and the Custodian.
“Secured Parties” means, collectively, each of the Applicable Lenders, as collateral agent for the benefit of itself, its Agented Lenders and the Agent, and each such Applicable Lender, individually, being a “Secured Party”.
“Securities Act” means the Securities Act of 1933.
“Security Agreement” means the Security Agreement, substantially in the form of Exhibit D, by and among the Borrower, the Administrative Agent, the Calculation Agent

and the Applicable Lenders (as the same may be amended, restated or otherwise modified from time to time and including any successor or replacement agreement).
“Share Price Event” means the occurrence, as of the close of business on any Scheduled Trading Day, of the Market Reference Price of any Eligible Pledged Shares being equal to or less than the Minimum Price for such Shares.
“Shares” means, collectively, (a) the Initial Pledged Shares and (b) following the occurrence of an Issuer Merger Event or Spin-Off Event, Merger Shares and/or Spin-Off Shares, as applicable; provided that following the occurrence of an Issuer 251(g) Merger Event, the shares of common stock issued by the resulting Delaware corporation in exchange for the then applicable Shares shall be deemed to be “Shares” (except for purposes of the definition of Issuer 251(g) Merger Event).
“Solvency Certificate” means a solvency certificate substantially in the form of Exhibit G.
“Solvent” means, with respect to any Person, that as of any date of determination, (i) the present fair value of such Person’s assets exceeds the total amount of such Person’s liabilities (including contingent liabilities), (ii) such Person has capital and assets sufficient to carry on its businesses, (iii) such Person is not engaged and is not about to engage in a business or a transaction for which its remaining assets are unreasonably small in relation to such business or transaction and (iv) such Person does not intend to incur or believe that it will incur debts and/or liabilities beyond its ability to pay such debts or liabilities as they become due. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Special Purpose Entity” means a limited liability company which, at all times since its formation and thereafter, shall be (i) organized solely for the following purposes set forth in clauses (a) through (e) below and (ii) operated in accordance with clauses (f) through (ff) below:

(a)    to receive, acquire, invest in, own, hold, vote, sell, transfer, exchange, assign, distribute, dispose of, manage, encumber, pledge and otherwise deal with and in Permitted Assets, including, but not limited to, making Permitted Affiliate Investments, in a manner not prohibited by the Loan Documents;

(b)    to enter into and perform its obligations under or with respect to this Agreement and the other Loan Documents, Permitted Affiliate Loans, Permitted Affiliate Investments and all documents, instruments or agreements executed and delivered in connection therewith and the borrowings thereunder and all other Contractual Obligations not otherwise prohibited under this Agreement or the other Loan Documents;
(c)    to receive and distribute to the Borrower Sole Member, in the sole discretion of the Borrower Sole Member, as the sole member and a manager of the Borrower, (i) the proceeds of borrowings under this Agreement as a dividend or a return of capital, (ii) any Permitted Assets, other than Collateral (except to the extent such Collateral has been released pursuant to the provisions of this Agreement), (iii) the proceeds of any Permitted Affiliate Loans and (iv) any proceeds of any of the foregoing, in each case to the extent not prohibited by the Loan Documents;
(d)    to incur, issue, pay or discharge Permitted Liabilities;
(e)    to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above mentioned purposes, including the power to maintain its legal existence, the power to incur reasonable fees, costs and expenses related to the ownership, administration and management of Permitted Assets and the power to incur and discharge Permitted Liabilities incurred in the furtherance of the foregoing purposes, in each case, to the extent not expressly prohibited under the Loan Documents;
(f)    has not engaged and will not engage in any business unrelated to the purpose of such limited liability company as set forth in this definition;
(g)    has not owned and will not own any asset or property other than Permitted Assets and incidental personal property necessary for the conduct of its business as permitted under this definition and the Loan Documents;
(h)    has not bought or held and will not buy or hold any evidence of indebtedness issued by any other Person, other than Permitted Assets and Permitted Affiliate Loans;
(i)    to the fullest extent permitted by law, has not engaged in, sought or consented to and will not engage in, seek or consent to any dissolution, winding up or liquidation, in whole or in part, and, to the extent prohibited under the Loan Documents, has not and will not engage in any consolidation, merger or asset sale or amendment of its certificate of formation or operating agreement;
(j)    has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity;

(k)    has maintained and will maintain its own separate books, records and bank accounts;
(l)    has maintained and will maintain its books, records, resolutions and agreements as official records at its offices at 12300 Liberty Boulevard, Englewood, Colorado 80112 and not change the location of such books, records, resolutions and agreements without first providing the Administrative Agent at least thirty (30) days (or such shorter period as may be agreed by the Administrative Agent) prior written notice of such change in location;
(m)    has maintained and will maintain a separate statement of assets and liabilities showing its assets and liabilities separate and apart from those of any other Person and not permit its assets and liabilities to be listed on the financial statements of any other Person; provided that the financial statements of an Issuer may be consolidated into the Borrower’s financial statements to the extent required by GAAP; provided, further, that the Borrower’s assets and liabilities may be included in the consolidated financial statements of the Parent and/or the Borrower Sole Member so long as (A) appropriate notations shall be made on such consolidated financial statements to indicate the separateness of the Borrower and the Parent and/or the Borrower Sole Member and to include that the Borrower’s assets and credit are not available to satisfy the debt and other obligations of the Parent, the Borrower Sole Member or any other Person and (B) such assets shall also be listed on the Borrower’s own separate balance sheet;
(n)    has not commingled and will not commingle its funds or other assets with those of any other Person, except to the extent expressly permitted or required under the Loan Documents;
(o)    except as otherwise expressly required or permitted by this Agreement and the other Loan Documents, has held and will hold its assets in its own name, and has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;
(p)    [reserved];
(q)    is and intends to remain Solvent, and has paid and will pay its own debts and liabilities out of its own funds and assets (to the extent of such funds and assets) as the same shall become due, and will give prompt written notice to the Administrative Agent of the insolvency or bankruptcy filing of the Borrower or the Parent or the Borrower Sole Member; provided that the foregoing shall not require the Parent, the Borrower Sole Member or any other Person to make any additional contributions to the Borrower;
(r)    has done or caused to be done, and will do or cause to be done, all things necessary to observe all limited liability company formalities and preserve its existence and good standing, and will not amend, modify or otherwise change any of the single purpose, separateness or bankruptcy remote provisions or requirements of its operating agreement or other organizational documents, in each case as described in this definition (except as required by law or approved by the Required Lenders or pursuant to Section 7.06);

(s)    shall not enter into any transaction of any kind with any Affiliate of the Borrower whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower as would be obtainable by the Borrower at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that (i) the Borrower may enter into any Contractual Obligation or any other transaction with an Affiliate not prohibited under this Agreement and the other Loan Documents, including Permitted Affiliate Loans and payments with respect thereto and Permitted Affiliate Investments, (ii) the Parent or any of its other Affiliates may make additional capital contributions of Permitted Assets to the Borrower at such times, in such amounts and on such terms as they may, in their sole discretion, deem appropriate or advisable, and the Borrower may receive and deal with the same, (iii) the Borrower may distribute, dividend, loan or otherwise transfer the proceeds of the Loans, any other Permitted Assets and the proceeds of any Permitted Affiliate Loans, other than Collateral (except to the extent such Collateral has been released pursuant to the provisions of this Agreement), to the Parent or any of its other Affiliates and (iv) the Borrower may continue to acquire, own, hold, vote, sell, transfer, exchange, assign, dispose of, manage, encumber, invest in (including Permitted Affiliate Investments) and otherwise deal with and in Permitted Assets (and exercise the Borrower’s rights with respect thereto), in each case in a manner that is not prohibited by any provision of the Loan Documents;
(t)    has no and will have no (x) Indebtedness other than Permitted Assets and Permitted Liabilities or (y) Contractual Obligations other than Permitted Assets, Liens not prohibited by Section 7.02, Permitted Liabilities, the Reorganization Agreement and Contractual Obligations ancillary or relating to any of the foregoing or consisting of Lock-Ups or Contractual Obligations ancillary or relating thereto or entered into in connection with transactions not prohibited under this Agreement or the other Loan Documents and containing customary obligations and undertakings customary for such transactions;
(u)    has not assumed and will not assume, guarantee, become obligated for or hold out its credit as being available to satisfy the debts or obligations of any other Person, including any Affiliate of the Borrower, or the decisions or actions respecting the daily business or affairs of any other Person, including any such Affiliate;
(v)    has not acquired and will not acquire obligations or securities of the Borrower Sole Member;
(w)    has conducted and will at all times conduct its business solely in its own name in a manner not misleading to other Persons as to its identity (including through the use of separate stationery, invoices and checks bearing its own name);
(x)    other than in connection with the Loan Documents, has not pledged and will not pledge its assets for the benefit of any other Person;
(y)    has held itself out and identified itself and will hold itself out and identify itself to the public as a legal entity separate and distinct from any other Person and under its own name;

(z)    has not made or permitted to remain and will not make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that the Borrower may invest in Permitted Assets (including Permitted Affiliate Investments) and may make any loan or advance required to be made under any provisions of the Loan Documents or not prohibited under the Loan Documents and permit the same to remain outstanding in accordance with such provisions;
(aa)    has maintained and intends to maintain adequate capital (to the extent there is adequate cash flow from Permitted Assets) for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided that the foregoing shall not require the Borrower Sole Member or, if the Parent is not the Borrower Sole Member, the Parent to make any additional contributions to the Borrower;
(bb)    has not permitted and will not permit any Affiliate of the Borrower independent access to its bank accounts except for the duly authorized officers, employees and agents of the Borrower Sole Member, or if the Parent is not the Borrower Sole Member, the Parent, in each case, acting on behalf of the Borrower Sole Member in its capacity as the manager of the Borrower pursuant to and in accordance with the Organization Documents of the Borrower;
(cc)    has not identified and will not identify the Borrower Sole Member or other Affiliates of the Borrower as a division or a department of the Borrower, and has not identified and will not identify itself as a department or division or part of any other Person except, in each case, as required by applicable Law with respect to Taxes or as provided by clause (m) above;
(dd)    has not formed, acquired or held and will not form, acquire or hold any Subsidiary (whether corporate, partnership, limited liability company or other);
(ee)    has caused and will use its best efforts to cause its agents and other representatives to act at all times with respect to the business and affairs of such entity in compliance with the foregoing; and
(ff)    has and will have an Independent Manager.
“Spin-Off Event” means a distribution, whether as a dividend or otherwise, of the common stock of any Person (other than a Person that is then an Issuer) by an Issuer to the holders of the Shares of such Issuer, as determined by the Calculation Agent.
“Spin-Off Shares” means the shares of common stock of a Person (other than a Person that is then an Issuer) distributed to the holders of the Shares of such Issuer in connection with a Spin-Off Event and are (or will be upon the consummation of such Spin-Off Event) listed for trading on a Designated Exchange and issued by an entity incorporated or organized under the laws of the United States or any state thereof.

“Spinco” means, in connection with a Spin-Off Event, the issuer of the Spin-Off Shares.
“Split-Off” means the redemption by Qurate Retail of each outstanding share of its Series A Liberty Ventures common stock and Series B Liberty Ventures common stock in exchange for one share of GCI Liberty (Alaska) Class A common stock and GCI Liberty (Alaska) Class B common stock, respectively, pursuant to the terms of the Reorganization Agreement (excluding the provisions from any amendments, restatements, amendments and restatements, supplements or other modifications to the Reorganization Agreement entered into after the Closing Date modifying the Split-Off (as contemplated in the Reorganization Agreement, as in effect on the date hereof) that adversely affect the Lenders in any material respect).
“Splitco” means (a) initially, GCI Liberty (Alaska) and (b) upon and after the consummation of the Reincorporation Merger, GCI Merger Sub, to be renamed GCI Liberty, Inc.
“Stub Period” shall mean, with respect to any Loan, (a) unless such Loan is made on an Interest Payment Date, the initial Interest Period with respect to such Loan and (b) unless the relevant Maturity Date is on an Interest Payment Date, the Interest Period ending on the relevant Maturity Date.
“Subsequent Loan Borrowing” means a Borrowing comprised of Delayed Draw Loans funded after the Amendment No. 2 Effective Date.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise Controlled, directly, or indirectly through one or more intermediaries, or both, by such Person; provided that no Issuer shall be included as a “Subsidiary” of the Borrower for any purposes under this Agreement or the other Loan Documents.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms, and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International

Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contract(s), (a) for any date on or after the date such Swap Contract(s) have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined in accordance with the methodology for determining termination value in such Swap Contracts.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic or off-balance sheet lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Threshold Amount” means $500,000.
“Trading Disruption” means the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any Exchange Day of any material suspension of or limitation imposed on trading by the relevant Exchange (whether by reason of movements in price exceeding limits permitted by such Exchange or otherwise) in any Shares that are Pledged Shares as determined by the Calculation Agent other than as a result of an Early Closure.
“Trading with the Enemy Act” has the meaning specified in Section 5.19.
“Transfer Restrictions” means, with respect to any property (including, in the case of securities, security entitlements in respect thereof), any condition to or restriction on the ability of the holder thereof to sell, assign, pledge or otherwise transfer such property or to enforce the provisions thereof or of any document related thereto whether set forth in such property itself or in any document related thereto, including (i) any requirement that any sale, assignment, pledge or other transfer or enforcement of such property be subject to any volume limitations or be consented to or approved by any person, including the issuer thereof or any other obligor thereon, (ii) any limitations on the type or status, financial or otherwise, of any purchaser, pledgee, assignee or transferee of such property, (iii) any requirement of the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document of any person to the issuer of, any other obligor on or any registrar or transfer agent for, such property, prior to the sale, pledge, assignment or other transfer or enforcement of such property,

(iv) any registration or qualification requirement or prospectus delivery requirement for such property pursuant to any federal, state or foreign securities law (including any such requirement arising under the Securities Act), (v) any condition to or restriction on the ability of a potential purchaser, assignee, pledgee or transferee to acquire such property from the holder thereof and (vi) any legend or other notification appearing on any certificate representing such property to the effect that any such condition or restriction exists; except that the required delivery of any assignment, instruction or entitlement order from the Borrower or any pledgor, assignor or transferor of such property, together with any evidence of the corporate or other authority of such Person, shall not constitute such a condition or restriction.
“Treasury Regulations” means the final or temporary regulations that have been issued by the U.S. Department of the Treasury pursuant to its authority under the Code, and any successor regulations.
“Triggering” means, with respect to an Issuer Event that is an Issuer Trading Suspension or Issuer Delisting, the occurrence or effectiveness thereof; provided that no Triggering of an Issuer Trading Suspension or Issuer Delisting, as applicable, that relates to Spin-Off Shares, shall be deemed to have occurred (x) to the extent that such Spin-Off Shares are not included in the Collateral or (y) if such Spin-Off Shares are included in the Collateral, to the extent that at the time of the Issuer Trading Suspension or Issuer Delisting, as applicable, with respect such Spin-Off Shares, (1) the LTV Ratio (calculated without giving any Collateral Value to such Spin-Off Shares) does not exceed the LTV Margin Call Level or (2) if the LTV Ratio exceeds the LTV Margin Call Level (calculated without giving any Collateral Value to such Spin-Off Shares), the Borrower complies with the provisions of Section 2.09(a) in a manner that causes the LTV Ratio to be equal to or less than the Maintenance LTV (it being understood and agreed that any Mandatory Prepayment Notice given in connection with the Triggering of an Issuer Event in substantially the form of Exhibit L hereto shall be deemed to satisfy the requirement to provide a Collateral Shortfall Notice to the Borrower); provided, however, that, on and after the Triggering of an Issuer Event with respect to any Issuer of Spin-Off Shares, such Spin-Off Shares shall cease to constitute Eligible Pledged Shares at all times thereafter.
“Type” means, as to any Loan, whether it is (a) an Initial Loan, (b) a Revolving Loan or (c) a Delayed Draw Loan.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.
“United States” and “U.S.” mean the United States of America.
“Upfront Fee” has the meaning specified in Section 2.06(g).
“U.S. Person” means any Person who is a “U.S. person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(g)(ii)(B)(III).
“USA PATRIOT Act” has the meaning specified in Section 10.15.
“Valuation Percentage” means, with respect to any Merger Shares or Spin-Off Shares, as the case may be, the applicable percentage reasonably determined by the Calculation Agent, in an equitable manner as the Calculation Agent determines necessary to preserve for the Lenders and the Borrower the intent of the parties (including the intention expressed through definitions) and the fair value and risks in the Loans after non-binding consultation with the Borrower for up to three (3) Business Days during the period prior to the effectiveness of the related Issuer Merger Event or Spin-Off Event, as applicable (or such longer period of time as determined by the Calculation Agent), for purposes of determining the Collateral Value with respect to such Merger Shares or Spin-Off Shares, as the case may be; provided that, for the avoidance of doubt (i) the Valuation Percentage may be a percentage between 0% and 100%, inclusive, and (ii) the Calculation Agent may, but is not required to, determine the Valuation Percentage by reference to, among other factors and without limitation, the liquidity of the relevant securities; provided, further, that if, in the reasonable judgment of the Calculation Agent, the Valuation Percentage cannot reasonably be determined prior to or upon the effectiveness of the related Issuer Merger Event or Spin-Off Event, then the Valuation Percentage shall be a good faith estimate as reasonably determined by the Calculation Agent which may be adjusted by the Calculation Agent as soon as practicable following such effectiveness in an equitable manner as the Calculation Agent determines necessary to preserve for the Lenders and the Borrower the intent of the parties (including the intention expressed through definitions) and the fair value and risks in the Loans and after non-binding consultation with the Borrower for up to three (3) Business Days. Notwithstanding the foregoing, if, with respect to such Merger Shares or Spin-Off Shares, as applicable, no Transfer Restrictions other than Permissible Transfer Restrictions (whether in the hands of the Borrower or any Lender or Agent exercising its rights with respect thereto under the Loan Documents) apply and such Merger Shares or Spin-Off Shares, as applicable, are (or upon consummation of the relevant Issuer Merger Event or Spin-Off Event will be (it being understood and agreed that such Shares shall not constitute Eligible Pledged Shares until such time as such Shares are listed for trading on a Designated Exchange)) listed for trading on a Designated Exchange, the Valuation Percentage shall be 100% with respect to such Merger Shares or Spin-Off Shares, as applicable, if the Calculation Agent determines that each of the following conditions is satisfied: (A) the issuer of such Merger Shares or Spin-Off Shares, as applicable, (i) has filed all required reports under Section 13 or 15(d) of the Exchange Act, as applicable, for at least twelve (12) months (or for such shorter period that such issuer was required to file such reports) and (ii) has submitted electronically and posted on its corporate web site, if any, every Interactive Data File (as defined in Rule 11 of Regulation S-T) required to be submitted and posted pursuant to Rule 405 of Regulation S-T, for at least twelve (12) months (or for such shorter period that such issuer was required to submit and post such files), and (B) the Free Float of the Merger Shares or Spin-Off Shares, as applicable, as determined by the Calculation Agent in a commercially reasonable manner is at least [____] percent ([____]%). Upon receipt of written request from the Borrower following any determination of a Valuation Percentage, the Calculation Agent shall reasonably promptly provide Borrower with a written explanation describing in reasonable detail any calculation or determination made by it in determining such Valuation Percentage (including any quotations, market data or information from internal sources used in making such calculations, but without disclosing Calculation Agent’s proprietary models or confidential information).
“Voluntary Prepayment” has the meaning specified in Section 2.04.
“Voluntary Prepayment Notice” has the meaning specified in Section 2.04.
“Withholding Agent” means the Borrower or the Administrative Agent.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
1.02.    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “shall” shall be construed to have the same meaning and effect as the word “will.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified in accordance with the terms hereof and thereof (subject to any restrictions on, or an Event of Default resulting from, such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any rules or regulations promulgated thereunder and any reference to any Law shall, unless otherwise specified, refer to such Law as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(d)    Following the occurrence of an Issuer Merger Event, Spin-Off Event or Potential Adjustment Event, the Calculation Agent (or the Required Lenders, but only to the limited extent permitted in and subject to the terms and conditions of Sections 2.05 and 2.09) may adjust, with respect to (x) in the case of an Issuer Merger Event, the Shares that are the subject of such Issuer Merger Event, (y) in the case of a Spin-Off Event, the Shares issued by the Issuer which is issuing Spin-Off Shares in connection with a Spin-Off Event and Spin-Off Shares issued in connection with such Spin-Off Event and (z) in the case of a Potential Adjustment Event, the Shares issued by the Issuer subject to such Potential Adjustment Event, one or more terms of any Loan Document as the same relate to such Shares, as applicable (including the definitions of Minimum Price, Issuer Delisting, Issuer Event, Issuer Merger Event, Issuer Tender Offer, Issuer Trading Suspension, Share Price Event, LTV Margin Call Level, Initial LTV Level, Maintenance LTV or any other term or provision as the same relate to such Shares), in an equitable manner as the Calculation Agent (or the Required Lenders, but only to the limited extent permitted in and subject to the terms and conditions of Sections 2.05 and 2.09) determines necessary to preserve for the Lenders and the Borrower the intent of the parties (including the intention expressed through definitions) and the fair value and risks in the Loans and determine the effective date(s) of the adjustment(s), after non-binding consultation with the Borrower. Notwithstanding the foregoing, the Calculation Agent and the Lenders may not adjust the determination of Valuation Percentage of Merger Shares or Spin-Off Shares if, pursuant to the definition thereof, such Valuation Percentage would be 100%. It is understood and agreed that (i) all determinations made by the Calculation Agent or any Lender pursuant to this Agreement (whether under this Section 1.02(d) or otherwise) or the other Loan Documents will be made in good faith and in a commercially reasonable manner (and, if made in accordance with such standard, and any other applicable standard set forth in the Loan Documents with respect to the determination being made, will be conclusive), (ii) the Calculation Agent (or any Lender) may consult with one or more Lenders or Agents in making such determinations and (iii) the Calculation Agent shall consult on a non-binding basis with Lenders in making determinations with respect to a Potential Adjustment Event arising out of a Share Price Event.

(e)    Upon receipt of written request from the Borrower following any determination of adjustments pursuant to Section 1.02(d) or Section 1.02(g) hereof, the Calculation Agent (or, if applicable, the Required Lenders) shall reasonably promptly provide the Borrower with a written explanation describing in reasonable detail any calculation or determination made in determining such adjustments (including any quotations, market data or information from internal sources used in making such calculations, but without disclosing the Calculation Agent’s proprietary models or confidential information).
(f)    The Borrower hereby acknowledges that (i) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, (ii) no Agent or Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement, and the relationship between the Borrower, on the one hand, and the Agents and the Lenders, on the other hand, in connection herewith, is solely that of debtor and creditor; and (iii) no joint venture is created hereby or otherwise exists by virtue of the transactions contemplated hereby among the parties hereto.
(g)    If, at any time after the Funding Date, the aggregate outstanding principal amount of Liberty Broadband’s and its consolidated Subsidiaries’ indebtedness for borrowed money exceeds $[____], the Calculation Agent may reduce, after non-binding consultation with the Borrower to the extent reasonably practical, the LTV Margin Call Level and/or the Maintenance LTV in each case, any such reduction having been calculated in good faith, and in a commercially reasonable and equitable manner as the Calculation Agent determines necessary to preserve for the Lenders and the Borrower the intent of the parties and the fair value and risks in the Loans.
1.03.    Accounting Terms.
(a)    Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, as in effect from time to time, except as otherwise specifically prescribed herein.
(b)    Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and the Borrower, the Administrative Agent or the Required Lenders shall so request, the Administrative Agent and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and/or the Lenders, as applicable, financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.04.    Times of Day.
Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable) in the United States.
1.05.    Timing of Payment and Performance.
When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (except as otherwise set forth herein or in any other Loan Document) or performance shall extend to the immediately succeeding Business Day and, in the case of any payment that accrues interest, interest thereon shall be payable for the period of such extension.
1.06.    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person.
1.07.    Interest Rates; LIBOR Notification. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on the Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. Section 2.06(c) of this Agreement provides a mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Borrower, pursuant to Section 2.06(c), of any change to the reference rate upon which the interest rate on the Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBOR” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.06(c)(ii) and (ii) the implementation of any alternate rate of interest pursuant to Section 2.06(c)(ii), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of LIBOR or have the same volume or liquidity as the London interbank offered rate prior to its discontinuance or unavailability.

ARTICLE II
THE LOANS

2.01.    The Loans. Subject to the terms and conditions set forth herein, (a) each Initial Loan Lender severally agrees to make an Initial Loan on the Funding Date to the Borrower in a principal amount not exceeding such Lender’s Initial Loan Commitment in accordance with the terms hereof, (b) each Revolving Lender severally agrees to make Revolving Loans to the Borrower, at any time and from time to time during the Revolving Availability Period in accordance with the terms hereof in an aggregate principal amount at any time outstanding that will not exceed such Revolving Lender’s Revolving Commitment and (c) each Delayed Draw Lender severally agrees to make Delayed Draw Loans to the Borrower, at any time and from time to time, during the Delayed Draw Availability Period for Delayed Draw Loans in accordance with the terms hereof, in each case, in a principal amount that will not exceed such Lender’s then outstanding Delayed Draw Commitment. Subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Revolving Loans. The Initial Loan and any Delayed Draw Loan, or any portion thereof, once repaid may not be reborrowed.
2.02.    Funding of the Loans.
(a)    Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided that, in each case, the failure of any Lender to make its Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1,000,000 and not less than $5,000,000 or (ii) equal to the remaining available balance of the applicable Commitments.
(b)    Each Lender shall make the proceeds of the Loans to be funded by it available to the Administrative Agent who shall either (i) credit the account of the Borrower on the books of the Administrative Agent with the amount of such proceeds or (ii) transfer by wire transfer such proceeds, in each case, in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.
(c)    To request a Borrowing, the Borrower shall deliver a duly completed and executed Borrowing Request to the Administrative Agent (and the Administrative Agent shall provide such notice to the Initial Loan Lenders or Revolving Lenders, as applicable) (x) in the case of Initial Loans, not later than 12:00 p.m. noon, on the date of the proposed Borrowing (the date of such Borrowing, the “Funding Date”) (provided, for the avoidance of doubt, that the Borrowing Request for the Initial Loans may be delivered at any time prior to the Funding Date with the right of the Borrower to subsequently designate such Funding Date; provided, further, that such subsequent designation shall occur no later than 12:00 p.m. on the Funding Date), (y) in the case of Revolving Loans, not later than 11:00 a.m. at least one (1) Business Day prior to the date of the proposed Borrowing (or such shorter period as the

Administrative Agent and the Lenders may agree) and (z) in the case of any Delayed Draw Loans, not later than 2:00 p.m. at least three (3) Business Days (or such shorter period as the Administrative Agent and the Lenders may agree) prior to the date of the proposed Borrowing. Each Borrowing Request shall specify the following information in compliance with this Section 2.02:
(i)    that the requested Borrowing is to be a Borrowing of Initial Loans, Revolving Loans or Delayed Draw Loans;
(ii)    the aggregate amount of such Borrowing;
(iii)    the date of such Borrowing, which shall be a Business Day;
(iv)    the location and number of the applicable Borrower’s account to which funds are to be disbursed; and
(v)    that the conditions set forth in Section 4.01 (solely in the case of the Initial Loans) and Sections 4.02(b) through (e) have been satisfied as of the date of the notice;
provided that a Borrowing Request may state that such request is conditioned upon the effectiveness of certain events, in which case such notice may be revoked by Borrower (by notice to Administrative Agent on or prior to the specified date of such Borrowing) if such conditions are not satisfied.
(d)    Unless otherwise agreed by the Administrative Agent, there shall be no more than five (5) Interest Periods outstanding hereunder at any time.
2.03.    Repayment of the Loans. The Borrower shall repay to the Administrative Agent on the applicable Maturity Date for each Type of Loan, for the ratable account of the Lenders of such Loan, the aggregate principal amount of such Type of Loan outstanding on such date together with all accrued interest thereon. Subject to Section 2.11(j), the Administrative Agent shall forward to each such Lender its Ratable Share of each such payment of the relevant Type of Loan being paid.
2.04.    Voluntary Prepayments.
The Borrower may, upon notice (which notice may be in the form attached as Exhibit H-2 hereto or any other form approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent, such approval not to be unreasonably withheld, conditioned or delayed), appropriately completed and signed by a Responsible Officer) to the Administrative Agent (a “Voluntary Prepayment Notice”), at any time or from time to time, voluntarily prepay the Initial Loans, the Delayed Draw Loans and/or the Revolving Loans in whole or in part (a “Voluntary Prepayment”) in an amount equal to the sum of (x) the aggregate principal amount of such Loans being prepaid, (y) in the case of a prepayment of Delayed Draw Loans, the applicable Prepayment Amount, if any, for such Delayed Draw Loans being prepaid and (z) other than with respect to the prepayment of Initial Loans contemplated in Section 4.02(k), all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.04; provided that, (1) (A) prior to the expiration of the Prepayment Date, no prepayment of Initial Loans shall be permitted if there are any Revolving Loans or Delayed Draw Loans outstanding (after giving effect to any concurrent repayment of such Revolving Loans and/or Delayed Draw Loans, as applicable); for the avoidance of doubt, Revolving Loans may be prepaid at any time notwithstanding any Delayed Draw Loans that remain outstanding on the date of such prepayment, and (2) except with respect to any prepayments made pursuant to Section 2.09(a), (i) such Voluntary Prepayment Notice must be received by the Administrative Agent not later than 12:00 p.m., two (2) Business Days prior to any date of prepayment (or such shorter period as the Administrative Agent and the Lenders may agree) and (ii) any prepayment shall be either (A) in an aggregate principal amount of at least $5,000,000 and a whole multiple of $1,000,000 in excess thereof or (B) the entire principal amount of such Type of Loans then outstanding and being prepaid. Each such Voluntary Prepayment Notice shall specify the date of such prepayment, the amount of principal being prepaid and whether the Loans being prepaid are Initial Loans, Delayed Draw Loans and/or Revolving Loans and, in the case of Delayed Draw Loans, the applicable Prepayment Amount, if any, determined with respect to such Delayed Draw Loans, as set forth in the definition thereof. The Borrower shall make such prepayment together with all accrued interest thereon and the related Prepayment Amount, if any, and any additional amounts required pursuant to Section 3.04 on the date specified in such Voluntary Prepayment Notice, and all such amounts shall be due and payable on such date; provided that a Voluntary Prepayment Notice delivered by Borrower may state that such notice is conditioned upon the effectiveness of certain events, including, without limitation, the closing of other credit facilities, in which case such notice may be revoked by Borrower (by notice to Administrative Agent on or prior to the specified effective date) if such conditions are not satisfied. Subject to Section 2.11(j), any Voluntary Prepayment described in this Section 2.04 shall be made to the Administrative Agent for the ratable accounts of the applicable Lenders of the Type or Types of Loans being prepaid. The Administrative Agent shall forward to each Lender its Ratable Share of each such payment with respect to the relevant Type of Loans being prepaid.
2.05.    Mandatory Prepayments.

(a)    On the first Business Day following the delivery of a Mandatory Prepayment Notice from the Calculation Agent to the Borrower stating that a Mandatory Prepayment Event has occurred (which need not be continuing) (provided that, subject to the last sentence of Section 2.05(b), if the Calculation Agent fails to deliver such Mandatory Prepayment Notice by 5:30 p.m. on the date the relevant Mandatory Prepayment Event occurs, any Lender may deliver or cause to be delivered the Mandatory Prepayment Notice in respect of such Mandatory Prepayment Event to the Borrower (with a copy thereof to each other Lender and Agent) with the same effect as if such Mandatory Prepayment Notice was delivered by the Calculation Agent; provided, further, that any failure to so deliver a copy of a Mandatory Prepayment Notice to any Lender or Agent shall not invalidate the effectiveness of such Mandatory Prepayment Notice) the Borrower shall prepay the aggregate outstanding principal amount of the Loans, together with all accrued interest thereon and shall pay any additional amounts required pursuant to Section 3.04 and any applicable Prepayment Amount, and all other Obligations (other than contingent obligations for which no claim has been made).
(b)    For purposes of the delivery and receipt of any Mandatory Prepayment Notice (including under Section 10.02), (i) Borrower consents to the delivery of such Mandatory Prepayment Notice by electronic communications and (ii) Borrower’s “normal business hours” shall be 9:00 a.m. to 6:00 p.m., each Business Day. Notwithstanding anything to the contrary contained herein, in the event that a Mandatory Prepayment Event occurs following any Potential Adjustment Event, Issuer Merger Event or Spin-Off Event, then the Calculation Agent and the Lenders agree not to send a Mandatory Prepayment Notice until such time as Calculation Agent has made its (or, subject to the terms and conditions of the proviso to this sentence, the Required Lenders have made their) determination as to the appropriate adjustments, if any, to be made to (i) the Minimum Price, (ii) the LTV Margin Call Level and/or (iii) the Maintenance LTV, in each case, in accordance with and subject to the provisions of Section 1.02(d); provided that, if the Calculation Agent fails to make its determination with respect to such adjustments by 5:30 p.m. on the date the relevant Mandatory Prepayment Event occurs, the Required Lenders (provided that the outstanding Loans held by, and unused Commitments of, the Calculation Agent and its Affiliates shall be excluded for purposes of making such determination of Required Lenders) may make such adjustments, if any, in each case, in accordance with and subject to the provisions of Section 1.02(d), with the same effect as if they were made by the Calculation Agent.
(c)    If for any reason the aggregate outstanding principal amount of all Revolving Loans at any time exceeds the aggregate Revolving Commitments at such time, Borrower shall immediately prepay the Revolving Loans in an aggregate principal amount equal to such excess after notice thereof from the Administrative Agent or any Lender. Each such payment shall be paid to the Administrative Agent for the account of the Revolving Lenders in accordance with their respective Applicable Percentages solely in respect of the Revolving Loans.

(d)    Any prepayment described in subsection (a) of this Section 2.05 shall be made to the Administrative Agent for the ratable accounts of the Lenders, and each prepayment described in subsection (c) shall be made for the ratable accounts of the Revolving Lenders. The Administrative Agent shall forward to each Lender its Ratable Share of each such payment.
2.06.    Interest and Fees.
(a)    Ordinary Interest.
(i)    The Loans shall bear interest on the outstanding principal amount thereof for each Interest Period from the first day of such period to the last day thereof at a rate per annum equal to the applicable Floating Rate for such Interest Period. Subject to Section 2.06(a)(ii) and Section 2.09(f)(i), accrued interest shall be payable by the Borrower in cash in arrears on each Interest Payment Date. The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for the Loans upon determination of such interest rate.
(ii)    At the Borrower’s election, interest may be payable entirely as PIK Interest. If the Borrower has delivered a PIK Interest Election Notice in accordance with the terms of this Section 2.06(a)(ii), on the applicable Interest Payment Date, all accrued and unpaid interest shall be added to the principal amount of the Loans and shall, thereafter, be deemed an extension of additional Loans pursuant to the terms of, and subject to, the Loan Documents. PIK Interest shall be allocated ratably to the principal amounts of the Loans of each Lender in accordance with the Ratable Share of the Loans of such Lender. Unless the context otherwise requires, for all purposes hereof, references to “principal amount” of Loans refers to the original face amount of the Loans plus any increase in the principal amount of the outstanding Loans as a result of payments of PIK Interest. The entire unpaid balance of all PIK Interest with respect to each Loan shall be immediately due and payable in full in immediately available funds on the Maturity Date for such Loan. Unless Borrower delivers a PIK Interest Election Notice to the Administrative Agent at least three (3) Business Days prior to an Interest Payment Date (or such shorter period as the Administrative Agent may agree), Borrower will be deemed to have elected for each Interest Period, to make interest payments in cash as set forth in Section 2.06(a)(i). Notwithstanding anything to the contrary herein, the addition of PIK Interest to the aggregate principal amount of the Loans shall not result in a reduction of the aggregate principal amount of unused Commitments thereunder.
(b)    (i) With the exception of any accrued and unpaid interest that is applied to increase the aggregate principal amount on the Loans pursuant to Section 2.06(a)(ii), if any amount due and payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, to the fullest extent permitted by applicable Laws, such amount shall thereafter bear interest at a rate per annum equal to the sum of (x) the Floating Rate applicable to such amount and (y) 2.0% for each day until such amount and any interest thereon is paid in full.

(ii)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)    Alternate Rate of Interest.
(i)    If prior to the commencement of any Interest Period for a LIBOR Borrowing:
(A)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining LIBOR (including because the Screen Rate is not available or published on a current basis), for such Interest Period; or
(B)    the Administrative Agent is advised by the Required Lenders that LIBOR for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any Borrowing of Loans shall be made as a Borrowing of Base Rate Loans.
(ii)    If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) the circumstances set forth in clause (c)(i) have arisen and such circumstances are unlikely to be temporary or (B) the circumstances set forth in clause (c)(i) have not arisen but (I) the supervisor for the administrator of the Screen Rate has made a public statement that the administrator of the Screen Rate is insolvent (and there is no successor administrator that will continue publication of the Screen Rate), (II) the administrator of the Screen Rate has made a public statement identifying a specific date after which the Screen Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the Screen Rate), (III) the supervisor for the administrator of the Screen Rate has made a public statement identifying a specific date after which the Screen Rate will permanently or indefinitely cease to be published, which date is prior to the latest Maturity Date then in effect, or (IV) the supervisor for the administrator of the Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Screen Rate may no longer be used for determining interest rates for loans, which date is prior to the latest Maturity Date then in effect, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to LIBOR that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and the Administrative Agent and the Borrower shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable; provided that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 10.01, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (ii) (but, in the case of the circumstances described in clause (B) of the first sentence of this Section 2.06(c)(ii) (other than clause IV thereof), only to the extent the Screen Rate for such Interest Period is not available or published at such time on a current basis), any Borrowing of Loans shall be made as a Borrowing of Base Rate Loans.
(d)    Except as expressly provided herein, interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
(e)    Commitment Fee. The Borrower agrees to pay, on the Initial Loan Commitment Termination Date, to the Administrative Agent, for the benefit of each Lender with an Initial Loan Commitment on the Closing Date, a commitment fee (the “Commitment Fee”) equal to the product of (A) the Commitment Fee Rate (as defined below) multiplied by (B) the aggregate principal amount of the Initial Loan Commitments as of the Closing Date multiplied by (C) a fraction, the numerator of which is the number of days elapsed from and including the Closing Date to the Initial Loan Commitment Termination Date, and the denominator of which is 360. The Commitment Fee Rate means (x) from the Closing Date until the date that is the earlier of (A) the Initial Loan Commitment Termination Date and (B) the 30th day after the Closing Date, [____]%, (ii) from the 31st day after the Closing Date until the date that is the earlier of (A) the Initial Loan Commitment Termination Date and (B) April 4, 2018, [____]% and (iii) from April 5, 2018 through the Initial Loan Commitment Termination Date, [____]%. The Commitment Fee is due and payable in full on the Initial Loan Commitment Termination Date, shall be fully earned when paid and be nonrefundable for any reason whatsoever and, in the Borrower’s sole discretion, may be netted from the proceeds of the Initial Loans. The Administrative Agent shall forward to each Lender its Applicable Percentage of such payment.
(f)    Revolving Loan Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the benefit of each Revolving Lender a commitment fee (the “Revolving Loan Commitment Fee”) equal to [____]% ([___] basis points) per annum on the daily unused amount of each Revolving Commitment of such Revolving Lender during the period from and including the Amendment No. 1 Effective Date to but excluding the earlier to occur of (x) the expiration of the Revolving Availability Period and (y) the date on which such Revolving Commitment terminates. Accrued Revolving Loan Commitment Fees shall be payable in arrears (i) on each Interest Payment Date and (ii) on the date the Revolving Commitment expires or terminates. Revolving Loan Commitment Fees shall be computed on the basis of a 360-day year and actual days elapsed (including on the first day but excluding the last day). The Administrative Agent shall forward to each Revolving Lender its Applicable Percentage of such payment.
(g)    Upfront Fee. The Borrower shall pay an upfront fee (the “Upfront Fee”) to the Administrative Agent for the benefit of each Initial Loan Lender in an amount equal to [____]% of the aggregate principal amount of the Initial Loan Commitments in effect on the Closing Date prior to any funding. The Upfront Fee is due and payable in full on the Initial Loan Commitment Termination Date and shall be fully earned when paid and be nonrefundable for any reason whatsoever. The Administrative Agent shall forward to each Lender its Applicable Percentage of such payment. The Upfront Fee may be paid as an original issue discount and netted from the proceeds of the Initial Loans.
(h)    Delayed Draw Loan Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the benefit of each Delayed Draw Lender a commitment fee (the “Delayed Draw Loan Commitment Fee”) equal to [____]% ([__] basis points) per annum on the daily unused amount of each Delayed Draw Commitment of such Delayed Draw Lender during the period from and including the Amendment No. 2 Effective Date to but excluding the earlier to occur of (x) the expiration of the Delayed Draw Availability Period and (y) the date on which such Delayed Draw Commitment expires or terminates. Accrued Delayed Draw Loan Commitment Fees shall be payable in arrears (i) on each Interest Payment Date and (ii) on the date on the Delayed Draw Commitment expires or terminates. Delayed Draw Loan Commitment Fees shall be computed on the basis of a 360-day year and actual days elapsed (including on the first day but excluding the last day). The Administrative Agent shall forward to each Delayed Draw Lender its Applicable Percentage of such payment.
2.07.    Computations. All computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year); provided that all computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to LIBOR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. Interest shall accrue on the Loans for the day on which the Loans are made, and shall not accrue on the Loans, or any portion thereof, for the day on which the Loan or such portion is paid; provided that if the Loans are repaid on the same day on which it is made, the Loans shall, subject to Section 2.11(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate hereunder, shall be conclusive and binding for all purposes, absent manifest error. Any Interest Period stated to end on a day numerically corresponding to a given day in a specified month thereafter shall, if there is no corresponding day, end on the last Business Day of such month.
2.08.    Termination of Commitments.
(a)    The Initial Loan Commitments shall automatically terminate upon the occurrence of the Initial Loan Commitment Termination Date. The Initial Loan Commitments

of each Lender shall be reduced, dollar for dollar, by the amount of each Initial Loan made by such Lender. Subject to Section 2.08(b) below, the Revolving Commitments shall automatically terminate at the end of the Revolving Availability Period. Subject to Section 2.08(b) below, the Delayed Draw Commitments shall automatically terminate at 5:00 p.m. on the last Business Day of the Delayed Draw Availability Period; provided that such termination shall not occur if the failure to fund within the Delayed Draw Availability Period results solely from the action or inaction of the Administrative Agent or the Lenders in violation of the terms of this Agreement. The Delayed Draw Commitments of each Lender shall be reduced, dollar for dollar, by the amount of each Delayed Draw Loan made by such Lender. Subject to the provisions of Section 2.05(b), the Commitments of each Lender shall automatically and permanently be reduced to zero upon the delivery of a Mandatory Prepayment Notice.
(b)    The Borrower may, upon notice to the Administrative Agent, terminate any unused Commitments, or from time to time permanently reduce any unused Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 12:00 p.m. two (2) Business Days prior to the date of termination or partial reduction (or such shorter period as the Administrative Agent may agree), and (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof or, if less, the principal amount of the unused Commitments being terminated or permanently reduced. Subject to Section 2.11(j), any reduction of Commitments shall be applied, at the Borrower’s election, to the Delayed Draw Commitments and/or the Revolving Commitments of each Lender ratably, according to the Delayed Draw Commitments and/or Revolving Commitments, as applicable, held by each Lender. All fees accrued with respect to such Commitments until the effective date of any termination or reduction of such Commitments shall be paid on the effective date of such termination or reduction of such Commitments.
2.09.    LTV Maintenance; LTV Notice.
(a)    If, upon the close of business on any Scheduled Trading Day, the Calculation Agent determines that the LTV Ratio exceeds the LTV Margin Call Level (a “Collateral Shortfall”), the Calculation Agent shall deliver, subject to the last sentence of this Section 2.09(a), a Collateral Shortfall Notice to the Borrower; provided that, subject to the last sentence of this Section 2.09(a), if the Calculation Agent has failed to deliver such Collateral Shortfall Notice by 5:30 p.m. on the date on which such Collateral Shortfall occurs, if any Lender determines that a Collateral Shortfall has occurred, such Lender may (subject to the last sentence of this Section 2.09(a)) deliver or cause to be delivered a Collateral Shortfall Notice to the Borrower (with a copy thereof to each other Lender and Agent) with the same effect as if such Collateral Shortfall Notice had been delivered by the Calculation Agent; provided, further, that any failure to so deliver a copy of a Collateral Shortfall Notice to any Lender or Agent shall not invalidate the effectiveness of such Collateral Shortfall Notice. The Borrower shall:
(i)    no later than 2:00 p.m. on the first Business Day following delivery of a Collateral Shortfall Notice in accordance with the provisions of this Section 2.09(a) (the Business Day of such delivery of such Collateral Shortfall Notice, a “Collateral Shortfall Notice Day”) inform the Calculation Agent (or such Lender, as applicable) that it intends to satisfy such Collateral Shortfall Notice; provided that it is understood and agreed that so long as the Borrower otherwise complies with clause (ii)(B) below, any failure of the Borrower to timely inform the Calculation Agent (or, if a Lender delivered such Collateral Shortfall Notice, such Lender) that it intends to satisfy such Collateral Shortfall Notice as required in this clause (i) shall not result in a Default or Event of Default;
(ii)    if the Borrower intends to satisfy any portion of the Collateral Shortfall by voluntarily prepaying the Loans as provided in Section 2.04 and/or causing Cash or Cash Equivalents that will constitute Eligible Cash Collateral (which, in either case, may include the application of proceeds of Permitted Affiliate Loans or amounts repaid under Permitted Affiliate Investments) upon such delivery to be delivered to the Collateral Account of each Applicable Lender, then (A) no later than Noon on the second Business Day following a Collateral Shortfall Notice Day, provide the Calculation Agent (or, if a Lender delivered such Collateral Shortfall Notice, such Lender) with SWIFT or Fedwire instructions for delivery of the applicable funds for delivery contemplated in the following clause (B); provided that it is understood and agreed that so long as the Borrower otherwise complies with the following clause (B), any failure of the Borrower to timely provide the Calculation Agent (or, if a Lender delivered such Collateral Shortfall Notice, such Lender) with SWIFT or Fedwire instructions as required in this clause (A) shall not result in a Default or Event of Default, and (B) no later than 4:00 p.m. on the second Business Day after a Collateral Shortfall Notice Day, (1) voluntarily prepay the Loans as provided in Section 2.04 (including payment of all accrued and unpaid interest on the Loans so prepaid, amounts owing under Section 3.04 and any applicable Prepayment Amount) and/or (2) cause Cash or Cash Equivalents, that will constitute Eligible Cash Collateral upon such delivery, to be delivered to the Collateral Account of each Applicable Lender in accordance with Section 3 of the Security Agreement, in an amount sufficient (when combined with the amounts, if any, to be delivered in accordance with clause (iii) below) to reduce the LTV Ratio to be equal to or less than the Maintenance LTV, as of the date of payment and/or delivery, all as determined by the Calculation Agent (or, if a Lender delivered such Collateral Shortfall Notice, such Lender); and
(iii)    if the Borrower intends to satisfy all or any portion of the Collateral Shortfall by selling Pledged Shares, then no later than 4:00 p.m. on the second Business Day after a Collateral Shortfall Notice Day, the Borrower shall execute a sale (an “Exchange Sale”) for a number of Pledged Shares pursuant to documentation or other arrangements that provide for payment of the net cash proceeds of such Exchange Sale directly into the Collateral Accounts as a voluntary prepayment of the Loans (including payment of all accrued and unpaid interest on the Loans so prepaid, amounts owing under Section 3.04 and any applicable Prepayment Amount) on a delivery-versus-payment basis against the delivery of such Pledged Shares from the Collateral Accounts on the applicable settlement date (which shall be no later than the second (2nd) Exchange Day after such sale is executed (such day, the “Exchange Sale

Settlement Deadline”)) using a broker acceptable to the Calculation Agent (or, if a Lender delivered such Collateral Shortfall Notice, such Lender) for such sale; it being understood and agreed that (A) a broker that is an Affiliate of any Lender shall be deemed to be acceptable to the Calculation Agent (or such Lender, as applicable), (B) the Calculation Agent (or such Lender, as applicable) shall not unreasonably withhold its consent to use of a broker that is a nationally recognized top tier broker that is a leading dealer in securities of the applicable Issuer, and (C) the terms of such sale shall require the applicable broker to act in accordance with customary market standards consistent with its obligation as a broker to obtain the best execution for its customers) such that (when combined with the amounts, if any, to be delivered in accordance with clause (ii)(B) above), (1) upon the closing of such sale or sales and (2) delivery of the net cash proceeds of such Exchange Sale to the Applicable Lenders (allocated among the Applicable Lenders based upon their Ratable Shares of the Pledged Shares so sold) in accordance with Section 3 of the Security Agreement as a voluntary prepayment of Loans (including payment of all accrued and unpaid interest on the Loans so prepaid, amounts owing under Section 3.04 and any applicable Prepayment Amount), the LTV Ratio shall be equal to or less than the Maintenance LTV, calculated based on the lesser of the Market Reference Price (x) as of the Collateral Shortfall Notice Day and (y) as of the date of payment, as determined by the Calculation Agent (or, if a Lender delivered such Collateral Shortfall Notice, such Lender); provided that (I) if such transaction does not settle by 4:00 p.m. on the applicable Exchange Sale Settlement Deadline, the Borrower shall either voluntarily prepay the Loans (including payment of all accrued and unpaid interest on the Loans so prepaid, amounts owing under Section 3.04 and any applicable Prepayment Amount) or cause Cash and/or Cash Equivalents that will constitute Eligible Cash Collateral upon such delivery to be delivered to the Collateral Account of each Applicable Lender in accordance with Section 3 of the Security Agreement by 5:00 p.m. on such Exchange Sale Settlement Deadline, in an amount sufficient to reduce the LTV Ratio to be equal to or less than the Maintenance LTV when calculated in accordance with the foregoing, and (II) if the LTV Ratio exceeds the Maintenance LTV, calculated based on the lesser of the Market Reference Price (x) as of such Collateral Shortfall Notice Day and (y) as of the date of payment and after giving effect to the delivery of any net cash proceeds of Exchange Sale and any such prepayment of the Loans or delivery of Eligible Cash Collateral, as determined by the Calculation Agent (or, if a Lender delivered such Collateral Shortfall Notice, such Lender), an Event of Default shall exist. Notwithstanding the foregoing, the Borrower shall not make any Exchange Sale with respect to any Pledged Shares at any time that the Borrower possesses any material Non-public Information in respect of the Issuer of such Pledged Shares.

For purposes of delivery and receipt of any Collateral Shortfall Notice and Section 10.02 with respect to any such Collateral Shortfall Notice, (i) the Borrower consents to the delivery of such Collateral Shortfall Notice by electronic communications and (ii) the Borrower’s “normal business hours” shall be 9:00 a.m. to 6:00 p.m. each Business Day. Notwithstanding anything to the contrary contained herein, in the event that the LTV Ratio exceeds the LTV Margin Call Level, as determined by the Calculation Agent or a Lender in accordance with this Section 2.09(a), as applicable, following a Share Price Event, a Potential Adjustment Event of the type described in clauses (a) or (c) thereof, a Spin-Off Event or an Issuer Merger Event, then the Calculation Agent and the Lenders agree not to send a Collateral Shortfall Notice until such time as the Calculation Agent has made its (or, subject to the terms and conditions of the proviso to this sentence, the Required Lenders have made their) determination as to the appropriate adjustments, to be made to (i) the Minimum Price, (ii) the LTV Margin Call Level, (iii) the Maintenance LTV and/or (iv) any other term or provision of this Agreement as the same relates to the applicable Shares, in each case, in accordance with and subject to the provisions of Sections 1.02(d) and (e); provided that, if the Calculation Agent fails to make its determination with respect to such adjustments by 5:30 p.m. on such Collateral Shortfall Notice Day (determined assuming the Calculation Agent had delivered such Collateral Shortfall Notice on the date on which such Collateral Shortfall occurs), the Required Lenders (provided that the outstanding Loans held by, and unused Commitments of, the Calculation Agent and its Affiliates shall be excluded for purposes of making such determination of Required Lenders) may make such appropriate adjustments in each case, in accordance with and subject to the provisions of Sections 1.02(d) and (e) with the same effect as if they were made by the Calculation Agent.
(b)    Upon the reasonable request of the Borrower, the Calculation Agent shall notify the Borrower of the LTV Ratio, as determined in accordance with the definition of Market Reference Price within one (1) Scheduled Trading Day after the date of such request; provided, however, that if such request is made by the Borrower in connection with the delivery of a Collateral Shortfall Notice, then the Calculation Agent (or, if a Lender delivered such Collateral Shortfall Notice, such Lender) shall notify the Borrower of the LTV Ratio, as determined in accordance with the definition of Market Reference Price on such Collateral Shortfall Notice Day.
(c)    If, following the announcement (whether by an Issuer or any relevant third party) of (i) a Spin-Off Event or (ii) a firm intention to engage in a transaction (whether or not subsequently amended) that, if completed, would reasonably be expected to lead to an Issuer Merger Event, the Calculation Agent reasonably determines, following non-binding consultation with the Borrower during the same consultation period described in the definition of “Valuation Percentage”, that the securities or any other property that would be distributed to the holders of shares constituting the Pledged Shares, in connection with such announced Issuer Merger Event or Spin-Off Event, as the case may be, would not meet the criteria for a Valuation Percentage of 100% set forth in the proviso to the definition of “Valuation Percentage”, and in connection with the completion of such distribution, the Borrower would be required, pursuant to Section 2.09(a), to deliver any additional Cash or Cash Equivalents that will constitute Eligible Cash Collateral (based on the applicable Valuation Percentage reasonably determined by the Calculation Agent for purposes of determining the Collateral Value with respect to such Merger Shares or Spin-Off Shares, as the case may be, as set forth in the definition of Valuation Percentage and any other adjustments to be made pursuant to Section 1.02(d)), then the Calculation Agent shall determine the amount of Cash and/or Cash

Equivalents that will constitute Eligible Cash Collateral upon such delivery to be delivered to the Collateral Account of each Applicable Lender in accordance with Section 3 of the Security Agreement for the LTV Ratio not to exceed the LTV Margin Call Level as a result of such distribution (the “LTV Event Amount”).

Within one (1) Business Day after the Calculation Agent determines the LTV Event Amount, which determination shall occur not more than eight (8) Business Days prior to the date on which such a distribution is scheduled to occur (or such shorter period of time if the scheduled distribution is less than eight (8) Business Days following the public announcement), the Calculation Agent shall deliver a notice to the Borrower setting forth the LTV Event Amount. No later than 4:00 p.m. on the earlier to occur of the (i) third Business Day after delivery of such notice and (ii) the date of such distribution, the Borrower shall cause Cash and/or Cash Equivalents that will constitute Eligible Cash Collateral upon such delivery to be delivered to the Collateral Account of each Applicable Lender in accordance with Section 3 of the Security Agreement, in an amount equal to the LTV Event Amount. With effect from such delivery of the LTV Event Amount, the Calculation Agent shall adjust the Collateral Value in its commercially reasonable sole discretion to give effect to the foregoing determinations, with such adjustment terminating upon the earliest to occur of (i) the determination of a Valuation Percentage with respect to such securities upon their distribution and (ii) the announcement by any Issuer or relevant third party of the withdrawal or abandonment of such Issuer Merger Event or Spin-Off Event, as the case may be (it being understood that the withdrawal or abandonment of any such Issuer Merger Event or Spin-Off Event, as the case may be, does not preclude the occurrence of another Issuer Merger Event or Spin-Off Event).
If, following the delivery of Eligible Cash Collateral in the requisite LTV Event Amount, any Issuer or relevant third party announces the withdrawal or abandonment of such Issuer Merger Event or Spin-Off Event, or the Calculation Agent determines following consummation of such Issuer Merger Event or Spin-Off Event that the Valuation Percentage is greater than initially determined for purposes of calculating the LTV Event Amount, then, upon receipt of a written request therefor from the Borrower, the Calculation Agent shall promptly originate an instruction or entitlement order to the Custodian directing the release and transfer of any applicable Collateral constituting the LTV Event Amount from the Collateral Account of each Applicable Lender to the Borrower (or the Borrower’s designee) such that the LTV Ratio does not exceed the LTV Margin Call Level as calculated by the Calculation Agent to correspond to the revised Valuation Percentage (provided that the Borrower may elect to maintain in the Collateral Account all or any portion of such LTV Event Amount permitted to be so released). Notwithstanding the foregoing, prior to the Calculation Agent sending notice of an LTV Event Amount, the Calculation Agent shall make all other adjustments pursuant to Section 1.02(d) hereof and any LTV Event Amount shall be calculated based on such adjustments.
(d)    The Borrower may not withdraw any Collateral from the Collateral Accounts, except (i) in accordance with clauses (c), (e), (f) and (h) of this Section 2.09, (ii) with the prior written consent of each Lender or (iii) in connection with a Disposition of Pledged Shares held in the Collateral Accounts as permitted under Section 7.04 and Section 7.07; provided that, at the time of any withdrawal of Collateral pursuant to clause (e) of this Section 2.09, in the event the Collateral consists of Shares (other than Spin-Off Shares) and Spin-Off Shares, the Calculation Agent may, in an equitable manner as the Calculation Agent determines necessary to preserve for the Lenders and the Borrower the intent of the parties and the fair economic value and risks in the Loans before giving effect to the Spin-Off Event relating to such Spin-Off Shares, after non-binding consultation with the Borrower, determine the required ratio of the value (determined based on the Market Reference Price) of the Shares of the relevant Issuer relating to such Spin-Off Event constituting Collateral to the value (determined based on the Market Reference Price) of the Spin-Off Shares relating to such Spin-Off Event constituting Collateral, in each case, after giving effect to such withdrawal, to be withdrawn; provided, further, that, in the event such ratio results in the value (determined based on the Market Reference Price) of the Shares issued by a particular Issuer constituting [____]% or more of the value (determined based on the Market Reference Price) of the Collateral consisting of Pledged Shares remaining after giving effect to such withdrawal, then the Borrower may elect to include Shares issued by such Issuer in the Collateral in a percentage in excess of [____]% of the value (determined based on the Market Reference Price) of the Collateral consisting of Pledged Shares, and other Shares not issued by such Issuer shall be permitted to be released to the extent otherwise permitted under clause (e) of this Section 2.09.
(e)    Collateral shall be released from the Liens created under the Collateral Documents as follows:
(i)    the Calculation Agent and each Applicable Lender shall have received a written notice from the Borrower requesting a release of such Collateral on the date specified therein (which date shall be no earlier than the Business Day immediately following the first Business Day on which the Calculation Agent and the Applicable Lenders have received such notice by 1:00 p.m. (or such shorter period as the Calculation Agent and the Applicable Lenders may agree)), including the amount and type of Collateral requested to be released;
(ii)    after giving effect to such release and any other release otherwise requested or effected pursuant to this Section 2.09(e) and any Disposition pursuant to Section 7.04, the LTV Ratio would be equal to or less than the Initial LTV Level;
(iii)    no Event of Default shall exist or would occur immediately after giving effect to such release; and
(iv)    on the date of such release, (x) the Borrower is not required to make any prepayment and/or provide additional Collateral under Section 2.05 or Section 2.09(a) that have not been made or provided prior to or substantially concurrently with such release (and will not be required to take any such action as a result of the proposed release, except to the extent taken prior to or substantially concurrently with such release) and (y) no Mandatory Prepayment Event shall exist.
Any such notice delivered pursuant to the immediately preceding clause (i) shall contain a representation and warranty by the Borrower to the items set forth in the immediately preceding clauses (ii) and (iii). Upon satisfaction of the conditions set forth in this Section 2.09(e), the Calculation Agent shall be permitted, without the consent of the Lenders (but the Calculation Agent shall give each Applicable Lender prompt notice thereof), and hereby agrees, on the date specified in such written notice of the Borrower (which date shall be no earlier than the Business Day immediately following the first Business Day on which the Calculation Agent and the Applicable Lenders have received such notice by 1:00 p.m. (or such shorter period as the Calculation Agent and the Applicable Lenders may agree)), to release such Collateral from the Liens created under the Collateral Documents and send written directions to the Custodian, as provided and in accordance with the Collateral Account Control Agreement, to transfer such Collateral to an account or accounts as directed by the Borrower in such written notice; provided, however, upon receiving written notice from the Borrower pursuant to Section 2.09(e)(i), if any Applicable Lender acting in a commercially reasonable manner disputes in good faith that the conditions set forth in Section 2.09(e) have been satisfied and subsequently notifies the Calculation Agent of such dispute prior to release, then absent manifest error on behalf of such Applicable Lender, the Calculation Agent shall not release such Lender’s Collateral from Liens under the Collateral Documents; provided, further, that (x) prior to the funding of the Initial Loans, Collateral will be required to be retained in the Collateral Account sufficient to satisfy the Upfront Fees and Commitment Fees due and owing on the Initial Loan Commitment Termination Date (in each case, determined as if Initial Loans, in an aggregate principal amount equal to the aggregate principal amount of the Initial Loan Commitments in effect on the Closing Date, had been made on the Initial Loan Commitment Termination Date), (y) any Shares that are so released shall cease to constitute Eligible Pledged Shares at all times thereafter and (z) the release of Collateral pursuant to Section 2.09(f) shall not be subject to the requirements of this Section 2.09(e). Collateral of the type requested to be released by the Borrower shall be released from any Lien created under the Collateral Documents (A) on a ratable basis among the Applicable Lenders in accordance with their respective Ratable Shares of the amount and type of Collateral being released and (B) in an aggregate amount equal to the lowest of (I) the amount of Collateral requested to be released by the Borrower in such written notice, (II) an amount of Collateral with a value such that, after giving effect to such release and any other release otherwise requested or effected pursuant to this Section 2.09(e) and any Disposition pursuant to Section 7.04, the LTV Ratio would not be greater than the Initial LTV Level and (III) the aggregate amount of such type of Collateral requested to be released by the Borrower held in the Collateral Accounts.
Notwithstanding anything to the contrary contained herein, in the case of an Issuer 251(g) Merger Event, Issuer Merger Event, Issuer Tender to Merger Event or in connection with a sale of Pledged Shares made in accordance with Section 2.09(a)(iii), (i) upon receipt of a written request therefor from the Borrower, the Calculation Agent shall (and may, without the consent of any Lender) promptly originate an instruction or entitlement order to the Custodian directing the release and transfer of any Pledged Shares subject to such Issuer 251(g) Merger Event, Issuer Merger Event, Issuer Tender to Merger Event (but excluding any Pledged Shares received as consideration by the Borrower in connection with any such Issuer 251(g) Merger Event, Issuer Merger Event or Issuer Tender to Merger Event) or sale of Pledged Shares made in accordance with Section 2.09(a)(iii) upon or following the occurrence of such Issuer 251(g) Merger Event, Issuer Merger Event, Issuer Tender to Merger Event, or sale under Section 2.09(a)(iii), regardless of whether the conditions to release of Collateral set forth in this Section 2.09(e) are otherwise met, (ii) to the extent it is necessary for the Calculation Agent or any Applicable Lender to take action under the Collateral Documents to cause the Pledged Shares subject to such Issuer 251(g) Merger Event, Issuer Merger Event, Issuer Tender to Merger Event or sale under Section 2.09(a)(iii) to cease to be Pledged Shares upon the occurrence of such Issuer 251(g) Merger Event, Issuer Merger Event, Issuer Tender to Merger

Event or such sale, then the Calculation Agent or such Applicable Lender shall take such action (and each Secured Party authorizes the taking of such actions by the Calculation Agent and such Applicable Lender), and (iii) to the extent it is necessary for the Borrower to take action to cause (x) any Shares, Permitted Assets or other assets or consideration received in respect of such Issuer 251(g) Merger Event, Issuer Merger Event, Issuer Tender to Merger Event or sale under Section 2.09(a)(iii) or (y) any Shares tendered in the tender offer relating to an Issuer Tender to Merger Event where (A) such tender offer is not settled within three (3) Business Days following any tender of Shares by Borrower in such tender offer, (B) such Shares are properly withdrawn prior to expiration or (C) such tender offer is terminated prior to such Shares being accepted by the offeror, in the case of each of clause (x) and clause (y), to constitute Collateral pledged under the Security Agreement to each Applicable Lender, on a ratable basis, Borrower agrees to take such actions as may be reasonably requested by the Administrative Agent or any Lender to confirm or ensure that such Shares, Permitted Assets, other assets or consideration or previously tendered Shares promptly constitute Collateral pledged under the Security Agreement to each Applicable Lender, on a ratable basis, and, if Shares, Permitted Assets, other assets or consideration or previously tendered Shares are so pledged, then, to the extent such Shares, Permitted Assets, other assets or consideration or previously tendered Shares may be held in an account subject to the Collateral Account Control Agreement, the Borrower will take such actions as may be reasonably requested by the Administrative Agent or any Lender to cause such Shares, Permitted Assets, other assets or consideration or previously tendered Shares to be held in accounts subject to the Collateral Account Control Agreement.
(f)    (i) Upon receipt by the Calculation Agent of written notice from the Borrower requesting the release and application of Eligible Cash Collateral for the purpose of either (1) making an interest payment on the Loans then due and payable or (2) repaying or prepaying any PIK Interest, the Calculation Agent shall be permitted, without the consent of the Lenders (but the Calculation Agent shall give each Applicable Lender prompt notice thereof), on the date specified in such notice (which date shall be no earlier than the Business Day immediately following the first Business Day on which the Calculation Agent has received such notice by 1:00 p.m.), to release such Eligible Cash Collateral from the Liens created under the Collateral Documents and cause the Administrative Agent to apply such released Eligible Cash Collateral as directed by the Borrower in such written notice.
(ii) Upon satisfaction of the conditions set forth in this Section 2.09(f), Eligible Cash Collateral shall be released from any Lien created under the Collateral Documents (A) on a ratable basis among the Applicable Lenders in accordance with their respective Ratable Shares of the Eligible Cash Collateral being released and (B) in an aggregate amount equal to the lower of (I) the amount of Collateral requested to be released by the Borrower in such written notice and (II) the aggregate amount Eligible Cash Collateral requested to be released by the Borrower held in the Collateral Accounts, and an amount equal to the amount of Eligible Cash Collateral released by each Applicable Lender shall be applied in accordance with the preceding clause (i) to the Obligations owing to such Applicable Lender and its Agented Lenders.

(g)    In addition to transfers made pursuant to Section 2.09(a) or (c), made in connection with Dispositions under Section 7.04(a), (b) or (d), the Borrower may, in its sole discretion, transfer (i) Cash and Cash Equivalents that will constitute Eligible Cash Collateral upon such transfer and/or (ii) assets other than Cash and/or Cash Equivalents that each of the Lenders have previously consented to in writing to be included as Collateral, in each case of clauses (i) and (ii), into the Collateral Accounts on any Business Day, and the Calculation Agent shall adjust the LTV Ratio accordingly which shall become effective one (1) Business Day after the posting of such additional Collateral, as applicable (except in the case of transfers made pursuant to Sections 2.09(a) or (c) or in connection with Dispositions under Section 7.04(a), (b) or (d), which such adjustments shall be effective on the date of delivery of Eligible Cash Collateral); provided that, except in the case of Section 2.09(a) or (c) or Section 7.04(a), (b) or (d), the Calculation Agent shall only be required to make such adjustment with respect to a transfer by the Borrower having a Collateral Value of at least $1,000,000.
(h)    If (i) any Constrictive Amendment referred to in clause (i)(ii) of the definition of “Potential Adjustment Event” is not approved in the applicable shareholder vote such that a Potential Adjustment Event shall be deemed not to have occurred and any adjustments made in connection therewith shall automatically cease to be effective (in each case, as provided in such clause (i)(ii)), then, upon receipt of a written request therefor from the Borrower, the Calculation Agent shall (and may without the consent of any Lender) promptly originate an instruction or entitlement order to the Custodian directing the release and transfer of any applicable Collateral posted as a result of such Potential Adjustment Event from the Collateral Account of each Applicable Lender to the Borrower (or the Borrower’s designee) such that the LTV Ratio does not exceed the LTV Margin Call Level as calculated by the Calculation Agent without giving effect to such adjustments, (ii) there occurs a Triggering of an Issuer Event with respect to any Issuer of Spin-Off Shares, and such Spin-Off Shares shall cease to constitute Eligible Pledged Shares at all times thereafter, then, so long as the LTV Ratio does not exceed the LTV Margin Call Level or, if a Collateral Shortfall Notice is received, Borrower cures a Collateral Shortfall in accordance with Section 2.09(a), upon receipt of a written request therefor from the Borrower, the Calculation Agent shall (and may without the consent of any Lender) promptly originate an instruction or entitlement order to the Custodian directing the release and transfer of such Spin-Off Shares from the Collateral Account of each Applicable Lender to the Borrower (or the Borrower’s designee) or (iii) there occurs a Potential Adjustment Event with respect to any Spin-Off Shares and Borrower elects to exclude the Collateral Value of such Spin-Off Shares from the calculation of the LTV Ratio as provided in the last paragraph of the definition of “Potential Adjustment Event” and otherwise complies with the provisions of such paragraph, then, so long as the LTV Ratio does not exceed the LTV Margin Call Level, upon receipt of a written request therefor from the Borrower, the Calculation Agent shall (and may without the consent of any Lender) promptly originate an instruction or entitlement order to the Custodian directing the release and transfer of such Spin-Off Shares from the Collateral Account of each Applicable Lender to the Borrower (or the Borrower’s designee).

(i)    To the extent that the Borrower elects or is required to transfer or deposit Shares, Cash, Cash Equivalents or any other item of Collateral into any Collateral Accounts, the Borrower shall effect such transfer or deposit by transferring or depositing into each Applicable Lender’s Collateral Account, such Shares, Cash, Cash Equivalents or any other item of Collateral in accordance with their Ratable Shares of such item of Collateral.
(j)    At the reasonable request of any Agent, the Custodian, any Applicable Lender or the Borrower, the parties hereto agree to execute and deliver such documents, agreements or instruments as are reasonably requested to evidence and/or give effect to the release of Liens described in this Section 2.09.
(k)    To the extent an assignment of Loans or Commitments by any Lender pursuant to Section 10.06 requires the distribution or reallocation of Collateral, the foregoing provisions of this Section 2.09 shall not apply to any such distribution or reallocation.
2.10.    Evidence of Debt.
(a)    Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain a register for the recordation of the names and addresses of Lenders and each Lender’s Ratable Share of the Loans from time to time (the “Register”). The Register shall be available for inspection by the Borrower or any Lender (with respect to such Lender’s portion of any Loan) at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall record in the Register the initial principal amount of each Loan, stated interest thereon, and each repayment or prepayment in respect of the principal amount thereof, and any assignment thereof, and any such recordation shall be conclusive and binding on the Borrower and each Lender, absent manifest error; provided that, failure to make any such recordation, or any error in such recordation, shall not affect any Obligations.
(b)    Notes. No promissory note shall be required to evidence the Loans by the Lenders to the Borrower. Upon the request of a Lender, the Borrower shall execute and deliver to the Lender a Note (with a copy to the Administrative Agent), which shall evidence such Lender’s Ratable Share of the applicable Loans in addition to the foregoing accounts or records. A Lender may attach schedules to a Note and endorse thereon the date, amount and maturity of its Ratable Share of such Loans and payments with respect thereto.
2.11.    Payments Generally.
(a)    All payments to be made by or on account of any obligation of the Borrower hereunder shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff, except with respect to Taxes as provided in Section 3.01. Except as otherwise expressly provided herein, all payments by or on account of any obligation of the Borrower hereunder shall be made to the Administrative Agent at the Agent Account in Dollars and in immediately available funds not later than 3:00 p.m. on the date specified herein. All payments received by the Administrative Agent after 3:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest shall continue to accrue.

(b)    Except to the extent otherwise provided herein, including Section 2.04, Section 2.08(b) and Section 2.09(a), the Loans, each payment or prepayment of principal of the Loans, each payment of interest on the Loans, each payment of any applicable Prepayment Amount (which, for the avoidance of doubt, is solely payable in respect of the Delayed Draw Loans) and each other payment hereunder shall be allocated among the Lenders (or in the case of any Prepayment Amount, the Lenders who are owed such amount) pro rata in accordance with their Ratable Shares of the Loans (provided that, if the Borrower makes an election pursuant to Section 2.11(i), such payment shall be allocated to the Lenders holding Loans of the Type so prepaid pro rata in accordance with their Ratable Shares of the Loans of such Type). The Administrative Agent agrees to forward to the Lenders such principal, interest and other payments on the same Business Day as such amounts are received, collected or applied by the Administrative Agent from the Borrower, unless the Administrative Agent receives such amounts after 11:00 a.m., in which case such payments may be forwarded by the Administrative Agent to the Lenders on the next Business Day.
(c)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Loan that such Lender will not make available to Administrative Agent such Lender’s Applicable Percentage of such Loan, Administrative Agent may assume that such Lender has made such Applicable Percentage of such Loan available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its Applicable Percentage of such Loan available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the Floating Rate. If the Borrower and such Lender shall pay such interest to Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its Applicable Percentage of the applicable Loan to Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to Administrative Agent.
(d)    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for each day from and including the date such amount is distributed to such Lender to but excluding the date such Lender or the Borrower repays such amount to the Administrative Agent. A notice of the Administrative Agent to any Lender with respect to any amount owing under this subsection (d) shall be conclusive absent manifest error.
(e)    Except as expressly set forth herein, if any payment to be made by or on account of any obligation of the Borrower or the date for the performance of any covenant shall come due on a day other than a Business Day, payment or performance, as applicable, shall be made on the next following Business Day, and, for payments, such extension of time shall be reflected in computing interest.
(f)    Nothing herein shall be deemed to obligate a Lender to obtain the funds for its Ratable Share of the Loans in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for its Ratable Share of the Loans in any particular place or manner.
(g)    If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable credit extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(h)    The obligations of Lenders hereunder to make Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).
(i)    All payments (including prepayments and any other amounts received hereunder other than payments and amounts received in connection with the exercise of the Agents’ and each Applicable Lenders’ rights after an Event of Default) made by the Borrower to Administrative Agent or any Lender under any Loan Document shall be applied to amounts then due and payable in the following order: (i) to any expenses and indemnities payable by the Borrower to any Agent under any Loan Document, (ii) ratably to any expenses and indemnities payable by the Borrower to any Lender under any Loan Document, (iii) subject to Section 2.11(j), to any accrued and unpaid interest and fees (including any applicable Prepayment Amount) due under this Agreement, (iv) subject to Section 2.11(j) and Section 2.04, to principal payments on the outstanding Initial Loans, Revolving Loans and/or Delayed Draw Loans (if any) pro rata and (v) to the extent of any excess, to the payment of all other Obligations under the Loan Documents.
(j)    Notwithstanding anything contained in this Agreement to the contrary, except for Section 2.04, nothing in this Agreement or any other Loan Document shall apply to or restrict (i) the payment of the Revolving Loan Commitment Fee, Delayed Draw Loan Commitment Fee, other fee (including any Prepayment Amount) or interest payable with respect to any Initial Loans, Delayed Draw Commitment, Delayed Draw Loans, Revolving Commitments and/or Revolving Loans, as applicable, (ii) the reduction or termination of the Revolving Commitments and/or Delayed Draw Commitments pursuant to Section 2.08 (and payments of Revolving Loan Commitment Fee, Delayed Draw Loan Commitment Fees and/or other fees, as applicable, due on the date of any such termination) or (iii) the prepayment of any Initial Loans, Revolving Loans and/or Delayed Draw Loans, whether in full or in part, in each case, on a non-pro rata basis with respect to any other Type of Loans as the Borrower shall elect; provided that if the Borrower does not make such election prior to or concurrently with delivering a Voluntary Prepayment Notice, if applicable, any such payments will be applied on a pro rata basis to the outstanding Initial Loans, Revolving Loans and/or Delayed Draw Loans.
2.12.    Sharing of Payments, Etc. Each Lender agrees that, in the event that any Lender shall obtain payment in respect of any principal of or interest on the Loans owing to such Lender under this Agreement through the exercise of a right of setoff, banker’s lien, counterclaim or otherwise (including pursuant to a Debtor Relief Law) (excluding, in each case, any exercise of remedies by an Applicable Lender with respect to its Applicable Collateral or by amounts received by an Applicable Lender with respect to its Applicable Collateral under a Debtor Relief Law) in excess of its Ratable Share of the amounts owed to it hereunder (or, if the Borrower makes an election pursuant to Section 2.04 and Section 2.09(a), in excess of its Ratable Share of amounts owed to it hereunder with respect to Loans of the Type so prepaid), such Lender shall promptly notify the Administrative Agent of such fact and purchase (for cash at face value) from the other Lenders a participation in their portion of the Loans, in such amounts and with such other adjustments from time to time, as shall be equitable in order that all Lenders share such payment in accordance with their respective ratable portion as provided for in this Agreement. Each Lender further agrees that if a payment to a Lender (which is obtained by such Lender through the exercise of a right of setoff, banker’s lien, counterclaim or otherwise) shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a participation theretofore sold, return its share of that benefit to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker’s lien or counterclaim, with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. For the avoidance of doubt, the foregoing provisions of this Section 2.12 shall not apply to any exercise by an Applicable Lender of remedies against the Collateral controlled by such Applicable Lender or the assignment or participation of Loans or Commitments otherwise permitted hereunder.
2.13.    Defaulting Lender. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(a)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver, consent or adjustment with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and “Required Revolving Lenders” and in Section 8.01.
(b)    Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of a Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to any Agent hereunder; second, as the Borrower may request (so long as no Event of Default has occurred), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund future Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Event of Default has occurred, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loan in respect of which that Defaulting Lender has not fully funded its pro rata share (based on such Defaulting Lender’s applicable percentage of the Commitments at the applicable time relating to such Loan) and (y) such Loan were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.13(b) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
(c)    Fees. No Defaulting Lender shall be entitled to receive any fee payable under Section 2.06(e), Section 2.06(f), Section 2.06(g) or Section 2.06(h), as applicable, for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(d)    Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Ratable Share of the applicable Type of Loans being purchased, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
2.14.    Rebalancing.
(a)    If, on any date, any Applicable Lender gives written notice to the Calculation Agent, or the Calculation Agent otherwise becomes aware, that (i) any posting or release of Collateral did not occur on a ratable basis among the Applicable Lenders in accordance with their respective Ratable Shares of the amount and type of Collateral being posted or released (other than in connection with any distribution of Collateral in connection with an assignment pursuant to Section 10.06), (ii) the Collateral is not held among the Applicable Lenders in accordance with their respective Ratable Shares (including with respect to the types of Collateral held by each Applicable Lender) for any other reason (other than as a result of a Lender exercising remedies in accordance with the Loan Documents) or (iii) Collateral needs to be distributed in connection with an assignment pursuant to Section 10.06, then on, or as promptly as practicable following, such date, the Calculation Agent shall notify the Applicable Lenders of such circumstances and, on, or as promptly as practicable following the date of such notice, the Applicable Lenders shall cause any transfers of Collateral from the Collateral Accounts that they control to Collateral Accounts controlled by other Applicable Lenders as may be necessary, as determined by the Calculation Agent, to ensure that the Collateral is held among the Applicable Lenders in accordance with their respective Ratable Shares (including with respect to the types of Collateral held by each Applicable Lender). Each Lender agrees to cooperate in good faith with the Calculation Agent and the Custodian to effect such rebalancing, including, for the avoidance of doubt, by submitting written instructions to the Custodian to effect such transfers. The Borrower hereby consents to, and to the extent necessary will cooperate in good faith with, such transfers. Notwithstanding anything to the contrary contained herein, no rebalancing shall be required to the extent the circumstances described in clause (i) or (ii) of this Section 2.14(a) result from (x) a Lender waiving amounts owing to it, whether principal, interest or otherwise, in accordance with Section 10.01(a) or (y) a Lender releasing all or any portion of the Collateral, other than in connection with Section 2.09 or pursuant to and in accordance with the terms of the other Loan Documents.

(b)    Each of the Lenders and the Borrower hereby authorizes the Calculation Agent to deliver a Collateral Reallocation Instruction to the Custodian, with a copy to the Borrower, (i) in order to instruct the Custodian to effect any rebalancing described in the preceding clause (a) and (ii) in connection with any Subsequent Loan Borrowing to the extent necessary to ensure that the Collateral is held on a Pro Rata Basis. Each Lender agrees to cooperate in good faith with the Calculation Agent and the Custodian to effect any such reallocation, including, for the avoidance of doubt, by submitting written instructions to the Custodian to effect such reallocation and any related transfers of Collateral. The Borrower hereby consents to, and to the extent necessary will cooperate in good faith with, such transfers.
2.15.    Notice of Additional Debt of Liberty Broadband. The Borrower shall promptly and in any event within thirty (30) Business Days after Borrower obtains actual knowledge thereof, notify the Administrative Agent (and the Administrative Agent shall provide such notice to the Lenders) that the aggregate outstanding principal amount of Liberty Broadband’s and its consolidated Subsidiaries’ indebtedness for borrowed money exceeds $[____].

ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01.    Taxes.
(a)    Defined Terms. For purposes of this Section 3.01, the term “applicable Law” includes FATCA.
(b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)    Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)    Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01(d)) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)    Indemnification by the Lenders. Each Lender shall severally indemnify (i) the Administrative Agent, within ten (10) days after demand therefor, for any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) the Administrative Agent, and the Borrower, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(c) relating to the maintenance of a Participant Register and (iii) the Administrative Agent, and the Borrower, as applicable, against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent or Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection (e).
(f)    Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 3.01, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)    Status of Lenders.
(i)    Any Lender or Agent that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender or Agent, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender or Agent is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s or Agent’s reasonable judgment such completion, execution or submission would subject such Lender or Agent to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender or Agent.
(ii)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:
(A)    any Lender or Agent that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender or Agent becomes a Lender or Agent under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender or Agent is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender or Agent that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender or such Agent becomes a Lender or Agent under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(I)    in the case of a Foreign Lender or Agent claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(II)    executed copies of IRS Form W-8ECI;
(III)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C)

of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or
(IV)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender and any Agent which is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender or Agent becomes a Lender or Agent under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender or Agent under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender or Agent were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender or Agent shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender or Agent has complied with such Lender’s or Agent’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender and Agent agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(h)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section 3.01), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection (h) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)    Tax Documentation by the Borrower. To the extent it is legally entitled to do so, the Borrower shall deliver to the Administrative Agent, at the time or times prescribed by applicable Laws, when reasonably requested by the Administrative Agent and promptly upon the obsolescence, invalidity or expiration of any form previously provided by the Borrower, such properly completed and executed documentation or certification prescribed by applicable Laws and such other reasonably requested information, certification or documentation as will permit the Administrative Agent to determine that a sale of the Collateral would not be subject to any withholding with respect to Taxes.
(j)    Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

3.02.    Illegality. If a Lender determines (after consultation with the Administrative Agent) that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Lender to make, maintain or fund any Loan, or to determine or charge interest rates based upon the LIBOR component of the Floating Rate, or any Governmental Authority has imposed material restrictions on the authority of a Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Administrative Agent and the Borrower, any obligation of such Lender to make or continue its portion of the Loans based upon the LIBOR component of the Floating Rate shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from the Lender, either (i) convert such Lender’s portion of the Loans to a Base Rate Loan, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain its portion of the Loans based upon the LIBOR component of the Floating Rate to such day or, immediately, if such Lender may not lawfully continue to maintain its portion of the Loans or (ii) prepay such Lender’s portion of the Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain its portion of the Loans to such day, or immediately, if such Lender may not lawfully continue to maintain its portion of the Loans based upon the LIBOR component of the Floating Rate. Upon any such prepayment, the Borrower shall also pay accrued interest on the amount so prepaid.
3.03.    Increased Costs; Reserves.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve (including reserves with respect to liabilities or assets consisting of or including eurocurrency funds or deposits (currently known as “eurocurrency liabilities”)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, a Lender;
(ii)    subject any Lender or Agent to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on a Lender or the London interbank market any other condition, cost or expense affecting this Agreement or the portion of the Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender or Agent of making, continuing or maintaining its portion of the Loans (or of maintaining its obligation to make its portion of the Loan) or to reduce the amount of any sum received or receivable by such Lender or Agent hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or Agent, the Borrower will pay to such Lender or Agent such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If a Lender determines that any Change in Law affecting such Lender or its holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of its holding company, if any, as a consequence of this Agreement or such Lender’s portion of the Loans to a level below that which such Lender or its holding company could have achieved on such Lender’s portion of the Loans but for such Change in Law (taking into consideration such Lender’s policies and the policies of its holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or its holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of an Agent or Lender setting forth the amount or amounts necessary to compensate such Agent or Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section 3.03 and delivered to the Administrative Agent and the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Agent or Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of an Agent or Lender to demand compensation pursuant to the foregoing provisions of this Section 3.03 shall not constitute a waiver of such Agent’s or such Lender’s, as the case may be, right to demand such compensation; provided that the Borrower shall not be required to compensate an Agent or Lender pursuant to the foregoing provisions of this Section 3.03 for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Agent or Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).
3.04.    Compensation for Losses. Upon demand of a Lender from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)    any payment or prepayment of the Loans on a day other than an Interest Payment Date (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or
(b)    any failure by the Borrower (for a reason other than the failure of such Lender to make available on any date specified herein its portion of the Loans) to prepay or borrow the Loans on any date or in the amount specified herein;

including any loss of anticipated profits (other than Base Spread) and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its portion of the Loans or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Floating Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor, over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.
3.05.    Mitigation Obligations.
(a)    If a Lender requests compensation under Section 3.03, or the Borrower is required to pay any additional amount to a Lender, an Agent or any Governmental Authority for the account of such Lender or Agent pursuant to Section 3.01, or if a Lender gives a notice pursuant to Section 3.02, then such Lender or Agent, as the case may be, at the request of the Borrower, shall use reasonable efforts to designate a different lending office for funding or booking the Loans, or its portion thereof, hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates and to take any other actions reasonable in the sole judgment of such Lender or Agent, if, in the sole judgment of such Lender or Agent, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.03, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or Agent to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or Agent. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by a Lender or Agent in connection with any such designation, assignment or action.
(b)    If any Lender requests compensation under Section 3.03, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.05(a), or if any Lender is a Defaulting Lender or declines to approve an amendment, waiver or consent that is approved by the Required Lenders, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.03 or Section 3.01) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)    the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.06(e);
(ii)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(iii)    in the case of any such assignment resulting from a claim for compensation under Section 3.03 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(iv)    such assignment does not conflict with applicable Law; and
(v)    in the case of any assignment resulting from a Lender declining to approve an amendment, waiver or consent that is approved by the Required Lenders, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
ARTICLE IV
CONDITIONS PRECEDENT TO THE LOAN

4.01.    Conditions Precedent to Closing Date. The effectiveness of this Agreement and the obligation of the Initial Loan Lenders to make the extension of the Initial Loans hereunder is subject to satisfaction of the following conditions precedent:
(a)    Receipt by the Administrative Agent of the following, each of which shall be originals or electronic image scans (e.g., “pdf”) (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer, if applicable, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent:
(i)    executed counterparts of the following Loan Documents, sufficient in number for distribution to each Lender, the Administrative Agent and the Borrower: (A) this Agreement, (B) the Security Agreement, (C) the Collateral Account Control Agreement and (D) the Issuer Acknowledgment;
(ii)    if requested by any Initial Loan Lender, a Note executed by the Borrower;
(iii)    such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers as the Administrative Agent

may require evidencing the identity, authority and capacity of each Responsible Officer authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents;
(iv)    such documents and certifications as the Administrative Agent may reasonably require to evidence that each of the Borrower and the Borrower Sole Member is duly organized or formed under the Laws of the jurisdiction of its organization and is validly existing, in good standing and qualified to engage in business in its jurisdiction of formation and each other jurisdiction where it is conducting business;
(v)    [reserved];
(vi)    the legal opinion of each of (x) Baker Botts L.L.P., counsel to the Borrower, and (y) Sidley Austin LLP, special counsel to the Borrower, in each case, addressed to the Lenders and the Agents, as to such matters as the Lenders and the Agents may reasonably request;
(vii)    a certificate of a Responsible Officer either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by the Borrower, and the validity against the Borrower of the Loan Documents, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;
(viii)    a Solvency Certificate of the Borrower executed by a Responsible Officer thereof;
(ix)    evidence of the results of searches for Liens and judgments against the Borrower satisfactory to the Initial Loan Lenders; and
(x)    all applicable “know your customer” and other account opening documentation required by the USA PATRIOT Act to be provided by the Borrower.
(b)    In order to meet certain requirements under the Security Agreement relating to the Collateral and to create in favor of each Applicable Lender a valid, perfected First Priority security interest in such Applicable Lender’s Ratable Share of the Collateral, the Borrower shall have:
(i)    delivered or transferred the Initial Pledged Shares to the Custodian (and such Initial Pledged Shares shall be held in or credited to the Collateral Accounts of each Applicable Lender based on its Ratable Share of the Collateral); and
(ii)    satisfied the Collateral Requirement.
(c)    No Issuer Event shall have occurred, and no event or transaction shall have been announced that if consummated or completed would constitute an Issuer Event.

(d)    The Organization Documents of the Borrower shall be in form and substance reasonably satisfactory to each Initial Loan Lender, and the Independent Manager shall have been duly appointed.
Without limiting the generality of the provisions of Section 9.03(c), for purposes of determining compliance with the conditions specified in this Section 4.01, each of the Lenders and the Administrative Agent that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
4.02.    Conditions Precedent to all Loans. The obligation of each Lender to make any Loan (including the Initial Loans, Revolving Loans and any Delayed Draw Loans) shall be subject to satisfaction of the following conditions precedent:
(a)    The Borrower shall have delivered a Borrowing Request to the Administrative Agent signed by the Borrower in accordance with the requirements hereof; provided, however, that solely in the case of the initial borrowing of Revolving Loans on the Amendment No. 1 Effective Date, the Borrower shall also have delivered a Voluntary Prepayment Notice to the Administrative Agent, which notice shall provide for the prepayment of at least $200,000,000 of Initial Loans.
(b)    Each of the representations and warranties made by the Borrower set forth in Article V hereof and the other Loan Documents (provided that the representation and warranty contained in Section 5.20 shall not be made as of the date of any Borrowing to the extent such Borrowing occurs after the Closing Date) shall be true and correct in all material respects (except to the extent such representation or warranty is already qualified by materiality, in which case to that extent it shall be true and correct in all respects) on and as of the date of such Loan with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (except to the extent such representations and warranties are already qualified by materiality, in which case to that extent they shall be true and correct in all respects) as of such earlier date).
(c)    No Default shall exist as of the date of such Borrowing or would result from the making of the Loans or from the application of the proceeds thereof.
(d)    With respect to any Loans (including Revolving Loans), the LTV Ratio as of such date, after giving effect to the Loans made on such date, shall be equal to or less than the Initial LTV Level.
(e)    The Borrower shall have delivered to each Lender a Form U-1 or Form G-3 or an amendment to a Form U-1 or Form G-3 previously delivered to such Lender hereunder, duly executed by a Responsible Officer (in each case, unless such Lender has confirmed that it does not require either such form).
(f)    The Calculation Agent shall have received confirmation from the Custodian that (i) if a Collateral Reallocation Instruction has been delivered to the Custodian, the reallocation described therein has been completed, and (ii) after giving effect to the making of such Loans, each Applicable Lender has its Ratable Share of each type of Collateral in its Collateral Accounts.
(g)    No Mandatory Prepayment Event shall have occurred within the preceding two (2) Business Days prior to such Borrowing, and no Mandatory Prepayment Notice shall have been delivered to the Borrower.
(h)    Solely with respect to the Funding Date and subject to Section 10.04(a), the Borrower shall have provided evidence reasonably satisfactory to the Administrative Agent that all reasonable, documented and out-of-pocket fees, charges and disbursements of counsel to the Initial Loan Lenders and the Agents, to the extent invoiced two (2) Business Days prior to the Funding Date, plus such additional amounts of such reasonable, documented and out-of-pocket fees, charges and disbursements as shall constitute a reasonable estimate of such reasonable, documented and out-of-pocket fees, charges and disbursements incurred or to be incurred by the Agents and such Initial Loan Lenders through the funding proceedings shall be paid substantially concurrently with the funding of the Initial Loans (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower, such Initial Loan Lenders and the Agents).
(i)    Solely with respect to the Funding Date, the Borrower shall have provided evidence reasonably satisfactory to the Administrative Agent that the fees payable to the Administrative Agent, Calculation Agent and the Lenders pursuant to Section 2.06 shall be paid substantially concurrently with the funding of the Initial Loans.
(j)    Solely with respect to the Funding Date, receipt by the Administrative Agent of an executed Compliance Certificate attaching the Borrower Financial Statements, which shall be original or electronic image scans (e.g., “pdf”) unless otherwise specified, properly executed by a Responsible Officer, dated the Funding Date and in form and substance satisfactory to the Administrative Agent.
(k)    Solely in the case of the initial borrowing of Revolving Loans on the Amendment No. 1 Effective Date, the Borrower shall borrow $200,000,000 of Revolving Loans, the gross proceeds of which shall be applied by the Revolving Lenders to prepay the Initial Loans.
Each Borrowing Request shall be deemed to be a representation and warranty by the Borrower that the conditions specified in Section 4.01 (solely for the Initial Loan Borrowings on the Funding Date) and Section 4.02 (with the exception of Section 4.02(f)), as applicable, have been satisfied on and as of the date of the making of a Loan.
ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders and the Agents that as of the Closing Date and as of the date of any Borrowing hereunder (provided such representation and warranty contained in Section 5.20 shall not be made as of the Funding Date to the extent the Funding Date occurs after the Closing Date, or as of the date of any Subsequent Loan Borrowing):

5.01.    Existence, Qualification and Power. The Borrower (a) is duly organized or formed and validly existing under the Laws of the jurisdiction of its organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents (to the extent a party thereto), and (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its respective business requires such qualification or license, except to the extent the failure to so qualify has not had and could not reasonably be expected to have a Material Adverse Effect.
5.02.    Authorization; No Contravention. The execution, delivery and performance by the Borrower of each Loan Document to which it is party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of its Organization Documents; (b) result in any breach, or default under, any Contractual Obligation to which it is a party or by which it is bound or affecting the Pledged Shares, including under the Reorganization Agreement; (c) result in the creation or imposition of any Transfer Restriction on the Eligible Pledged Shares or Lien on the Collateral (other than the Permissible Transfer Restrictions) under, or, other than as not prohibited herein, require any payment to be made under, any Contractual Obligation, including under the Reorganization Agreement; (d) violate any written corporate policy of any Issuer applicable to the Borrower or, to the Borrower’s knowledge, affecting the Borrower; (e) violate any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower is subject; or (f) violate any Law, except, in the case of clauses (b), (d), (e), and (f), where any such breach or violation, either individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect.
5.03.    Binding Effect. This Agreement has been, and each other Loan Document to which the Borrower is a party when delivered hereunder, will have been, duly executed and delivered by the Borrower. This Agreement constitutes, and each other Loan Document to which the Borrower is a party when so delivered will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).
5.04.    Financial Statements; No Material Adverse Effect.
(a)     The Borrower Financial Statements show all Indebtedness and other liabilities, direct or contingent, of the Borrower as of the date thereof that are individually in excess of $100,000, including liabilities for taxes, Contractual Obligations and Indebtedness as at the dates thereof.
(b)    Since the date of the Borrower Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
5.05.    Disclosure. The Borrower has disclosed to the Administrative Agent all agreements, instruments and corporate or other restrictions to which it or any of the Collateral is subject, and all other matters known to the Borrower, that individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information (other than projections and other forward-looking information and information of a general economic or industry nature) (collectively, the “Disclosures”) concerning the Borrower furnished in writing by or on behalf of the Borrower to the Administrative Agent or the Lenders in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document, when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading (giving effect to all supplements and updates thereto delivered to the Administrative Agent prior to the Closing Date (in the case of Disclosures delivered prior to the Closing Date) or prior to a Borrowing under Section 2.02 (in the case of Disclosures delivered prior to such Borrowing)).
5.06.    Litigation. There are no actions, suits, investigations, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its property that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby, or (b) either individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.
5.07.    No Default. The Borrower is not in default under or with respect to any Material Contract, any agreement with any Issuer or any agreement applicable to the Pledged Shares. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
5.08.    Compliance with Laws. The Borrower is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its property except in such instances which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings or (b) the failure to so comply, either individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect.
5.09.    Taxes. The Borrower has timely filed all material Tax returns and reports required to be filed with any Governmental Authority, and has paid all material Taxes, assessments, fees and other governmental charges levied or imposed by any Governmental Authority upon it or its properties, income or assets otherwise due and payable, except those that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed written Tax assessment against the Borrower and there is no current or, to the Borrower’s knowledge, pending audit or other formal investigation of the Borrower by any Governmental Authority, in each case, which could reasonably be expected to have a Material Adverse Effect. The Borrower does not have, and has never had, a trade or business or a permanent establishment in any country other than the United States. Each of the Borrower, and, unless the Parent is the Borrower Sole Member, the Borrower Sole Member is disregarded as an entity separate from the Parent for U.S. federal income tax purposes, and the Parent is a “domestic corporation” within the meaning of Section 7701(a)(30) of the Code.
5.10.    Assets; Liens. The Borrower has no assets other than Permitted Assets and does not engage in any business or conduct any activity, nor has it since its formation engaged in any business or conducted any activity other than (i) the acquisition, ownership, holding, voting, sale, transfer, exchange, assignment, Disposition or management of, or other dealings in or with, Permitted Assets, (ii) the performance of the transactions contemplated by Permitted Liabilities and performance of ministerial activities and payment of taxes and administrative fees necessary for compliance with this Agreement and the other Loan Documents and (iii) any transaction permitted under Sections 7.04, 7.05 or 7.07 hereunder. Except for the Liens created by the Loan Documents, Permitted Liens and other Liens not prohibited by Section 7.02, the assets of the Borrower are subject to no Liens. Other than the Loan Documents, any other agreements not prohibited under the Loan Documents (including agreements with respect to Permitted Liabilities and agreements made in connection with the consummation of an Issuer 251(g) Merger Event, an Issuer Merger Event, a Spin-Off Event or an Issuer Tender Offer), the Borrower’s Organization Documents, Permissible Transfer Restrictions and agreements whereby the Borrower acquires Shares and/or any other Permitted Assets, the Borrower is not, nor has it been since its formation, a party to any contract or other agreement or arrangement.
5.11.    Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by the Borrower of this Agreement or any other Loan Document, except as have been obtained or made and, to the extent applicable, remain in effect and for filings or recordings with respect to the Collateral to be made, or otherwise delivered for filing and/or recordation, as of the Closing Date.
5.12.    Governmental Regulation. The Borrower is not subject to regulation under any federal or state statute or regulation which may limit its ability to incur the indebtedness contemplated hereunder or which may otherwise render all or any portion of the Obligations unenforceable.
5.13.    ERISA and Related Matters. The Borrower is not subject to any material obligations or liabilities, contingent or otherwise, with respect to any Plan. None of the assets of the Borrower are or could be deemed to be “plan assets” (as defined in Section 3(42) of

ERISA) or assets of any Plan pursuant to any substantially similar non-U.S. or other law.
5.14.    Organization Documents. The Borrower is in compliance with the terms and provisions of its Organization Documents.
5.15.    Margin Regulations; Investment Company Act.
(a)    None of the transactions contemplated by the Loan Documents (including the Loans and the use of proceeds thereof) will violate Regulations T, U or X of the FRB.
(b)    None of the Borrower or any Person Controlling the Borrower is, or is required to be registered as an “investment company” under the Investment Company Act. After giving effect to the transactions contemplated under the Loan Documents none of the Borrower or any Person Controlling the Borrower will be required to register as an “investment company” under the Investment Company Act.
5.16.    Subsidiaries; Equity Interests. The Borrower has no Subsidiaries. The Borrower has no Investment in any Person other than in Permitted Assets. All of the outstanding Equity Interests in the Borrower have been validly issued, are fully paid and nonassessable and are directly owned by the Borrower Sole Member.
5.17.    Solvency. The Borrower is, and upon the incurrence of any Obligations by the Borrower on any date on which this representation and warranty is made or deemed made, the Borrower will be, Solvent.
5.18.    Trading and Other Restrictions.
(a)    The Eligible Pledged Shares are not subject to Transfer Restrictions, other than Permissible Transfer Restrictions.
(b)    The Eligible Pledged Shares are not subject to any shareholders agreement that includes any Transfer Restrictions, other than Permissible Transfer Restrictions.
5.19.     USA PATRIOT Act. To the extent applicable, the Borrower is in compliance with the (i) Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Department of the Treasury (31 C.F.R., Subtitle B, Chapter V) and any other enabling legislation or executive order relating thereto (collectively, the “Trading with the Enemy Act”), (ii) the USA PATRIOT Act and (iii) The Currency and Foreign Transactions Reporting Act of 1970 ( 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959) (also known as the “Bank Secrecy Act”) (together with the Trading with the Enemy Act and the USA PATRIOT Act, “Anti-Terrorism Laws”). Neither the Borrower nor, to the knowledge of a Responsible Officer, any director, officer, employee, or agent of the Borrower (a) is currently (i) the subject of any Sanctions or (ii) located, organized or residing in any Designated Jurisdiction or (b) has been engaged in any transaction with any Person who, to the knowledge of the Borrower, is now or was then the subject of Sanctions or located, organized or residing in a Designated Jurisdiction. No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977 (the “FCPA”).
5.20.    No Material Non-public Information. The Borrower is not entering into the Loan Documents or the transactions contemplated thereby on the basis of any material Non-public Information in respect of any Issuer that could reasonably be expected to result in a significant decline in the aggregate market value of the Shares of such Issuer. No information provided by or on behalf of the Borrower to a Lender in connection with the Loan Documents or the transactions contemplated thereby is material Non-public Information in respect of any Issuer.
5.21.    Bulk Sale and Private Sale. The Borrower understands that upon the occurrence of an Event of Default and the exercise of remedies pursuant to the Security Agreement, (a) a commercially reasonable bulk sale of the Eligible Pledged Shares may occur which may result in a substantially discounted realization value with respect to the Eligible Pledged Shares compared to the then current market price and (b) a commercially reasonable private sale of the Eligible Pledged Shares may occur which may result in less proceeds than a public sale.
5.22.    Status of Shares.
(a)    Each of the Shares transferred to the Collateral Account (i) is of the same class as securities listed on a national exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system and (ii) other than with respect to a Merger Share or Spin-Off Share, as of the Closing Date, has a “holding period” (for purposes of Rule 144) of at least twelve (12) months in the hands of the Borrower.
(b)    The Loans contemplated hereunder are entered into by the Borrower in good faith and at arm’s length and are bona fide loans. The Loans are not entered into with an expectation that the Borrower would default in its obligations thereunder. The Liens created under the Collateral Documents (including, without limitation, the pledge of the Pledged Shares) are bona fide pledges to secure the Borrower’s obligations under the Loan Documents. Such Collateral Documents are not entered into by the Borrower with the intent of facilitating a disposition of any Shares subject to the Collateral Documents.
5.23.    Special Purpose Entity/Separateness.
(a)    The Borrower is a Special Purpose Entity in all material respects.
(b)    The representations and warranties set forth in this Section 5.23 shall survive for so long as any amount (other than any contingent obligation as to which no claim has been asserted) remains payable to a Lender under this Agreement or any other Loan Document.

5.24.    Reporting Obligations. The Borrower or the Parent, as applicable, has complied, and will comply, in all material respects, with its reporting obligations with respect to the Shares and the Loan Documents under Sections 13 and 16 of the Exchange Act, to the extent applicable, and applicable securities laws of any other jurisdiction, including any required filings with the SEC.
5.25.    Restricted Transactions. None of Splitco, the Borrower, or their respective Subsidiaries is a party to a Restricted Transaction.
5.26.    Anti-Corruption Laws and Sanctions. The Parent has implemented and maintains in effect policies and procedures designed to ensure compliance in all material respects by the Borrower and its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions; and the Borrower, and its Subsidiaries and, to the knowledge of the Borrower, each of the officers, employees, directors and agents of the Borrower and its Subsidiaries are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower or its Subsidiaries, or (b) to the knowledge of the Borrower, any of the directors, officers, or employees of the Borrower or any of its Subsidiaries, or any agents of the Borrower or any of its Subsidiaries that will act in any capacity in connection with or benefit from the Loans made hereby, is a Sanctioned Person. No Loan, use of proceeds or other transaction contemplated by this Agreement will violate the Anti-Corruption Laws or applicable Sanctions.
ARTICLE VI
AFFIRMATIVE COVENANTS

So long as the Loans or other Obligations (other than contingent obligations as to which no claim has been asserted) shall remain unpaid or unsatisfied:
6.01.    Financial Statements. As soon as available, but in any event within sixty (60) days after the end of each fiscal year of the Borrower and within forty-five (45) days after the end of each of the first three fiscal quarters of the Borrower, the Borrower shall deliver to the Administrative Agent, in form and detail reasonably satisfactory to the Administrative Agent, an unaudited statement of assets and liabilities as at the end of such fiscal year or fiscal quarter, as applicable, in reasonable detail and certified by a Responsible Officer as fairly presenting in all material respects the assets and liabilities of the Borrower, each in form and detail reasonably satisfactory to the Administrative Agent.
6.02.    Certificates; Other Information. The Borrower shall deliver to the Administrative Agent in form and detail satisfactory to the Administrative Agent:
(a)    concurrently with the delivery of any statement of assets and liabilities referred to in Section 6.01, a duly completed Compliance Certificate signed by a Responsible Officer;

(b)    promptly, and in any event within five (5) Business Days after receipt thereof by the Borrower, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other similar inquiry by such agency regarding the Loans, the Collateral, or the financial or other operational results of the Borrower;
(c)    promptly, after request therefor, a statement of “beneficial ownership” (within the meaning of Rules 13d-3 or 16a-1(a)(2) promulgated under the Exchange Act) of Merger Shares or Spin-Off Shares “beneficially owned” by each Controlling Shareholder, to the extent such information is not reported in such Controlling Shareholder’s most recent filings with the SEC (or if such Controlling Shareholder does not file with the SEC); and
(d)    promptly, after request therefor, such additional information regarding compliance by the Borrower with the terms of the Loan Documents, as the Administrative Agent may from time to time reasonably request in writing (including any information that any Lender reasonably requests in order to comply with its obligations under any “know-your-customer” or anti-money laundering laws or regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation).
6.03.    Notices.
(a)    The Borrower shall promptly and in any event within two (2) Business Days after Borrower obtains actual knowledge of the occurrence, notify the Administrative Agent of:
(i) the occurrence of any Default or Mandatory Prepayment Event;
(ii) any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including as a result of (A) a breach or non-performance by the Borrower of, or any default under, a material Contractual Obligation of the Borrower, (B) any material actual or threatened litigation, investigation, subpoena, regulatory action, proceeding or suspension between the Borrower and any Governmental Authority, or (C) the commencement of, or any material development in, any litigation or proceeding of any Governmental Authority against the Borrower;
(iii) the occurrence of a Change of Control;
(iv) [reserved]; and
(v) any material change in accounting policies or financial reporting practices by the Borrower not required by pronouncements of the Public Company Accounting Oversight Board or the American Institute of Certified Public Accountants.
(b)    The Borrower and the Borrower Sole Member shall promptly notify the Administrative Agent upon receiving a notice of resignation of the Independent Manager of the Borrower.
Each notice delivered pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto except, in the case of clause (a)(ii) above, to the extent (x) such information is subject to confidentiality obligations with a third party which prevents disclosure of such information, (y) such information is subject to attorney-client privilege or (z) the sharing of such information is prohibited by any applicable Law. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached. The Administrative Agent shall endeavor to promptly provide any notice received under this Section 6.03 to each Lender.
6.04.    Preservation of Existence, Etc. The Borrower shall (a) preserve, renew and maintain in full force and effect its legal existence as a limited liability company under the Laws of the jurisdiction of its organization and (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business; except in the case of this clause (b), where the failure to so preserve, renew or maintain, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
6.05.    Special Purpose Entity/Separateness. The Borrower shall be and shall continue to be a Special Purpose Entity in all material respects.
6.06.    Payment of Taxes and Claims. The Borrower will pay all material Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises, or for which it otherwise is liable, before any penalty or fine accrues thereon, and all material claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such Tax or claim need be paid to the extent (i) either the amount thereof is immaterial or the amount or validity thereof is currently being contested in good faith by appropriate proceedings, (ii) adequate reserves in conformity with GAAP with respect thereto have been made or provided therefor and (iii) such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any portion of the Collateral or any interest therein. The Borrower shall not change its status as a disregarded entity for U.S. federal income tax purposes unless the Administrative Agent shall have provided its prior written consent to such change, which consent shall not be unreasonably withheld, conditioned or delayed and, at all times that it is disregarded as an entity separate from its owner for U.S. federal income tax purposes, it will have Parent, a “domestic corporation” within the meaning of Section 7701(a)(30) of the Code, as its regarded owner (directly or indirectly through another disregarded entity) for U.S. federal income tax purposes.
6.07.    Compliance with Laws and Material Contracts. The Borrower shall (a) comply with the requirements of all Laws and all orders, writs, injunctions and decrees of a Governmental Authority applicable to it or to its business or property except where the failure to comply or to perform, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and (b) perform its obligations under all of its Material Contracts, except where the failure to comply or to perform, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The Parent shall maintain in effect and enforce policies and procedures designed to ensure compliance in all material respects by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
6.08.    Books and Records. The Borrower shall maintain proper books of record and account as are reasonably necessary to prepare the information required by Section 6.01. Without at least thirty (30) days’ (or such shorter period as the Administrative Agent may agree to) prior written notice to the Administrative Agent, the Borrower shall not maintain any of the Borrower’s books and records at any office other than at the address indicated in Schedule 10.02.
6.09.    Use of Proceeds.
(a)    The proceeds of the Loans will be used by the Borrower for any purpose not prohibited hereunder, including, without limitation, (i) to make dividends and distributions, (ii) for the purchase of margin stock, (iii) to make Investments not prohibited hereunder and/or (iv) otherwise for general corporate purposes, including, without limitation, for payment of interest and fees and other costs and expenses.
(b)    The Borrower shall not use, and the Borrower shall procure that its Subsidiaries, the Parent and the directors, officers, employees and agents of the Borrower, its Subsidiaries and the Parent, shall not use, the proceeds of the Loans (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
(c)    The Borrower has no contemplated plans to use the proceeds of any Loan to pay any debt or fees owed to, or engage in specific transactions with, any Person known by it to be a non-bank Affiliate of a Lender.
6.10.    Purpose Statement. Upon request from a Lender or an Agent, the Borrower shall deliver to such Lender or Agent a completed Form U-l Purpose Statement or Form G-3 Purpose Statement, as applicable, each as published by the FRB.
6.11.    Further Assurances. The Borrower shall promptly, at its sole cost and expense, execute and deliver to the Agents and the Lenders such further instruments and documents, and take such further action, as the Agents may, at any time and from time to time, reasonably request in order to carry out the intent and purpose of the Loan Documents and to establish and protect the rights, interests and remedies created, or intended to be created, in favor of the Secured Parties hereby and thereby.

ARTICLE VII
NEGATIVE COVENANTS

So long as the Loans or other Obligations (other than contingent obligations in respect of which no claim has been asserted) shall remain unpaid or unsatisfied, without the prior written consent of all of the Lenders:

7.01.    Restricted Transaction. The Borrower shall not, and shall cause Splitco and the Borrower’s and Splitco’s respective Subsidiaries not to, enter into any Restricted Transaction.
7.02.    Liens. The Borrower shall not create, incur, assume or suffer to exist any Lien, and the Borrower shall cause its Subsidiaries not to create, incur, assume or suffer to exist any Lien, upon the Collateral, other than Permitted Liens.
7.03.    Indebtedness. The Borrower shall not create, incur, assume or suffer to exist any Indebtedness, other than Permitted Liabilities.
7.04.    Dispositions. The Borrower shall not make any Disposition of Pledged Shares or enter into any agreement to make any Disposition of Pledged Shares, other than: (a) so long as no Mandatory Prepayment Event or Default or Event of Default has occurred and is continuing or would result therefrom, Dispositions of Pledged Shares and the proceeds thereon; provided that (A) such Pledged Shares would be permitted to be released pursuant to Section 2.09(e) (subject to compliance with Section 2.09(d)), (B) the Calculation Agent shall have received a written notice from the Borrower requesting a release of such Collateral (and the Calculation Agent shall give each Applicable Lender prompt notice thereof) on the date specified therein (which date shall be no earlier than the Business Day immediately following the first Business Day on which the Calculation Agent has received such notice by 1:00 p.m.), including the amount and type of Collateral requested to be released and (C) solely in the case of Pledged Shares being released pursuant to Section 2.09(e), after giving effect to the release of such Pledged Shares from the Collateral Accounts in connection with such Disposition, if the LTV Ratio would be greater than the Initial LTV Level, the Borrower shall, substantially concurrently with settlement of such Disposition and as a condition to release of such Pledged Shares from the Collateral Accounts, either (1) prepay the outstanding Loans in an amount sufficient to cause the LTV Ratio to be equal to or less than the Initial LTV Level after giving effect to such release, together with the Prepayment Amount, if any, and any accrued interest to the date of such payment on the principal amount paid and any amount required pursuant to Section 3.04, or (2) deposit Cash and/or Cash Equivalents, that will constitute Eligible Cash Collateral, in the Collateral Accounts controlled by the Applicable Lenders in accordance with Section 3 of the Security Agreement in such amount sufficient to, after giving effect to such posting and such release, cause the LTV Ratio to be equal to or less than the Initial LTV Level; (b) Dispositions of Pledged Shares in accordance with Section 2.09(a)(iii), (c) or (h); (c) Restricted Payments permitted under Section 7.07 and (d) other Dispositions made in connection with the consummation of an Issuer 251(g) Merger Event, an Issuer Merger Event, an Issuer Tender to Merger Event or a Potential Adjustment Event.

7.05.    Investments. The Borrower shall not make any Investments other than (a) in Permitted Assets and any other assets that may become Permitted Assets after the date hereof and, in each case, the proceeds thereof, so long as such proceeds constitute “Permitted Assets” hereunder and (b) Permitted Affiliate Investments.
7.06.    Amendments or Waivers of Organization Documents. The Borrower shall not directly or indirectly agree to any amendment, restatement, supplement or other modification to, or waiver of (including, without limitation, by way of merger), (i) any provision in Borrower’s Organization Documents (unless approved by the Initial Loan Lenders or, if no such Initial Loan Lenders are Lenders at such time, the Required Lenders) relating to the Independent Manager, Independent Manager Matters or the Borrower being a Special Purpose Entity, or (ii) any other provision of the Borrower’s Organization Documents after the Closing Date, except (in the case of this clause (ii)) to the extent the same could not reasonably be expected to have a Material Adverse Effect.
7.07.    Restricted Payments; Payments on Permitted Affiliate Loans.
(a)    The Borrower shall not declare or make, directly or indirectly, any Restricted Payment of Collateral, or incur any obligation (contingent or otherwise) to do so; provided that, for the avoidance of doubt, the Borrower may incur obligations to make and/or make Restricted Payments consisting of (i) the proceeds of the Loans, (ii) Pledged Shares and the proceeds thereon or therefrom if and to the extent such Pledged Shares can be disposed of pursuant to Section 7.04(a) and (iii) Eligible Cash Collateral and the proceeds therefrom if and to the extent such Eligible Cash Collateral would be permitted to be released from the Liens created under the Collateral Documents pursuant to Section 2.09(e).
(b)    The Borrower shall not make, directly or indirectly, any payment with respect to Permitted Affiliate Loans (whether constituting principal, interest (other than interest added to the principal of such Permitted Affiliate Loans and Reorganization Subordinated Securities (as defined in such Permitted Affiliate Loans) or otherwise) except to the extent (i) no Event of Default (A) is continuing or (B) would result therefrom and (ii) immediately after giving effect thereto, the LTV Ratio shall be equal to or less than the Maintenance LTV; provided that it is understood and agreed that to the extent any such repayment is or is intended to be made with assets that constitute Collateral at the time of such payment, then such assets that constitute Collateral at the time of such payment must first be released as Collateral in accordance with the provisions of Section 2.09.
7.08.    No Impairment of Collateral. The Borrower shall not take any action that would knowingly impair any Applicable Lender’s security interest in the Collateral (except for any actions taken with respect to Dispositions, Restricted Payments, Investments and/or releases of Collateral, in each case, otherwise permitted or not restricted by the Loan Documents).
7.09.    Fundamental Changes. The Borrower shall not dissolve, liquidate, merge or consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) other than to the Secured Parties as provided in the Loan Documents.

7.10.    Limitation on Borrower’s Activities. The Borrower shall not, directly or indirectly, (i) engage in any business or conduct any activity other than, so long as not prohibited under the Loan Documents, (v) activities permitted under clauses (a) through (e) of the definition of Special Purpose Entity, (w) the acquisition, ownership, holding, voting, sale, transfer, exchange, assignment, disposition or management of, or other dealings in or with, Permitted Assets and/or Permitted Liabilities, (x) the performance of its obligations with respect to Permitted Liabilities, (y) performance of ministerial activities and payment of Taxes and administrative fees necessary for compliance with Permitted Liabilities and (z) the maintenance of its legal existence, including the ability to incur reasonable fees, costs and expenses in the ordinary course relating to such maintenance, (ii) enter into any Contractual Obligation, other than Permitted Liabilities or any other transaction or agreement between itself and any Person other than as not prohibited under this Agreement or the other Loan Documents, including with respect to Dispositions of Permitted Assets or (iii) have any employees or sponsor, maintain or contribute to, any Plan subject to Title IV of ERISA or any multiemployer plan, as defined in Section 3(37) of ERISA.

7.11.    Status of Shares. The Borrower shall not transfer any Shares to the Collateral Accounts unless such Shares shall (i) be of the same class as securities listed on a national exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system and (ii) other than with respect to a Merger Share or Spin-Off Share, as of the Closing Date, have a “holding period” (for purposes of Rule 144) of at least twelve (12) months in the hands of the Borrower.
7.12.    Investment Company. The Borrower shall not become, nor permit any Person Controlling the Borrower, to become, or become required to be, registered as an “investment company” within the meaning of the Investment Company Act.
7.13.    Transactions with Affiliates. The Borrower shall not enter into any transaction of any kind with or make any payment or transfer to any Affiliate of the Borrower whether or not in the ordinary course of business, other than (i) Investments or Restricted Payments not prohibited under this Agreement, (ii) the Borrower’s acquisition, ownership, holding, sale, transfer, exchange, assignment, disposition or management of, or other dealings with respect to, Permitted Assets (and the exercise of the Borrower’s rights with respect thereto in a manner that is not prohibited by any provision of the Loan Documents) and/or Permitted Liabilities, (iii) dividends, distributions or Dispositions of Permitted Assets not prohibited under Section 7.04 or Section 7.07 hereunder, (iv) Permitted Affiliate Loans and payments made with respect thereto and (v) any other transaction permitted by clause (s) of the definition of Special Purpose Entity.
7.14.    No Subsidiaries. The Borrower shall not have, form, create, organize, incorporate or acquire any Subsidiaries (including by a division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws)) or conduct any business or hold any assets through any Subsidiary.
7.15.    ERISA and Related Matters. The Borrower shall not:

(a)    maintain, contribute or incur any obligation to, or agree to maintain, contribute or incur any obligation to, or permit any ERISA Affiliate to maintain, contribute or incur any obligation to or agree to maintain, contribute or incur any obligation to, any Plan where such obligation or agreement could reasonably be expected to have a Material Adverse Effect; or
(b)    engage in or permit any transaction that would result in the assets or property of the Borrower being deemed to be “plan assets” (as defined in Section 3(42) of ERISA) or assets of any Plan pursuant to any substantially similar non-U.S. or other law.
7.16.    Regulation of the Board of Governors. The Borrower shall not take any actions that would cause the transactions contemplated by the Loan Documents to violate, or result in a violation of, Regulations T, U, or X.
7.17.    Certification of Public Information. Notwithstanding anything to the contrary herein or in any other Loan Document, the Borrower shall not provide any Lender or Agent with any material Non-public Information with respect to any Issuer, its Subsidiaries or their securities. Concurrently with the delivery of any document, notice or other communication regarding the transaction by or on behalf of the Borrower in connection with the Loan Documents (each, a “Communication”), the Borrower shall be deemed to have represented that such Communication does not contain any such material Non-public Information, with respect to any Issuer, its Subsidiaries or their securities. If any Communication is required to be delivered pursuant to this Agreement and is being distributed through Debtdomain, IntraLinks/IntraAgency, SyndTrak or another relevant website or other information platform (the “Platform”), such Communication shall not contain any such material Non-public Information.
7.18.    Name, Form and Location. The Borrower shall not change its name or the name under which it does business, the form or jurisdiction of its organization, or the location of its chief executive office without the prior written consent of the Administrative Agent, such consent not to be unreasonably withheld, conditioned or delayed.
7.19.    Limitation on Certain Sales. At all times during the period from, and including, the occurrence of an Event of Default under Section 8.01(a) or Section 8.01(b)(i)(x) with respect to Section 2.09(a), a Mandatory Prepayment Event (or an event that, with the passage of time, would result in a Mandatory Prepayment Event) or an acceleration of the Loans pursuant to Section 8.02 to, and including, the date twenty (20) calendar days immediately following the completion or termination of the related foreclosure by the Applicable Lenders under the Security Agreement, the Borrower will not, directly or indirectly, without the prior written consent of the Administrative Agent, (i) offer, pledge, sell, contract to sell, sell short, sell any call option or other right or warrant to purchase, purchase any put option, lend, hedge any “long” position in or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for any Shares or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of any Shares or such other securities, in cash or otherwise.
7.20.    Anti-Terrorism Laws. The Borrower shall not, and the Borrower shall cause the Parent not to, in each case:
(a)    (i) violate any Anti-Terrorism Laws or (ii) engage in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of prohibited offenses designated from time to time by the Organisation for Economic Co-operation and Development’s Financial Action Task Force on Money Laundering (or any successor organization or task force); or
(b)    (i) deal in, or otherwise engage in any transaction related to, any property or interests in property blocked pursuant to any Anti-Terrorism Law or (ii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempt to violate, any of the prohibitions set forth in any Anti-Terrorism Law or the FCPA.
7.21.    Dispositions of Shares by Parent. The Borrower shall cause the Parent and its Subsidiaries (other than the Borrower) not to Dispose of any Shares if the effect of any such Disposition would be to cause the amount of credit extended hereunder to exceed the maximum loan value (as defined in Regulation U of the FRB) of the collateral directly or indirectly securing such credit.
ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES

8.01.    Events of Default. Any of the following shall constitute an Event of Default:
(a)    Non-Payment. The Borrower fails to pay when and as required to be paid herein any amount of principal of or interest on the Loans or any other amount payable hereunder or under any other Loan Document, including by reason of any payment required pursuant to Section 2.03, 2.04, 2.05 or 2.06; provided that if any payment of any amounts other than principal due and payable hereunder or under any other Loan Document is not paid when due, such failure shall not be an Event of Default unless such failure continues unremedied for five (5) days after the Borrower receives notice thereof from the Administrative Agent; or
(b)    Other Defaults.
(i)    Covenants. The Borrower (x) fails to perform or observe any term, covenant or agreement contained in any of Sections 2.09(a) or (d) (provided that (A) if a release of Collateral occurs in contravention of Section 2.09(d)(ii) or upon the unilateral action of the Custodian, and (B) such Collateral is returned within one (1) Business Day of delivery of notice from the Calculation Agent or any Lender to the Borrower that such release was erroneous and the conditions for such release had not been met, no Event of Default shall be deemed to have occurred) or Sections 6.03 or 6.04(a) or Article VII of this Agreement, (y) fails to perform or observe any term, covenant or agreement contained in Section 6.05 of this Agreement on its part to be performed or observed and such failure continues unremedied for five (5) Business Days after the earlier of the date on which (A) the Borrower becomes aware of such failure or (B) the Borrower receives notice from the Administrative Agent of such failure or (z) fails to perform or observe any other covenant or agreement (not specified elsewhere in this Section 8.01 but in any event excluding Section 2.15) contained in any Loan Document on its part to be performed or observed and such failure continues unremedied for thirty (30) days after the earlier of the date on which (A) the Borrower becomes aware of such failure or (B) the Borrower receives notice from the Administrative Agent of such failure; or
(ii)    Restricted Transactions. Splitco or any of its Subsidiaries enters into a Restricted Transaction; or
(c)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower herein, in any other Loan Document or in any certificate, financial statement or other document delivered in connection herewith or therewith shall be false, incorrect or misleading in any material respect when made or deemed made; or
(d)    Insolvency Proceedings, Etc. The Borrower institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes a general assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, ad hoc manager or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, ad hoc manager or similar officer is appointed without the application or consent of the Borrower, as the case may be, and the appointment continues undischarged for sixty (60) days; or any proceeding under any Debtor Relief Law relating to the Borrower or to all or any material part of its property is instituted without the consent of the Borrower, as the case may be, and continues undismissed for thirty (30) days, or an order for relief is entered in any such proceeding; or
(e)    Inability to Pay Debts; Attachment. (i) The Borrower admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Borrower and is not released or vacated within sixty (60) days after its issue or levy; or
(f)    Judgments. There is entered against the Borrower a judgment, decree or order for the payment of money that (x) individually or taken together with any other such judgments, decrees and/or orders exceeds the Threshold Amount and (y) is not fully covered by insurance as to which a solvent insurance company that is not an Affiliate of the Borrower has not denied coverage and (A) enforcement proceedings are commenced upon such judgment or order or (B) such judgment, order or decree shall not have been vacated, discharged or stayed within sixty (60) days from entry; or

(g)    Invalidity of Loan Documents. Any provision of any Loan Document at any time after its execution and delivery and for any reason other than satisfaction in full of all the Obligations (other than contingent obligations for which no claim has been made) or termination in accordance with the terms thereof ceases to be in full force and effect; or the Borrower contests in any manner the validity or enforceability of any provision of any Loan Document applicable to it or the Borrower denies that it has any or further liability or obligation under any Loan Document or purports to revoke, terminate or rescind any provision of any Loan Document; or
(h)    Lien Defects. Subject to the Borrower’s cure rights set forth in clause (b) of this Section 8.01, any Lien created by any of the Collateral Documents shall, except as expressly permitted by this Agreement and the other Loan Documents, at any time fail to constitute a valid and perfected Lien on all of the Collateral purported to be subject thereto, securing the Obligations purported to be secured thereby, subject to no prior or equal Lien (except as permitted hereunder), or the Borrower shall so assert in writing, other than any such failure arising or resulting primarily from any action or inaction on the part of a Secured Party or the Custodian; or
(i)    Cross-Default. (i) The Borrower shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Indebtedness (other than the Obligations) in excess of the Threshold Amount, when and as the same shall become due and payable (after the expiration of any grace or cure period applicable thereto); or (ii) any event or condition occurs that results in any Indebtedness (other than the Obligations) of the Borrower in excess of the Threshold Amount becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any such Indebtedness or any trustee or agent on its or their behalf to cause any such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity (or to require an offer to purchase or redeem or prepay to be made to the holders of such Indebtedness or a payment be made under any Indebtedness constituting a guaranty of Indebtedness in excess of the Threshold Amount), but in each case, only after the expiration of any grace or cure period applicable thereto; provided that this clause (i) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, and in connection therewith such secured Indebtedness which is due is repaid.
8.02.    Remedies upon Event of Default. If any Event of Default occurs and is continuing:
(a)    the Administrative Agent may and, upon request from the Required Lenders, shall, and each Lender may individually (as to its own Loans and Commitments) (i) terminate forthwith the Commitments of the Lenders (or if a Lender is taking such action individually, the Commitment of such Lender, as applicable) and (ii) declare the unpaid principal amount of the Loans (or if a Lender is taking such action individually, the Loans owing to such Lender, as applicable), all interest accrued and unpaid thereon, any Prepayment

Amount, if applicable, and all other amounts owing or payable hereunder or under any other Loan Document to all Lenders or (if a Lender is taking such action individually, to such Lender, as applicable), to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and
(b)    each Applicable Lender may exercise all rights and remedies available to it under the Loan Documents (including the enforcement of any and all Liens created pursuant to the Collateral Documents) and applicable Law;
provided that upon the occurrence of any Event of Default pursuant to Section 8.01(d) or 8.01(e), the Commitments of all Lenders shall automatically terminate and the unpaid principal amount of the Loans, any Prepayment Amount (if applicable to the Type of such Loans) and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of any Lender or Agent. If any Lender elects to take any of the foregoing actions individually (without the Administrative Agent acting on behalf of such Lender), such Lender shall notify the other Lenders and the Administrative Agent of such election and action prior to or substantially concurrently with the taking of such action.
8.03.    Application of Funds. (%3) After the exercise of any remedies provided for in Section 8.02 (or after the Loans have automatically become due and payable as set forth in the proviso to Section 8.02), any amounts received by the Administrative Agent from the Borrower on account of the Obligations of all Lenders (excluding, for the avoidance of doubt, any amounts received by any Person, including the Administrative Agent, in connection with the exercise of any remedies by an Applicable Lender with respect to Collateral under its control, pursuant to the Collateral Account Control Agreement, as provided for in Section 8.02(b)) after giving effect to clause (b) below, subject to the provisions of Section 2.13, shall be applied:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Agents and amounts payable under Sections 3.01, 3.03 and 3.04) payable to each Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders arising under the Loan Documents and amounts payable under Sections 3.01, 3.03 and 3.04, ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations arising under the Loan Documents, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to payment of any other Obligations ratably to the Secured Parties according to such Obligations owing to the Secured Parties; and
Sixth, the balance, if any, after all of the Obligations (other than contingent obligations in respect of which no claim has been asserted) have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.
(b)    Notwithstanding anything to the contrary contained herein, in connection with the exercise of any remedies by an Applicable Lender with respect to its Applicable Collateral all proceeds received by any Applicable Lender with respect to any sale of, any collection from, or other realization upon all or any part of such Applicable Lender’s “Applicable Collateral” (as defined in the Security Agreement) shall be applied by such Applicable Lender against the Obligations as provided in Section 6(g) of the Security Agreement and such Applicable Lender shall promptly notify the Administrative Agent thereof.
8.04.    Certain Provisions Related to Applicable Lenders.
(a)    For the avoidance of doubt, each Applicable Lender may choose to exercise any remedies provided for herein or in any other Loan Document, or refrain from exercising such remedies, in its sole discretion with respect to its “Applicable Collateral” (as defined in the Collateral Account Control Agreement). No Applicable Lender shall have any fiduciary or other express or implied duties to the other Lenders in connection with the exercise of remedies with respect to its Applicable Collateral or otherwise and no Lender shall interfere with such exercise of remedies, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by each Applicable Lender in its capacity as collateral agent for the benefit of itself, each of its Agented Lenders and each of the Agents (solely, in the case of each Agent, to the extent of such Applicable Lender’s Applicable Percentage of any Obligations owing to such Agent in its capacity as an Agent and not as a Lender, Applicable Lender, Agented Lender or otherwise) in accordance with the terms thereof. No Lender shall claim (or support any claim by any third party) that a sale or other disposition of such Applicable Lender’s Applicable Collateral by such Applicable Lender was not commercially reasonable. Each Applicable Lender shall be deemed to have exercised reasonable care in the custody and preservation of its Applicable Collateral in its possession if such Applicable Collateral is accorded treatment reasonably equal to that which such Applicable Lender accords its own property.
(b)    In connection with any assignment by a Lender, the Borrower agrees to (i) (x) unless the applicable assignee elects to be an Agented Lender with respect to such assigned interest or is an existing Applicable Lender and the establishment of a Collateral Account and the execution and delivery of joinders to the Collateral Account Control Agreement is not necessary due to such Applicable Lender’s existing Collateral Account and Collateral Account Control Agreement or (y) otherwise, (I) establish a separate Collateral Account with the Custodian, (II) enter into a joinder to the Collateral Account Control Agreement with respect to such Collateral Account and a joinder to the Security Agreement (which joinders shall be acknowledged by the Administrative Agent and the Calculation Agent), and (III) if reasonably requested by the Custodian, enter into a customer account agreement or other agreement with the Custodian and (ii) make appropriate amendments to this Agreement and the other Loan Documents to reflect any administrative, technical or similar changes as are reasonably requested by the Applicable Lenders, the assignee or the Administrative Agent.
(c)    Upon any Applicable Lender’s sale or other disposition of its Applicable Collateral pursuant to this Agreement and the Security Agreement, the security interest of each other Person in such Collateral shall automatically terminate. Each Agent and Lender will execute, deliver and file such documents (including UCC-3 financing statements), if any, reasonably requested by an Applicable Lender to evidence such Lender’s release of its security interest in the Collateral pledged to the foreclosing Applicable Lender that has been sold or otherwise disposed of.
(d)    Each Lender agrees that it will not challenge or question or support any other Person in challenging or questioning in any proceeding the validity, attachment, perfection or priority of any Lien of any Applicable Lender under any Collateral Document or the validity or enforceability of the priorities, rights or duties with respect to the Collateral established by the other provisions of this Agreement.
ARTICLE IX
AGENTS

9.01.    Authorization and Authority.

(a)    Each Lender and each other Agent hereby irrevocably appoints JPMorgan Chase Bank, N.A., London Branch to act on its behalf as the Calculation Agent and JPMorgan Chase Bank, N.A., London Branch to act on its behalf as the Administrative Agent, in each case hereunder and under the other Loan Documents and authorizes each Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and any other Agent and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower. It is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent or the Calculation Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties.

(b)    Each of the Agents hereby irrevocably appoints each Applicable Lender and each of the Agented Lenders of an Applicable Lender hereby irrevocably appoints each such Applicable Lender, in each case, as its collateral agent for the benefit of itself, each such Agented Lender and the Agents to act on its behalf for purposes of the Collateral Account Control Agreement to which it is a party, Section 8.03 and the Security Agreement and authorizes each Applicable Lender to take such actions on its behalf and to exercise such powers as are contemplated by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. In performing its functions and duties hereunder, each Applicable Lender shall act solely as an agent of each of its Agented Lenders and each of the Agents (solely, in the case of each Agent, to the extent of such Applicable Lender’s Applicable Percentage of any Obligations owing to such Agent in its capacity as an Agent and not as a Lender, Applicable Lender, Agented Lender or otherwise) and does not assume and shall not be deemed to have assumed any other obligation towards or fiduciary relationship or trust with or for the Borrower, any other Lender or any Agent

(c)    The provisions of this Article IX are solely for the benefit of the Agents and the Lenders, and the Borrower shall not have rights as a third party beneficiary of any of such provisions, except as the same relate to the performance or observance of any of the provisions set forth in Section 9.06 and Section 9.08, which are also for the benefit of, and are binding upon, the Borrower.

9.02.    Agent Individually.
(a)    Each Person serving as an Agent hereunder that is also a Lender shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not such Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each Person serving as an Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.
(b)    Each Lender understands that each Person serving as an Agent, acting in its individual capacity, and its Affiliates (collectively, an “Agent’s Group”) are engaged in a wide range of financial services and businesses (including investment management, financing, securities trading, corporate and investment banking and research) (such services and businesses are collectively referred to in this Section 9.02 as “Activities”) and may engage in the Activities with or on behalf of the Borrower or its Affiliates. Furthermore, an Agent’s Group may, in undertaking the Activities, engage in trading in financial products or undertake other investment businesses for its own account or on behalf of others (including the Borrower and its Affiliates and including holding, for its own account or on behalf of others, equity, debt and similar positions in the Borrower or its Affiliates), including trading in or holding long, short or derivative positions in securities, loans or other financial products of one or more of the Borrower and its Affiliates. Each Lender understands and agrees that in engaging in the Activities, an Agent’s Group may receive or otherwise obtain information concerning the Borrower and its Affiliates (including information concerning the ability of the Borrower to perform its obligations hereunder or under the other Loan Documents) which information may not be available to any of the Lenders that are not members of an Agent’s Group. No Agent nor any member of such Agent’s Group shall have any duty to disclose to any Lender or use on behalf of the Lenders, and shall not be liable for the failure to so disclose or use, any information whatsoever about or derived from the Activities or otherwise (including any information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower or any Affiliate thereof) or to account for any revenue or profits obtained in connection with the Activities, except that an Agent shall deliver or otherwise make available to each Lender such documents as are expressly required by this Agreement to be transmitted by an Agent to the Lenders.
(c)    Each Lender further understands that there may be situations where members of an Agent’s Group or their respective customers (including the Borrower and its Affiliates) either now have or may in the future have interests or take actions that may conflict with the interests of any one or more of the Lenders (including the interests of the Lenders hereunder). Each Lender agrees that no member of an Agent’s Group is or shall be required to restrict its activities as a result of the Person serving as an Agent being a member of such Agent’s Group, and that each member of an Agent’s Group may undertake any Activities without further consultation with or notification to any Lender. None of (i) the Loan Documents, (ii) the receipt by an Agent’s Group of information (including Information) concerning the Borrower or its Affiliates (including information concerning the ability of the Borrower to perform its obligations hereunder and under the other Loan Documents) nor (iii) any other matter shall give rise to any fiduciary, equitable or contractual duties (including any duty of trust or confidence) owing by an Agent or any member of such Agent’s Group to any Lender including any such duty that would prevent or restrict an Agent’s Group from acting on behalf of customers (including the Borrower or its Affiliates) or for its own account.
9.03.    Duties of the Agents; Exculpatory Provisions.
(a)    An Agent’s duties hereunder and under the other Loan Documents are solely ministerial and administrative in nature and no Agent shall have any duties or obligations except those expressly set forth herein or therein. Without limiting the generality of the foregoing, an Agent (i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein) (and shall be fully protected in so acting or refraining from acting); provided that an Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent or any of its Affiliates to liability or that is contrary to any Loan Document or applicable Law, including, for the avoidance of doubt, any action that may be in violation of the automatic stay (if any) under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law, and (iii) shall not, except as expressly set forth herein, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by such Agent or any of its Affiliates in any capacity. No Agent shall be required to expend or risk its own funds in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(b)    No Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.01 or Section 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default or Event of Default or the event or events that give or may give rise to any Default or Event of Default unless and until the Borrower or any Lender shall have given notice to such Agent describing such Default or Event of Default and such event or events.
(c)    No Agent nor any member of an Agent’s Group shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty, representation or other information made or supplied in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith or the adequacy, accuracy and/or completeness of the information contained therein, (iii) the performance or observance of any of the covenants, agreements or other terms, conditions or provisions set forth herein or in any of the other Loan Documents, or as to the use of the proceeds of the Loans, or as to the existence or possible existence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or the perfection or priority of any Lien or security interest created or purported to be created hereby or thereby or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than (but subject to the foregoing clause (ii)) to confirm receipt of items expressly required to be delivered to an Agent.
(d)    Nothing in this Agreement shall require an Agent or any of its Related Parties to carry out any “know your customer” or other checks in relation to any Person on behalf of any Lender and each Lender confirms to the Agents that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by an Agent or any of its Related Parties.
(e)    Notwithstanding anything to the contrary contained herein or in any other Loan Document, no Agent, in its capacity as such, shall have any powers, duties or responsibilities under this Agreement or any other Loan Documents, except in its capacity, as applicable, as such Agent hereunder or thereunder.
9.04.    Reliance by Agent. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any telephonic or electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of the Loans that by its terms must be fulfilled to the satisfaction of a Lender, each Agent may presume that such condition is satisfactory to such Lender unless an officer of an Agent responsible for the transactions contemplated hereby shall have received notice to the contrary from such Lender (in accordance with Section 10.02) prior to the making of the Loans. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
9.05.    Delegation of Duties. An Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Documents by or through any one or more agents or sub agents appointed by such Agent, and such Agent and any such agent or sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties; provided that in each case that no such delegation to an agent, sub agent or a Related Party shall release an Agent from any of its obligations hereunder. Each such agent or sub agent and the Related Parties of an Agent and each such agent or sub agent shall be entitled to the exculpatory benefits of all provisions of this Article IX and Section 10.04 (as though such Persons were an “Agent” hereunder and under the other Loan Documents) as if set forth in full herein with respect thereto. An Agent shall not be responsible for the negligence or misconduct of any agents or sub agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such agent or sub agent.
9.06.    Resignation of an Agent. An Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor in consultation with the Borrower (unless an Event of Default has occurred and is continuing), which shall be a bank with an office in New York, New York, or an Affiliate of any such bank (x) with an office in New York, New York and (y) a combined capital surplus of $1,000,000,000. If a Person serving as an Agent is a Defaulting Lender or an Affiliate of a Defaulting Lender, or, subject to the provisions of Section 2.09, the Calculation Agent has failed to deliver a Collateral Shortfall Notice, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Agent and, in consultation with the Borrower (except when an Event of Default exists), appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation (such 30-day period, the “Lender Appointment Period”), then the retiring Agent may on behalf of the Lenders appoint a successor Agent meeting the qualifications set forth above; provided that in no event shall any such successor be a Defaulting Lender. In addition and without any obligation on the part of the retiring Agent to appoint, on behalf of the Lenders, a successor Agent, the retiring Agent may at any time upon or after the end of the Lender Appointment Period notify the Borrower and the Lenders that no qualifying Person has accepted appointment as successor Agent and the effective date of such retiring Agent’s resignation, which effective date shall be no earlier than three (3) Business Days after the date of such notice. Upon the resignation effective date established in such notice, or the date on which the Required Lenders remove an Agent as set forth above, and regardless of whether a successor Agent has been appointed and accepted such appointment, the retiring or removed Agent’s resignation or removal shall nonetheless become effective and (i) the retiring or removed Agent shall be discharged from its duties and obligations as an Agent hereunder and under the other Loan Documents but shall not be relieved of any of its obligations as a Lender, and (ii) all payments, communications and determinations provided to be made by, to or through such Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this Section 9.06. Upon the acceptance of a successor’s appointment as an Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties as an Agent of the retiring, retired or removed Agent (other than any rights to indemnity payments owed to the retiring, retired or removed Agent) and the retiring, retired or removed Agent shall be discharged from all of its duties and obligations as an Agent hereunder and/or under the other Loan Documents but shall not be relieved of any of its obligations as a Lender (if not already discharged therefrom as provided above in this Section 9.06). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring, retired or removed Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article IX and Section 10.04 shall continue in effect for the benefit of such retiring, retired or removed Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as an Agent. Notwithstanding anything herein to the contrary, (a) if at any time any Agent ceases to be a Lender hereunder, such Agent shall be deemed to have provided its notice of resignation, which notice shall be automatically effective as of the date such Agent ceased to be a Lender hereunder, (b) if at any time the Person serving as the Administrative Agent ceases to be the Administrative Agent hereunder, such Person shall be deemed to have provided its notice of resignation as Calculation Agent, which notice shall be automatically effective as of the date such Person ceased to be the Administrative Agent hereunder, and (c) if at any time the Person serving as the Calculation Agent ceases to be the Calculation Agent hereunder, such Person shall be deemed to have provided its notice of resignation as Administrative Agent, which notice shall be automatically effective as of the date such Person ceased to be the Calculation Agent hereunder.
9.07.    Non-Reliance on the Agents and Other Lenders.
(a)    Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and not investments in a business enterprise or securities. Each Lender confirms to the Agents, each other Lender and each of their respective Related Parties that it (i) possesses (individually or through its Related Parties) such knowledge and experience in financial and business matters that it is capable, without reliance upon any of the Agents, any other Lender or any of their respective Related Parties, of evaluating the merits and risks (including tax, legal, regulatory, credit, accounting and other financial matters) of (x) entering into this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, (y) making the Loans and (z) taking or not taking actions hereunder, (ii) is financially able to bear such risks and (iii) based on such documents and information as it has deemed appropriate, has performed its own analysis and made its own decision (credit, legal and otherwise) that entering into this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder and that the making of the Loans are suitable and appropriate for it.
(b)    Each Lender acknowledges that (i) it is solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with this Agreement and the other Loan Documents, (ii) it has, independently and without reliance upon the Agents, any other Lender or any of their respective Related Parties, made its own appraisal and investigation of all risks associated with, and its own credit analysis and decision to enter into, this Agreement based on such documents and information as it has deemed appropriate and (iii) it will, independently and without reliance upon any Agents, any other Lender or any of their respective Related Parties, continue to be solely responsible for making its own appraisal and investigation of all risks arising under or in connection with, and its own decisions (credit, legal and otherwise) to take or not take action under, this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder based on such documents and information as it shall from time to time deem appropriate, which may include, in each case:
(i)    the financial condition, status and capitalization of the Borrower;
(ii)    the legality, validity, effectiveness, adequacy or enforceability of this Agreement and the other Loan Documents and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with this Agreement;
(iii)    determining compliance or non-compliance with any condition hereunder to the making of the Loans and the form and substance of all evidence delivered in connection with establishing the satisfaction of each such condition; and
(iv)    the adequacy, accuracy and/or completeness of any other information delivered by the Agents, any other Lender or by any of their respective Related Parties under or in connection with this Agreement, the other Loan Documents, the transactions contemplated hereby and thereby or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with this Agreement.
9.08.    Lenders’ Rights with Respect to Collateral.
(a)    Each Lender (other than an Agented Lender), upon becoming a Lender hereunder, shall establish a Collateral Account with the Custodian. The Borrower (or in the case of any Lender taking pursuant to an Assignment and Assumption, the applicable assignor) shall instruct the Custodian to transfer to such Collateral Account (or, in the case of an Agented

Lender, to the relevant Applicable Lender’s Collateral Account) such Lender’s Ratable Share of the Collateral (including, ratably, the Pledged Shares and any other Collateral and, if applicable, any proceeds in respect of the Eligible Assignee’s Ratable Share of the Collateral); provided that, in the case of an Agented Lender, if the relevant Applicable Lender is the assignor, such Agented Lender and Applicable Lender may agree to retain such Collateral in the existing Collateral Accounts or to transfer such Collateral to a new Collateral Account over which such Applicable Lender has, or purports to have, control.
(b)    Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent and each Lender hereby agree that (i) after and during the continuance of an Event of Default, each Applicable Lender shall have the right individually to require the Custodian to realize upon any of its Applicable Collateral and to apply the proceeds thereof to the repayment of such Applicable Lender’s (and, ratably, its Agented Lenders’, if applicable) portion of the Loans and other Obligations as provided in Section 6(g) of the Security Agreement and (ii) in the event of a foreclosure or similar enforcement action by such Applicable Lender on its Applicable Collateral pursuant to a public or private sale or other disposition (including pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code), such Applicable Lender may be the purchaser or licensor of any or all of such Applicable Collateral at any such sale or other disposition, subject to Section 6(b) of the Security Agreement.
(c)    Notwithstanding anything to the contrary contained herein or in any other Loan Document, each Lender shall (and, if such Lender is an Agented Lender, such Agented Lender shall instruct its Applicable Lender to) (without notice to, or vote or consent of, any other Lender) take such actions as shall be necessary and proper or reasonably requested by the Borrower to effect a release of such Lender’s security interest in any Collateral, (i) subject to, and in accordance with, Section 7(n) of the Security Agreement, when all Obligations of such Lender (other than unmatured contingent indemnification obligations) have been paid in full and all Commitments of such Lender have terminated or expired or (ii) when such Collateral is expressly permitted to be released pursuant to Section 2.09.
(d)    Each Agent hereby further authorizes each Applicable Lender and each of the Agented Lenders of an Applicable Lender hereby further authorizes each such Applicable Lender, in each case, to enter into the Loan Documents as secured party on behalf of and for the benefit of itself, each of its Agented Lenders and each of the Agents (solely, in the case of each Agent, to the extent of such Applicable Lender’s Applicable Percentage of any Obligations owing to such Agent in its capacity as an Agent and not as a Lender, Applicable Lender, Agented Lender or otherwise) and agrees to be bound by the terms of the Loan Documents. Without limiting the provisions of Section 9.10, the Lenders and the Agents irrevocably authorize each Applicable Lender (as to its Applicable Collateral) and each Lender and each Agent irrevocably authorizes the Calculation Agent, at its option and in its discretion, as applicable, to release any Lien on any Collateral (i) upon termination of the aggregate Commitments and payment in full of all Obligations (other than contingent obligations with respect to which no claim has been made) (or, in the case of any Applicable Lender, upon the termination of the aggregate Commitments held by, and payment in full of all Obligations

(other than contingent obligations with respect to which no claim has been made) owing to, such Applicable Lender and its Agented Lenders or Agents (solely, in the case of each Agent, to the extent of such Applicable Lender’s Applicable Percentage of any Obligations owing to such Agent in its capacity as an Agent and not as a Lender, Applicable Lender, Agented Lender or otherwise), as applicable) or (ii) that is expressly permitted to be released pursuant to Section 2.09.
9.09.    Withholding Taxes. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the IRS or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, or if Administrative Agent reasonably determines that a payment was made to a Lender pursuant to this Agreement without deduction of applicable withholding Tax from such payment, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.
9.10.    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loans shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other obligations that are owing and unpaid to the Agents or the Lenders under the Loan Documents and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agents and their respective agents and counsel and all other amounts due the Lenders and the Agents under the Loan Documents) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due the Administrative Agent under the Loan Documents.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the obligations owed by the Borrower hereunder or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding
ARTICLE X
MISCELLANEOUS

10.01.    Amendments, Etc. (a) No amendment, modification or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same (i) shall be in writing and signed by the Required Lenders and the Borrower and (ii) notice of such amendment, modification, waiver or consent, together with an executed copy of such amendment, modification waiver or consent, is provided to the Agents (and the Administrative Agent shall endeavor to promptly provide such notice and copy to the Lenders), and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, modification, waiver or consent shall be effective if the effect thereof would be to:
(i)    extend or increase the Commitment of any Lender without the written consent of such Lender (it being understood that any such amendment, modification or waiver shall not require the separate consent of any other Lenders, including, for the avoidance of doubt, Required Lenders); provided that, notwithstanding the foregoing, any amendment, modification or waiver that increases the aggregate principal amount of the Commitments and Loans permitted to be incurred hereunder shall require the consent of the Required Lenders;

(ii)    extend the scheduled final maturity of a Loan or Note without the written consent of the Lender holding such Loan or Note (it being understood that any such amendment, modification or waiver shall not require the separate consent of any other Lenders, including, for the avoidance of doubt, Required Lenders);

(iii)    (x) amend, modify or waive any condition set forth in Section 4.02 (other than Section 4.02(d)) as to any Borrowing of any Loan without the written consent of each Lender with a then outstanding Commitment to fund such Loan (it being understood that any such amendment, modification or waiver shall not require the separate consent of any other Lenders, including, for the avoidance of doubt, Required Lenders) or (y) amend, modify or waive the condition set forth in Section 4.02(d) without the written consent of each Lender (it being understood that the waiver of any Default or the amendment, waiver or other modification of any representation, warranty, covenant or other provision of the Loan Documents (other than Section 4.02) effected in accordance with this Section 10.01 shall not require the separate consent of the Delayed Draw Lenders or the Revolving Lenders);
(iv)    waive, reduce or postpone any scheduled repayment or mandatory prepayment of a Loan or Note under Section 2.03 or Section 2.05 (but not voluntary prepayment) without the consent of the Lender holding such Loan or Note (it being understood that any such amendment, modification or waiver shall not require the separate consent of any other Lenders, including, for the avoidance of doubt, Required Lenders);
(v)    reduce the rate of interest on any Loan or any fee or any Prepayment Amount payable to any Lender hereunder without the consent of such affected Lender (it being understood that (A) any such amendment, modification or waiver shall not require the separate consent of any other Lenders, including, for the avoidance of doubt, Required Lenders and (B) for the avoidance of doubt, to the extent any Lender is not entitled to receive a Prepayment Amount pursuant to the definition of “Prepayment Amount,” such non-payment shall not constitute a reduction in the Prepayment Amount pursuant to this clause (v));
(vi)    extend the time for payment of any such interest or fees without the consent of each Lender directly affected thereby (it being understood that any such amendment, modification or waiver shall not require the separate consent of any other Lenders, including, for the avoidance of doubt, Required Lenders);
(vii)    reduce the principal amount of any Loan without the consent of each Lender directly affected thereby (it being understood that any such amendment, modification or waiver shall not require the separate consent of any other Lenders, including, for the avoidance of doubt, Required Lenders);
(viii)    except as otherwise permitted under Section 1.02(d) or Section 1.02(g), decrease the Minimum Price or increase the LTV Margin Call Level, the Initial LTV Level or the Maintenance LTV without the consent of each Lender;
(ix)    (x) amend, modify, terminate or waive any provision of this Section 10.01 or any other provision of this Agreement that specifies the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, (y) change the definition of “Required Lenders” without the consent of each Lender or (z) change the definition of “Required Revolving Lenders” without the consent of each Revolving Lender.

(x)    amend the definition of “Ratable Share”, “Pro Rata Basis” or “Applicable Percentage”, or change Section 2.12 or Section 2.14 in a manner that would alter the pro rata sharing required thereby, in each case, without the consent of each Lender;
(xi)    [reserved];
(xii)    consent to the assignment or transfer by the Borrower of any of its rights and obligations under any Loan Document without the consent of each Lender; or
(xiii)    amend, modify or waive Section 2.09 without the consent of each Lender;
provided, further, that, notwithstanding anything to the contrary herein, (A) the Calculation Agent may (x) adjust one or more terms of any Loan Document, (i) subject to and in accordance with the terms and provisions of Section 1.02(g), or (ii) upon the occurrence of any Issuer Merger Event, Spin-Off Event or Potential Adjustment Event, subject to and in accordance with the terms and provisions of Section 1.02(d), and (y) determine the effective date(s) of the adjustment(s), in each case, without the consent of any other party (provided that the Administrative Agent shall endeavor to provide prompt notice of such adjustments to the Lenders), (B) if, following the Closing Date, the Administrative Agent and the Borrower shall have jointly identified an ambiguity, inconsistency, obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of any Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend such provision to correct such ambiguity, inconsistency, error or omission, and such amendment shall become effective without any further action or consent of any other party to any Loan Documents if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof, (C) an alternate rate of interest may be adopted in replacement of LIBOR as provided for in Section 2.06(c), and (D) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than the Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender. Any such adjustments pursuant to the immediately preceding proviso shall be binding on all parties to the Loan Documents (other than, in the case of the Collateral Account Control Agreement, the Custodian (unless the Custodian consents thereto)) and all such parties shall enter into such documentation required to reflect such adjustments.
(b)    No amendment or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by the Borrower therefrom, shall amend, modify, terminate or waive any provision of Article IX as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent.
10.02.    Notices; Effectiveness; Electronic Communications.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile transmission, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been delivered, received or given (as applicable) when received; notices sent by facsimile transmission shall be deemed to have been delivered, received or given (as applicable) when sent (except that, if not delivered, received or given during normal business hours for the recipient, shall be deemed to have been delivered, received or given (as applicable) at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).
(b)    Electronic Communications. Notices and other communications to any Person hereunder or under the other Loan Documents may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by such Person. An Agent, a Lender or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder or under the other Loan Documents by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless a Person otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed delivered, received or given (as applicable) when sent (provided that, if the sender receives electronic notification that the message containing such notice or other communication is undeliverable, such notice or other communication shall not be deemed delivered, received or given, as applicable); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been delivered, received or given (as applicable) at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed delivered, received or given (as applicable) upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that if such notice or communication is not sent during normal business hours of the recipient, such notice or communication shall be deemed delivered, received or given upon the opening of business on the next Business Day for the recipient.
Notwithstanding the foregoing, each Collateral Shortfall Notice, Borrowing Request, Voluntary Prepayment Notice, Mandatory Prepayment Notice, PIK Interest Election Notice, and any notice delivered pursuant to Section 2.09(e) and any notice of termination or reduction of Commitments may be delivered electronically.
(c)    Change of Address, Etc. Each of the Borrower, an Agent and a Lender may change its address, facsimile number or telephone number for notices and other communications hereunder by notice to the other party.
(d)    Reliance. Each Lender and Agent shall be entitled to rely and act upon any notices reasonably believed by it to have been given by or on behalf of the Borrower. The Borrower shall indemnify the Lenders, the Agents and each of their Related Parties from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice reasonably believed by it to have been given by or on behalf of the Borrower in accordance with this Section 10.02. All telephonic notices to and other telephonic communications with a Lender or an Agent may be recorded by such Lender or Agent and the Borrower hereby consents to such recording.
(e)    The Platform. ANY ELECTRONIC PLATFORM PROVIDED BY THE ADMINISTRATIVE AGENT IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS, FOR A PARTICULAR PURPOSE, NON-

INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall any Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or any Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet.
(f)    The Borrower hereby acknowledges and agrees that (i) the Administrative Agent and the Calculation Agent may, but shall not be obligated to, make available to the Lenders and the other Agents materials and/or information provided by or on behalf of the Borrower hereunder, including, without limitation, any Communications (collectively, the “Borrower Materials”), by posting the Borrower Materials on the Platform, (ii) the Agents and the Lenders are authorized to treat the Borrower Materials as not containing any material Non-public Information, and (iii) the Borrower Materials may be distributed to the Lenders and Agents through a portion of the Platform designated as “Public Side Information”.
(g)     The Calculation Agent will endeavor to promptly provide (i) copies of any Mandatory Prepayment Notices or Collateral Shortfall Notices delivered to the Borrower under Section 2.05(a) or 2.09(a) to each Lender, (ii) any determination of LTV Event Amounts or adjustments of Collateral Value under Section 2.09(a) to each Lender.
10.03.    No Waiver; Cumulative Remedies. No failure by an Agent or a Lender to exercise, and no delay by an Agent or a Lender in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.
10.04.    Expenses; Indemnity; Damage Waiver.
(a)    Costs and Expenses. The Borrower shall pay all reasonable and documented out-of-pocket expenses incurred by the Lenders, the Agents and their Affiliates (which, in the case of legal expenses, shall be limited to the reasonable and documented fees, charges and disbursements of a single counsel selected together by the Agents and the reasonable and documented fees, charges and disbursements of a single special counsel to the Lenders and the Agents in each relevant specialty (in each case except allocated costs of in-house counsel)) in connection with (A) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents (provided that the Borrower’s obligation to pay such documented counsel fees, charges and disbursements under this clause (A) shall be capped at $[___] in the aggregate for this Agreement and the other Loan Documents), (B) the administration of this Agreement and the other Loan Documents and any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (C) the enforcement or protection of the rights of the Lenders, the Agents and their Affiliates in connection with this Agreement and the other Loan Documents, including (I) the rights of the Lenders, the Agents and their Affiliates under this Section 10.04 or in connection with the Loans made hereunder and (II) all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Loans; provided that solely in the case of any actual or potential conflict of interest as determined by an affected Agent or Lender, such expenses may include the fees, charges and disbursements of one additional counsel (and one special counsel) for each similarly situated group of Agents and/or Lenders; provided, further, that in the event this Agreement is terminated prior to the making of any Loans, such expenses shall be paid by or on behalf of the Borrower prior to or concurrently with such termination.
(b)    Indemnification by the Borrower. The Borrower shall indemnify each Lender, each Agent and each of their Related Parties (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related reasonable and documented out-of-pocket expenses (which, in the case of legal expenses, shall be limited to the reasonable and documented fees, charges and disbursements of a single counsel for all Indemnitees and the reasonable and documented fees, charges and disbursements of a single special counsel for all Indemnitees in each relevant specialty (in each case except allocated costs of in-house counsel) for any of the foregoing); provided that solely in the case of any actual or potential conflict of interest as determined by the affected Indemnitee, such expenses may include the fees, charges and disbursements of one additional counsel for the affected Indemnitees as a whole) incurred by any Indemnitee or asserted against any Indemnitee by any Person arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) the Loans or the use or proposed use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, brought by any Person (including the Borrower and its Affiliates), and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available for (A) losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (I) the gross negligence or willful misconduct of such Indemnitee or (II) a material breach under this Agreement or any other Loan Document by such Indemnitee or disputes between and among Indemnitees (other than disputes against the Administrative Agent or any other Agent in such capacity or which involves an act or omission by the Borrower or its Affiliates) and (B) any settlement entered into by such person without the Borrower’s written consent (such consent not to be unreasonably withheld or delayed) and (iv) any increased costs, compensation or net payments incurred by or owed to any Indemnitee to the extent addressed in Sections 3.03, 3.04 or 3.05, except to the extent set forth therein. This Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c)    Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under clause (a) or (b) of this Section 10.04 to be paid by it to any Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to such Agent or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent (or any sub-agent thereof) in its capacity as such, or against any Related Party of any of the foregoing acting for such Agent (or any such sub-agent) in connection with such capacity. The obligations of Lenders under this clause (c) are subject to the provisions of Section 2.11(g).
(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, each party hereto shall not assert, and hereby waives, any claim against any other party or an Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, the Loans or the use of the proceeds thereof. No party hereto or Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(e)    Payments. All amounts due under this Section 10.04 shall be payable by the Borrower on demand therefor.
(f)    Survival. The agreements in the first sentence of Section 2.10(a), in Article III, in the penultimate sentence of Section 10.02(d), in this Section 10.04 and in Section 10.05 shall survive the repayment of all Obligations under the Loan Documents.
10.05.    Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to an Agent or the Lenders (or an Agent on behalf of the Lenders), or a Lender or an Agent exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Lender or Agent in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

10.06.    Successors and Assigns.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and a Lender may not assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section 10.06, (ii) by way of participation in accordance with the provisions of subsection (c) of this Section 10.06 or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (d) of this Section 10.06 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (c) of this Section 10.06 and, to the extent expressly contemplated hereby, the Indemnitees and Affiliates of the Lenders and the Agents) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by a Lender. A Lender may at any time assign to one or more Eligible Assignees, all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it or Commitments hereunder held by it at the time) pursuant to an Assignment and Assumption with the consent of the Administrative Agent (not to be unreasonably withheld or delayed); provided that unless an Event of Default exists and is continuing or such assignment is to Lender or an Affiliate or Approved Fund of a Lender, such assignment shall be subject to the consent of the Borrower, such consent not to be unreasonably withheld or delayed (and which will be deemed given with respect to the Lenders previously identified by the Borrower in writing as acceptable) and each such assignment pursuant to this Section 10.06(b) shall be either (i) in an aggregate amount of not less than $10,000,000 or (ii) an assignment of all of a Lender’s rights and obligations hereunder. From and after the effective date specified in the Assignment and Assumption, and subject to the recordation thereof in the Register pursuant to Section 2.10(a), such Eligible Assignee shall be a party to this Agreement and, to the extent of the interest assigned by such Lender, have the rights and obligations of such Lender under this Agreement; provided that such Eligible Assignee shall not be entitled to receive greater amounts pursuant to Section 3.01 than those to which such Eligible Assignee’s assignor would have been entitled, at the time of the assignment, had no such assignment been made, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the assignment was effected. Such Lender shall, to the extent of the interest so assigned, be released from its obligations under this Agreement (and, in the case of an assignment of all of such Lender’s rights and obligations under this Agreement, shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.03, 3.04, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver new or replacement Notes to such Lender and the assignee (with a copy to the Administrative Agent), and shall execute and deliver any other documents reasonably necessary or appropriate to give effect to such assignment and to provide for the administration of this Agreement after giving effect thereto. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection (b) shall be treated for purposes of this Agreement as sale by such Lender of a participation in such rights and obligations in accordance with subsection (c) of this Section 10.06. Upon any assignment pursuant to this Section 10.06(b), (I) the applicable Eligible Assignee shall execute and deliver to the Borrower and the Administrative Agent a joinder to each of the Security Agreement and the Collateral Account Control Agreement (unless (x) such Eligible Assignee elects to be an Agented Lender in the Assignment and Assumption entered into by such Eligible Assignee or (y) such Eligible Assignee is an existing Lender and such joinders are not required as a result of the existing Security Agreement and Collateral Account Control Agreement) as set forth in the Security Agreement and the Collateral Account Control Agreement, respectively (which joinders shall be executed by the Administrative Agent and the Calculation Agent), and (II) the Borrower shall deliver to such assignee a Form U-1 or Form G-3 Purpose Statement or, if applicable, an amendment to a Form U-1 or Form G-3 Purpose Statement previously delivered to such assignee in its capacity as a Lender hereunder, duly executed by a Responsible Officer (in each case, unless such assignee has confirmed that it does not require either such form). Any Lender that assigns any or all of its Loans pursuant to this Section 10.06(b) shall (unless and for so long as the applicable Eligible Assignee elects to be an Agented Lender) cooperate in good faith with the Agents to effect transfers of Collateral to Collateral Accounts under the control of such Eligible Assignee, including, for the avoidance of doubt, by submitting written instructions to the Custodian to effect the relevant transfers, and the assigning Lender and such Eligible Assignee hereby consent to such transfers. The Borrower hereby agrees to execute any such documents that may be reasonably requested to effect such transfers.
(c)    Participations. A Lender may at any time, with the prior written consent of the Borrower (unless an Event of Default exists and is continuing or such participation is to Lender or an Affiliate or Approved Fund of a Lender), such consent not to be unreasonably withheld or delayed, sell participations to any Eligible Assignee (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of the portion of any Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the Borrower, the other Lenders and the Administrative Agent for the performance of such obligations and (iii) the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this

Agreement and the other Loan Documents; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that would require the consent of all of the Lenders or such Lender. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01 and 3.03 (subject to the limitations and requirements of those Sections) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section 10.06; provided that the Participant shall not be entitled to the benefits of Section 3.01 to the extent of any Taxes imposed as a result of such Participant’s failure to provide the forms required under Section 3.01(g) if it were a Lender (it being understood that the Participant shall provide such forms to the participating Lender instead of the Borrower). To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.12 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in the Loans or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that the Loans or such other obligation is in registered form under Section 5f.103-1(c) of the Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(d)    Certain Pledges. A Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under a Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank.
(e)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its pro rata share (based on such Defaulting Lender’s applicable percentage of the Commitments at the applicable time relating to such Loans) of the Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this subsection (e), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(f)    Delegation of Duties. Any Lender may perform all of its duties and exercise its rights and powers (including any such duties, rights and powers as an Applicable Lender, if applicable) by or through its Related Parties, and such delegation shall not, by itself, constitute an assignment; provided that no such delegation shall release a Lender from any of its obligations hereunder
10.07.    Confidentiality. The Lenders and the Agents agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to any other Lender or Agent or their respective Affiliates and to their and their Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority), (c) to the extent required by applicable Laws or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement and the other Loan Documents or (ii) any actual or prospective counterparty (and its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower, (h) to the Custodian in its capacity as such or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 10.07 or (y) becomes available to a Lender or Agent or any of their Affiliates on a nonconfidential basis from a source other than the Borrower.
For purposes of this Section 10.07, “Information” means all information received from or on behalf of the Borrower or the Parent relating to the Borrower or the Parent, other than any such information that is available to a Lender or Agent on a nonconfidential basis prior to disclosure by the Borrower or the Parent or which is public information. Any Person required to maintain the confidentiality of Information as provided in this Section 10.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
10.08.    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates are hereby authorized at any time and from time to time,

to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any of its Affiliates to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or its Affiliates, irrespective of whether or not such Lender or its Affiliates shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Lender or any such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.13(b) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of a Lender and its Affiliates under this Section 10.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
10.09.    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If a Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of such Lender’s portion of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by a Lender exceeds the Maximum Rate, such Lender may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude Voluntary Prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.
10.10.    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent, and the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto (including, without limitation, each Person that is a Lender on the Closing Date, the Calculation Agent and the Borrower). Delivery of an executed counterpart of a signature page of this Agreement or any other Loan Document, or any certificate delivered hereunder or thereunder, via telecopy or e-mail (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or certificate; provided that, without limiting the foregoing, upon the request of the Administrative Agent, any electronic signature shall be promptly followed by such manually executed counterpart.
10.11.    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document required to be delivered pursuant hereto or thereto or required to be delivered in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Lenders and the Agents, regardless of any investigation made by any Lender or Agent or on its behalf and notwithstanding that any Lender or Agent may have had notice or knowledge of any Default at the time of any Loan, and shall continue in full force and effect as long as any Loan or any other Obligation shall remain unpaid or unsatisfied.
10.12.    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
10.13.    Governing Law; Jurisdiction; Etc.
(a)    GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, RELATING TO, OR INCIDENTAL TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
(b)    SUBMISSION TO JURISDICTION. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN

RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
(c)    WAIVER OF VENUE. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SUBSECTION (b) OF THIS SECTION 10.13. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
10.14.    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).
10.15.    USA PATRIOT Act Notice. Each Lender and Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into Law October 26, 2001)) (the “USA PATRIOT Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or Agent to identify the Borrower in accordance with the USA PATRIOT Act. The Borrower agrees to provide such information and take such actions as are reasonably requested by such Lender or Agent in order to assist such Lender or Agent in maintaining compliance with its procedures, the USA PATRIOT Act and any other applicable Laws.
10.16.    Bankruptcy Code. The parties hereto agree that, to the fullest extent permitted by applicable Law, this Agreement is a “securities contract” as such term is defined in Section 741(7) of the Bankruptcy Code, qualifying for protection under Section 555 of the Bankruptcy

Code; all deliveries and transfers of cash, securities or other property and all payments and grants of security interests made or required to be made under or in connection with this Agreement and the other Loan Documents or contemplated hereby or thereby are “transfers” made and “margin payments” or “settlement payments” made “by or to (or for the benefit of)” a “financial institution” (each as defined in the Bankruptcy Code) within the meaning of Sections 362(b)(6) and/or (27) and Sections 546(e) and/or 546(j) of the Bankruptcy Code; and all obligations under or in connection with this Agreement and the other Loan Documents represent obligations in respect of “termination values,” “payment amounts” or “other transfer obligations” within the meaning of Sections 362 and 561 of the Bankruptcy Code.
10.17.    No Recourse to Affiliates of Borrower. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, THE AGENTS AND THE LENDERS AGREE AND UNDERSTAND THAT ANY AMOUNTS OWED, OR CLAIMS OR LIABILITIES INCURRED BY, THE BORROWER UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE SATISFIED FROM THE ASSETS OF THE BORROWER, AND NO RECOURSE WHETHER BY SETOFF OR OTHERWISE, SHALL BE HAD TO THE ASSETS OF ANY DIRECTOR, OFFICER, EMPLOYEE, SHAREHOLDER, INVESTMENT MANAGER, MEMBER, INDEPENDENT MANAGER OR LIMITED OR GENERAL PARTNER OF THE BORROWER, OR OF ANY OF THEIR RESPECTIVE AFFILIATES. THE LOANS ARE MADE WITH FULL RECOURSE TO THE BORROWER AND CONSTITUTE DIRECT, GENERAL, UNCONDITIONAL AND UNSUBORDINATED INDEBTEDNESS OF THE BORROWER.
10.18.    Conflicts. The parties acknowledge that (a) there is no hedging arrangement relating to any Loan between any Lender or any of its Affiliates on one hand and the Borrower or any of its Affiliates on the other hand, (b) there is no understanding between any Lender or any of its Affiliates on one hand and the Borrower or any of its Affiliates on the other hand regarding any hedging related to any Loan by any Lender or its Affiliates and (c) there is no arrangement or understanding for any Lender or its Affiliates to provide, and each Lender agrees not to provide and will use its reasonable best efforts to cause its Affiliates not to provide, the Borrower with any information regarding how, when or whether such Lender or its Affiliates hedges, or will hedge, any Loan; provided that neither the Borrower nor any Affiliate of the Borrower will request such information from the Lender or any Affiliate of the Lender. The Borrower will not seek to control or influence how, when or whether Lender will make any “purchases or sales” (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3) under the Exchange Act) under any Loan entered into under this Agreement, including any Lender’s decision to enter into any hedging transactions or to conduct foreclosure sales of any shares of Pledged Shares made in accordance with the terms of the Loan Documents. The Borrower acknowledges that: (i) during the term of the Loans, any Lender and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to its portion of the Loans; (ii) any Lender and its affiliates may also be active in the market for the Shares other than in connection with any hedging activities in relation to its portion of the Loans; (iii) any Lender shall make its own determination as to whether, when or in what manner any hedging or market activities in Shares or other securities shall be conducted and shall do so in a manner that it deems appropriate; and (iv) any market activities of any Lender and its affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the LTV Ratio, each in a manner that may be adverse to the Borrower.
10.19.    Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including, without limitation, any Assignment and Assumption, amendment or other modification, Borrowing Request, waiver or consent) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.
10.20.    No Advisory or Fiduciary Relationship. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that: (a)(i) the services regarding this Agreement provided by the Administrative Agent, the Calculation Agent and the Lenders are arm’s-length commercial transactions between the Borrower, on the one hand, and the Administrative Agent, the Calculation Agent and the Lenders, on the other hand, (ii) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) each of the Administrative Agent, the Calculation Agent and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person, and (ii) none of the Administrative Agent, the Calculation Agent or any of the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) each of the Administrative Agent, the Calculation Agent and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Administrative Agent, the Calculation Agent nor any of the Lenders has any obligation to disclose any of such interests to the Borrower or any of its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, the Calculation Agent, each of the Lenders or their respective

Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
10.21.    Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.
[REMAINING SPACE INTENTIONALLY LEFT BLANK;
SIGNATURES TO FOLLOW ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
BROADBAND HOLDCO, LLC, as the Borrower

By: __________________________________
Name:
Title:

[Signature Page to Broadband Holdco Margin Loan Agreement]

JPMORGAN CHASE BANK, N.A., LONDON BRANCH, as Administrative Agent

By:
Name:
Title:

[Signature Page to Broadband Holdco Margin Loan Agreement]

JPMORGAN CHASE BANK, N.A., LONDON BRANCH, as Calculation Agent

By:
Name:
Title:

[Signature Page to Broadband Holdco Margin Loan Agreement]

JPMORGAN CHASE BANK, N.A., LONDON BRANCH, as a Lender

By:
Name:
Title:

[Signature Page to Broadband Holdco Margin Loan Agreement]

MUFG UNION BANK, N.A., as a Lender

By:
Name:
Title:

[Signature Page to Broadband Holdco Margin Loan Agreement]

DEUTSCHE BANK AG, LONDON BRANCH, as a Lender

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Broadband Holdco Margin Loan Agreement]

CITIBANK, N.A., as a Lender

By:
Name:
Title:

[Signature Page to Broadband Holdco Margin Loan Agreement]

BARCLAYS BANK PLC, as a Lender

By:
Name:
Title:

[Signature Page to Broadband Holdco Margin Loan Agreement]

SCHEDULE I TO
MARGIN LOAN AGREEMENT
COMMITMENTS
PART A
Initial Loan Commitments as of the Closing Date

Lender	Initial Loan Commitments
JPMorgan Chase Bank, N.A., London Branch	$[____]
Barclays Bank PLC	$[____]
Citibank, N.A.	$[____]
MUFG Union Bank, N.A.	$[____]
Deutsche Bank AG, London Branch	$[____]
Total	$1,000,000,000

PART B
Outstanding Loans and Commitments as of the Amendment No. 2 Effective Date

Lender	Initial Loans	Revolving Commitments	Delayed Draw Commitments
JPMorgan Chase Bank, N.A., London Branch	$[____]	$[____]	$[____]
Barclays Bank PLC	$[____]	$[____]	$[____]
Citibank, N.A.	$[____]	$[____]	$[____]
MUFG Union Bank, N.A.	$[____]	$[____]	$[____]
Deutsche Bank AG, London Branch	$[____]	$[____]	$[____]
Total	$800,000,000	$200,000,000	$300,000,000

SCHEDULE 10.02 TO
MARGIN LOAN AGREEMENT
ADDRESSES FOR NOTICES
BORROWER:

Broadband Holdco, LLC, as the Borrower
12300 Liberty Boulevard
Englewood, Colorado 80112
Attention: Treasurer
Telephone No.: [Separately provided]
Facsimile No.: [Separately provided]
E-mail: [Separately provided]

with copies to:

Broadband Holdco, LLC, as the Borrower
12300 Liberty Boulevard
Englewood, Colorado 80112
Attention: Chief Legal Officer
Telephone No.: [Separately provided]
Facsimile No.: [Separately provided]
E-mail: [Separately provided]

Authorized persons for telephonic notices: [Separately provided]

ADMINISTRATIVE AGENT:

JPMorgan Chase Bank, N.A., London Branch
[Separately provided]
[Separately provided]
[Separately provided]
Attention: [Separately provided]
Telephone No.: [Separately provided]
Facsimile No.: [Separately provided]
E-mail: [Separately provided]

with a copy to:

JPMorgan Chase Bank, N.A., London Branch
[Separately provided]
[Separately provided]
[Separately provided]
Attention: [Separately provided]

Telephone No.: [Separately provided]
Facsimile No.: [Separately provided]
E-mail: [Separately provided]

CALCULATION AGENT:

JPMorgan Chase Bank, N.A., London Branch
[Separately provided]
[Separately provided]
[Separately provided]
Attention: [Separately provided]
Telephone No.: [Separately provided]
Facsimile No.: [Separately provided]
E-mail: [Separately provided]

with a copy to:

JPMorgan Chase Bank, N.A., London Branch
[Separately provided]
[Separately provided]
[Separately provided]
Attention: [Separately provided]
Telephone No.: [Separately provided]
Facsimile No.: [Separately provided]
E-mail: [Separately provided]

LENDERS:
JPMorgan Chase Bank, N.A., London Branch

JPMorgan Chase Bank, N.A., London Branch
[Separately provided]
[Separately provided]
[Separately provided]
Attention: [Separately provided]
Telephone No.: [Separately provided]
Facsimile No.: [Separately provided]
E-mail: [Separately provided]

with a copy to:

JPMorgan Chase Bank, N.A., London Branch
[Separately provided]
[Separately provided]
[Separately provided]

SCHEDULE 10.02 - 2

Attention: [Separately provided]
Telephone No.: [Separately provided]
Facsimile No.: [Separately provided]
E-mail: [Separately provided]
MUFG Union Bank, N.A.

MUFG Union Bank, N.A.
[Separately provided]
[Separately provided]
[Separately provided]
Attention: [Separately provided]
Telephone No.: [Separately provided]
Email: [Separately provided]
Deutsche Bank AG, London Branch

Deutsche Bank AG, London Branch
[Separately provided]
[Separately provided]
[Separately provided]
Attention: [Separately provided]
Telephone No.: [Separately provided]
Email: [Separately provided]

with a copies to:

Deutsche Bank AG, London Branch
c/o Deutsche Bank Securities Inc.
[Separately provided]
[Separately provided]
Attention: [Separately provided]
Telephone No.: [Separately provided]
Email: [Separately provided]

Deutsche Bank AG, London Branch
c/o Deutsche Bank Securities Inc.
[Separately provided]
[Separately provided]
Attention: [Separately provided]
Telephone No.: [Separately provided]
Email: [Separately provided]
Citibank, N.A.

Citibank, N.A.

SCHEDULE 10.02 - 3

[Separately provided]
[Separately provided]
Attention: [Separately provided]
Telephone No.: [Separately provided]
Email: [Separately provided]
Barclays Bank PLC

Barclays Bank PLC
[Separately provided]
[Separately provided]
Attention: [Separately provided]
Telephone No.: [Separately provided]
Facsimile No.: [Separately provided]
Email: [Separately provided]

with a copy to:

Barclays Bank PLC
[Separately provided]
[Separately provided]
Attention: [Separately provided]
Telephone No.: [Separately provided]
Facsimile No.: [Separately provided]
Email: [Separately provided]

SCHEDULE 10.02 - 4

List of Omitted Exhibits

The following schedules and exhibits to the Form of Amendment No. 2 to Margin Loan Agreement and Amendment No. 1 to Collateral Account Control Agreement, dated as of November 25, 2019, among Broadband Holdco, LLC, as Borrower, various lenders, JPMorgan Chase Bank, N.A., London Branch, as Calculation Agent, and JPMorgan Chase Bank, N.A., London Branch, as Administrative Agent, have not been provided herein:

SCHEDULES and EXHIBITS to Form of Amendment No. 2 to Margin Loan Agreement and Amendment No. 1 to Collateral Account Control Agreement

Schedule 1 – Amendment Fees
Exhibit B – Exhibit N to Amended Loan Agreement – Form of Intercompany Note
Exhibit C – Exhibit O to Amended Loan Agreement – Form of Permitted Affiliate Investment
Exhibit D – Schedule A to Amended Control Agreement
Exhibit E – Schedule B to Amended Control Agreement

EXHIBITS to Amended Loan Agreement

Form of
A    Collateral Account Control Agreement
B    Note
C    Compliance Certificate
D    Security Agreement
E    Assignment and Assumption
F    Issuer Acknowledgment
G    Solvency Certificate
H-1    Borrowing Request
H-2    Voluntary Prepayment Notice
I-1    U.S. Tax Compliance Certificate
I-2    U.S. Tax Compliance Certificate
I-3    U.S. Tax Compliance Certificate
I-4    U.S. Tax Compliance Certificate
J    PIK Interest Election Notice
K    Collateral Reallocation Instruction
L    Mandatory Prepayment Notice
M    Collateral Shortfall Notice
N    Form of Intercompany Note
O    Form of Permitted Affiliate Investment

The undersigned registrant hereby undertakes to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.